The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this term sheet supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Internet Web site at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the prospectus to you if you request it by calling toll-free 1-866-471-2526.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Consider carefully the Risk Factors beginning on page S-18 in this term sheet supplement and page 2 in the prospectus.

The certificates will represent interests in GSR Mortgage Loan Trust 2007-OA1 only and will not represent interests in or obligations of the sponsor, the depositor, the underwriter, the master servicer, the securities administrator, the trustee, the servicers or any of their respective affiliates.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2007-OA1
GSR Mortgage Loan Trust 2007-OA1
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company Trustee Avelo Mortgage, L.L.C. Countrywide Home Loans Servicing LP Residential Funding Company, LLC Servicers Date: April 26, 2007 _________________

Each class of offered certificates will be designed to receive monthly distributions of interest, principal or both, commencing on May 25, 2007.

Assets of the Issuing Entity—

•	Payment-option, adjustable rate mortgage loans, with a negative amortization feature, secured by first liens on fee simple interests in one- to four-family residential properties.
•	Hybrid, payment-option, adjustable rate mortgage loans, with a negative amortization feature, secured by first liens on fee simple interests in one- to four-family residential real properties.

Credit Enhancement—

•	Subordination of the subordinate certificates to the senior certificates as described in this term sheet supplement under “Description of the Certificates—Subordination and Allocation of Losses”;
•	Excess interest and overcollateralization as described in this term sheet supplement under “Description of the Certificates—Overcollateralization Provisions”; and
•	If so specified in the related final term sheet and/or the prospectus supplement, limited cross-collateralization features.

Interest Rate Protection—

•
If so specified in the related final term sheet and/or the prospectus supplement, amounts payable under an interest rate swap agreement will be deposited into a supplemental interest trust account to be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

Goldman, Sachs & Co.
For use with base prospectus dated February 13, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
TERM SHEET SUPPLEMENT AND THE PROSPECTUS

We include cross-references in this term sheet supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain capitalized terms used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-149 in this term sheet supplement and under the caption “Index” beginning on page 128 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the prospectus.

TABLE OF CONTENTS

TABLE OF CONTENTS	S-3

SUMMARY INFORMATION	S-6
The Transaction Parties	S-6
What You Own	S-1
Information about the Mortgage Pool	S-7
Servicing of the Mortgage Loans	S-9
The Offered Certificates	S-10
The Other Certificates	S-11
Rated Final Distribution Date	S-11
Structural Overview	S-11
Closing Date	S-12
Cut-Off Date	S-12
Record Date	S-12
Distributions on the Certificates	S-12
Distributions of Interest and Certificate Interest Rates	S-12
Compensating Interest and Interest Shortfalls	S-13
Distributions of Principal	S-13
Credit Enhancements	S-14
Distributions of Excess Cash Flow	S-14
Interest Rate Swap Agreement	S-14
Allocation of Realized Losses	S-15
Yield Considerations	S-15
Fees of the Master Servicer, the Securities Administrator, the Trustee, the Custodians and the Servicers	S-16
Required Repurchases of Mortgage Loans	S-16
Book-Entry Registration	S-16
Denominations	S-17
Optional Purchase of the Mortgage Loans	S-17
Legal Investment	S-17
ERISA Considerations	S-17
Federal Income Tax Consequences	S-18
Ratings	S-18

RISK FACTORS	S-19

DEFINED TERMS	S-42

THE TRUST FUND	S-42

DESCRIPTION OF THE MORTGAGE POOL	S-43
General	S-43
The Goldman Sachs Mortgage Conduit Program	S-48
Countrywide Home Loans Underwriting Guidelines	S-48
Underwriting Standards	S-49
Quicken Loans Underwriting Guidelines	S-54
RFC’s Underwriting Guidelines	S-58
Prepayment Premiums	S-65
The Indices	S-66
Additional Information	S-67
Transfer of the Mortgage Loans to the Trustee	S-68
Representations and Warranties Regarding the Mortgage Loans	S-69

STATIC POOL INFORMATION	S-74
The Sponsor	S-74
Countrywide Home Loans	S-75

THE SPONSOR	S-75

THE DEPOSITOR	S-76

THE ISSUING ENTITY	S-76

THE TRUSTEE	S-76

THE SECURITIES ADMINISTRATOR	S-77

THE CUSTODIANS	S-79

THE MASTER SERVICER	S-79
General	S-79
Compensation of the Master Servicer	S-80
Indemnification and Third Party Claims	S-80
Limitation of Liability of the Master Servicer	S-81
Assignment or Delegation of Duties by the Master Servicer; Resignation	S-82
Master Servicer Events of Default; Waiver; Termination	S-82
Reports by the Master Servicer	S-84
Assumption of Master Servicing by a Successor	S-84

THE SERVICERS	S-85
General	S-85
Avelo Mortgage, L.L.C.	S-85
Countrywide Servicing	S-87
RFC	S-90
Servicing Compensation and the Payment of Expenses	S-98
Collection and Other Servicing Procedures	S-98
Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans	S-99
Evidence as to Compliance	S-99
Servicer Events of Default	S-100
Rights upon Events of Default	S-101
Certain Matters Regarding the Servicers	S-101
Actions by the Sponsor and its Affiliates	S-102

DESCRIPTION OF THE CERTIFICATES	S-103
General	S-103
Distributions	S-104
Administration Fees	S-106
Available Funds	S-106
Priority of Distributions among Certificates	S-107

Distributions of Interest, Principal and Excess Cash Flow	S-107
Allocation of Principal Payments to Senior Certificates	S-112
Supplemental Interest Trust	S-113
Calculation of One-Month LIBOR	S-114
Excess Reserve Fund Account	S-114
Subordination and Allocation of Losses	S-115
Overcollateralization Provisions	S-116
Definitions Related to Priority of Distributions and Overcollateralization	S-117
Interest Rate Swap Agreement	S-126
The Residual Certificates	S-130
Advances	S-130
Optional Purchase of the Mortgage Loans	S-131
Rated Final Distribution Date	S-132
Reports to Certificateholders	S-132

YIELD AND PREPAYMENT CONSIDERATIONS	S-134
General	S-134
Overcollateralization Provisions	S-135
Subordinated Certificates	S-135
Principal Prepayments and Compensating Interest	S-136
Rate of Payments	S-138
Lack of Historical Prepayment Data	S-138
Yield Considerations with Respect to any Interest Only Certificates	S-138
Yield Considerations with Respect to the Senior Subordinate Certificates	S-139
Additional Yield Considerations Applicable Solely to the Residual Certificates	S-139
Additional Information	S-139

FEDERAL INCOME TAX CONSEQUENCES	S-140
General	S-140
Tax Treatment of REMIC Regular Interests	S-140
Additional Considerations for the Cap Contract Certificates	S-141
Special Tax Considerations Applicable to the Residual Certificates	S-143
Restrictions on Transfer of the Residual Certificates	S-144

CERTAIN LEGAL INVESTMENT ASPECTS	S-146

ACCOUNTING CONSIDERATIONS	S-146

ERISA CONSIDERATIONS	S-146

METHOD OF DISTRIBUTION	S-148

LEGAL MATTERS	S-149

CERTIFICATE RATINGS	S-149

INDEX OF TERMS	S-150

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire term sheet supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this term sheet supplement, the final prospectus supplement and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See “The Sponsor” in this term sheet supplement and in the prospectus.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. See “The Depositor” in this term sheet supplement and in the prospectus.

Issuing Entity. GSR Mortgage Loan Trust 2007-OA1, a common law trust formed under the laws of the state of New York. See “The Issuing Entity” in this term sheet supplement.

Trustee. Deutsche Bank National Trust Company, a national banking association. Its corporate trust office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000, attention: Agency & Trust, GSR 2007-OA1. See “The Trustee” in this term sheet supplement.

Securities Administrator. Wells Fargo Bank, N.A., a national banking association. Its corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSR 2007-OA1, telephone number (410) 884-2000 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-OA1. See “The Securities Administrator” in this term sheet supplement.

Master Servicer. Wells Fargo Bank, N.A., a national banking association with its master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, GSR 2007-OA1, telephone number (410) 884-2000. See “The Master Servicer” in this term sheet supplement.

Servicers. It is anticipated that, on the closing date, Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at 250 E. John Carpenter Freeway, Suite 300, Irving, Texas 75062, telephone number (972) 653-7000; Countrywide Home Loans Servicing LP, a Texas limited partnership with its main office located at 7105 Corporate Drive, Plano, Texas 75024; Residential Funding Company, LLC, a Delaware limited liability company with its main office located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437; and, if applicable, certain other mortgage loan servicing entities which each will service less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups. See “The Servicers” in this term sheet supplement.

Originators. Countrywide Home Loans, Inc., a New York corporation, Residential Funding Company, LLC, a Delaware limited liability company, Quicken Loans Inc., a Michigan corporation, and, if applicable, certain other mortgage loan origination entities that sold mortgage loans to the sponsor under its mortgage conduit program, together with, if applicable, certain other mortgage loan origination entities which each originated less than 10% of the total mortgage loans or of the mortgage loans in any specified loan group or track of loan groups, originated or acquired all of the mortgage loans sold to the sponsor that will be conveyed from the sponsor to the depositor and from the depositor to the trustee, on behalf of the trust fund, on the closing date. See “Description of the Mortgage Pool—General” and “—The Goldman Sachs Mortgage Conduit Program” in this term sheet supplement.

Swap Provider. If so specified in the related final term sheet and/or the prospectus supplement, the securities administrator, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with the swap provider named in the final term sheet and/or the prospectus supplement.

The following diagram illustrates the primary parties involved in the transaction and their functions.

What You Own

Your certificates represent interests in certain assets of the issuing entity only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund of the issuing entity contains a pool of mortgage loans and certain other assets, as described under “The Trust Fund” in this term sheet supplement.

Information about the Mortgage Pool

The mortgage pool will consist of (a) payment-option, adjustable-rate, mortgage loans with a negative amortization feature and (b) hybrid, payment-option, adjustable-rate, mortgage loans with a negative amortization feature, in each case secured by first liens on fee simple interests in one- to four-family residential real properties set to mature within 40 years of the date the applicable mortgage loan was originated.

The mortgage pool may consist of one or more loan groups, some of which together may comprise what is referred to in this term sheet supplement as a “track.” Any such tracks comprising one or more groups will be identified by number: “track 1,” “track 2,” track 3,” etc.

The index applicable to the mortgage loans may be any one or more of (i) the one-month, six-month or one-year LIBOR loan index most recently available before the applicable interest rate adjustment date, (ii) the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year, referred to as MTA, (iii) the monthly weighted average cost of funds, expressed as a percentage of the average total amount of funds outstanding at the end of that month and of the prior month, for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District, referred to as COFI and (iv) another index described in the prospectus.

The one-month LIBOR index will generally be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-month U.S. Dollar denominated deposits.

The six-month LIBOR index will generally be calculated using the arithmetic mean of the London Interbank offered rate quotations for six-month U.S. Dollar denominated deposits.

The one-year LIBOR loan index will be calculated using the arithmetic mean of the London Interbank offered rate quotations for one-year U.S. Dollar-denominated deposits.

MTA will generally be derived from the average monthly yield on United States Treasury securities for the most recent twelve months adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release No. H.15(519).

COFI for each month will generally be calculated by dividing the cost of funds held by Eleventh District member institutions by the average total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month.

With respect to the mortgage loans serviced by Countrywide Home Loans Servicing LP, in the event the applicable loan index is no longer available, the servicer will select a substitute index in accordance with the mortgages and in compliance with federal and state law.

The adjustment to the interest rate on a mortgage loan may be subject to a lifetime cap or an overall maximum interest rate, and may be subject to an overall minimum interest rate. While the interest rate on each mortgage loan will adjust monthly, the minimum scheduled payment on each mortgage loan generally will adjust annually to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related mortgage loan, with the exception of the fifth or tenth payment adjustment date, and every fifth payment adjustment date thereafter, which are not subject to a payment adjustment cap.

Because the mortgage rates on the mortgage loans adjust at a different time than the scheduled payments thereon, and the payment caps may limit the amount by which the scheduled payments may adjust, the amount of a scheduled payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loan over its then remaining term at the applicable mortgage rate. Accordingly, the mortgage loans may be subject to reduced amortization, negative amortization or accelerated amortization.

With respect to the payment-option mortgage loans, the unpaid principal balance of a mortgage loan may not be increased due to deferred interest above 110%, 115% or 125% of the original principal balance of the mortgage loan. On any day on which the amount of deferred interest would cause the unpaid principal balance of a mortgage loan to exceed that amount, the scheduled payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage interest rate.

With respect to the hybrid, payment-option mortgage loans, the mortgage loans will have an initial payment option period during which the borrower may choose among three different payment options. The three payment options include (i) a minimum payment based on the original principal balance of the mortgage loan and a payment rate, which will be lower, and sometimes substantially lower, than the actual initial fixed interest rate on that mortgage loan, (ii) an interest-only payment based on the outstanding principal balance of the mortgage loan and the actual initial fixed interest rate on that mortgage loan, and (iii) a payment of both principal and interest based on the outstanding principal balance of the mortgage loan, the actual initial fixed interest rate on that mortgage loan and an amortization schedule that is calculated to fully amortize the principal balance of the mortgage loan over its remaining term to maturity at the current interest rate. If the minimum payment option is chosen during the payment option period, the amount of interest accruing on the principal balance of a mortgage loan will exceed the amount of the minimum payment. Accordingly, these mortgage loans may be subject to no amortization (if the scheduled payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage interest rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater than the entire scheduled payment due on the related due date); or accelerated amortization (if the payments received on a due date are greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, the amount of interest that is not covered by the scheduled payment is added to the principal balance of such Mortgage Loan. This amount is also referred to as deferred interest.

Generally the unpaid principal balance of a hybrid, payment-option mortgage loan may not be increased due to deferred interest above 110% or 115% of the original principal balance of the mortgage loan. After the end of the initial five (5) year or seven (7) year fixed-rate period or on any day on which the amount of deferred interest would cause the unpaid principal balance of a mortgage loan to exceed that amount, the scheduled payment will be adjusted to equal an amount that would be sufficient to pay interest on the outstanding principal balance of the mortgage loan at the current mortgage interest rate. After the end of the initial ten (10) year interest-only period, the scheduled payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage interest rate.

The mortgage loans originally were acquired by Goldman Sachs Mortgage Company from various other mortgage loan originators as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate mortgage loan purchase agreements or, if applicable, from various mortgage loan sellers through Goldman Sachs Mortgage Company’s mortgage conduit program, and are serviced by various other mortgage loan servicers as described herein or in the term sheet or other materials accompanying this term sheet supplement, pursuant to separate servicing agreements. See “— The Transaction Parties — Originators” and “—Servicers” in this summary. It is possible that servicing of certain of the mortgage loans may be transferred to one or more other servicers as described under “—Servicing of the Mortgage Loans” in this summary.

For a further description of the mortgage loans, see “Description of the Mortgage Pool” in this term sheet supplement and the appendices in the prospectus supplement.

Servicing of the Mortgage Loans

It is expected that the primary servicing of the mortgage loans will be performed by the servicers identified under “—The Transaction Parties — Servicers” in this summary. It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, if applicable, the party that owns the related servicing rights elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

Wells Fargo Bank, N.A. will function as the Master Servicer pursuant to the master servicing and trust agreement.

The master servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are required to make scheduled payments of principal and interest to the servicers. On the 18th day of each month, or if such day is not a business day, either on the business day immediately following such date or the business day immediately preceding such date, in each case pursuant to the applicable servicing agreement, the servicers will be required to remit all collections attributable to the preceding month (including scheduled payments, principal prepayments, and proceeds of liquidated mortgage loans) to the master servicer, net of servicing fees and certain other amounts permitted to be retained by each servicer (with the exception of the first remittance date, on which only 17 days of interest will be remitted to the master servicer, and the remaining interest will be remitted to an affiliate of the depositor), and prior to the distribution date, the master servicer will be required to remit such amounts to the securities administrator. Upon receipt, the securities administrator is required to deposit funds received from the master servicer into a trust account established by the securities administrator for the benefit of the certificateholders from which the securities administrator will make distributions to the certificateholders on each distribution date. Any interest or investment income earned on amounts deposited in, or credited to, these accounts will not be available for distribution to certificateholders.

Advances

If a servicer receives a payment on a mortgage loan that is less than the full scheduled payment due, that servicer will be obligated to advance its own funds to cover that shortfall. In determining the amount of this advance, the payment due on the mortgage loan is the minimum monthly payment due under the mortgage note, net of certain servicing fees. In addition, each servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts. Each servicer will be entitled to reimbursement of these amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no servicer will be required to make an advance if it concludes that such advance will not be recoverable from future payments or collections on that mortgage loan. The master servicer (or the successor master servicer) acting as successor servicer, or another successor servicer, will advance its own funds to make monthly advances if the servicer fails to do so (unless it deems the advance to be nonrecoverable) as required under the master servicing and trust agreement. These advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. The servicers (and the master servicer, the trustee as successor master servicer and any other successor master servicer, if applicable) will not be obligated to make any advances of principal on any real property owned by the trust fund. See “Description of the Certificates—Advances” in this term sheet supplement.

The Offered Certificates

For purposes of allocating payments of interest and principal to certificateholders, the mortgage loans to be included in the trust fund may be divided into separate loan groups, one of which may be designed to consist of those mortgage loans in the trust fund with original principal balances that do not exceed the applicable Freddie Mac or Fannie Mae maximum original loan amount limitations for one- to four-family residential mortgaged properties, and one or more of which may be designed to consist of mortgage loans with original principal balances that may be less than, equal to, or in excess of, Freddie Mac or Fannie Mae original loan amount limitations for one- to four- family residential mortgaged properties, in each case as more fully described in the final term sheet and/or the prospectus supplement.

The classes of certificates in the term sheet with an “A” in their class designations are referred to in this term sheet supplement as the “senior certificates.” If there is more than one loan group included in the mortgage pool, each class of senior certificates will relate to a specified loan group. In naming the classes of senior certificates, the first numeral (such as “1,” “2,” “3” and so forth), if any, will refer to the applicable loan group. In addition, the first letter (“A”) will refer to the status of the class as senior and the final character will refer to a subclass, if any. For example, the designation of a class of certificates as the “Class 1A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 1, the “Class 2A Certificates” will refer to a class of senior certificates (and any subclasses) related to loan group 2, and so forth. Subject to certain crossovers that may be applicable following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a loan group will be paid solely from the mortgage loans or portions thereof allocated to that loan group.

The classes of certificates in the term sheet with an “M” in their class designations are referred to in this term sheet supplement as the “subordinate certificates.” A single track of subordinate certificates may be issued, which may consist of one or more of the following classes of subordinate certificates: class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class M-7, class M-8, class M-9, class M-10, and so on. References in this term sheet supplement to class designations of subordinate certificates are provided as examples only, so that, for example, references in this term sheet supplement to a class of subordinate certificates will be inapplicable if that class of subordinate certificates is not offered on the closing date. If two or more separate tracks of subordinate certificates are issued, generally a number will precede the “M” designation of each subordinate certificate to indicate the applicable grouping (for example, class 1M-1, class 1M-2, class 1M-3, class 1M-4, class 1M-5, class 1M-6, class 1M-7, class 1M-8, class 1M-9, class 1M-10, etc., and class 2M-1, class 2M-2, class 2M-3, class 2M-4, class 2M-5, class 2M-6, class 2M-7, class 2M-8, class 2M-9, class 2M-10, etc.). As with the description above for a single track of subordinate certificates, if two or more separate tracks of subordinate certificates are issued, references in this term sheet supplement to a class of subordinate certificates will be inapplicable if that class of subordinate certificates is not offered on the closing date.

If there is a single track of subordinate certificates, it will relate to all of the mortgage loans and distributions on the subordinate certificates will be paid from all of the mortgage loans. If there are two or more tracks of subordinate certificates, each track will relate to all of the mortgage loans in one or more separate tracks of related loan groups and distributions on each track of subordinate certificates will be paid solely from the mortgage loans in the related track or tracks.

The only subordinate certificates that will be offered pursuant to the prospectus supplement are those subordinate certificates that will be rated with at least an investment grade rating. These certificates are sometimes referred to in this term sheet supplement as “senior subordinate certificates” and, together with the senior certificates, the “offered certificates.”

The class or classes of certificates in the term sheet with an “R” in their class designation are referred to in this term sheet supplement as the residual certificates. One or more separate groups of residual certificates may be issued, and these residual certificates may or may not be offered, in each case as described in the term sheet.

The Other Certificates

Any subordinate certificates issued by the trustee on behalf of the issuing entity without an investment grade rating will not be offered by the term sheet, this term sheet supplement, the prospectus supplement or the prospectus. Any such certificates may be privately offered, and, if so, will be subordinated to the related classes of offered certificates and will provide credit enhancement for the related classes of offered certificates. See “Description of the Certificates —Subordination and Allocation of Losses” in this term sheet supplement.

Only the senior certificates, the senior subordinate certificates and, if specified in the final term sheet and/or the prospectus supplement, the residual certificates will be offered by this term sheet supplement and the term sheet. As described under “—The Offered Certificates” above, one or more separate groups of residual certificates may or may not be offered, in each case as described in the final term sheet and/or the prospectus supplement.

The trust will also issue one other class of certificates - the class XP certificates - that will not be offered by the prospectus supplement, but which will receive distributions based on certain collections received from the mortgage loans.

The class XP certificates will represent the right to certain excess interest payments and any overcollateralization for the offered certificates and, in addition, will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The certificates will represent interests in the mortgage pool described above under “—Information about the Mortgage Pool.”

Rated Final Distribution Date

The rated final distribution date for distributions on the offered certificates will be specified in the final term sheet and/or the prospectus supplement. It is expected that the rated final distribution date of each class of offered certificates will be determined by adding one month to the maturity date of the latest maturing mortgage loan in the related loan track.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features expected to be applicable to the offered certificates:

Accrued certificate interest, then principal	Senior Certificates for One or More Related Loan Groups	Certain of the Senior Certificates, as described in the final term sheet	Losses
	Class M-1	Class M-1
	Class M-2	Class M-2
	Class M-3	Class M-3
	Class M-4	Class M-4
	Class M-5	Class M-5
	Class M-6	Class M-6
	Class M-7	Class M-7
	Class M-8	Class M-8
	Class M-9	Class M-9
	Class M-10	Class M-10
	Non-Offered Certificates, if applicable	Non-Offered Certificates, if applicable

Closing Date

On or about May 8, 2007.

Cut-Off Date

April 1, 2007.

Record Date

The record date for the offered certificates and each distribution date will generally be the last business day of the related interest accrual period.

Distributions on the Certificates

Each month the securities administrator, on behalf of the trustee, will make distributions of interest and principal to the holders of the certificates. Distributions will be made on the 25th day of each month or, if the 25th day is not a business day, on the next succeeding business day. The first distribution date will be May 25, 2007.

Distributions of Interest and Certificate Interest Rates

On each distribution date, interest on the certificates will be distributed in the order described in the prospectus supplement and under “Description of the Certificates—Distributions” in this term sheet supplement.

The pass-through rates for the offered certificates will equal the rates described in the footnotes to the table on the cover of the prospectus supplement and as set forth or described in the final term sheet. The net rate on a mortgage loan is the mortgage loan’s interest rate, net of (i) the servicing fee rate and (ii) the lender paid mortgage insurance rate, if applicable.

Interest to be distributed to the offered certificates entitled to interest distributions on any distribution date will consist of (i) previously accrued interest that remained unpaid on the previous distribution date and (ii) interest accrued for the related interest accrual period, minus the sum of (i) any prepayment interest shortfalls not covered by compensating interest and (ii) reductions due to application of the Servicemembers Civil Relief Act, in each case as allocated to that class of certificates on that distribution date. For any distribution date, the interest accrual period will be the period from the prior distribution date (or the closing date in the case of the first interest accrual period) to the day preceding the current distribution date. Interest to be distributed on the offered certificates entitled to interest distributions on any distribution date will be calculated based on a 360-day year and the actual number of days elapsed.

It is possible that, on a distribution date, collections on the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If any servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, in particular the subordinate certificates, may not receive the full amount of accrued certificate interest to which they are entitled. Such amounts will be paid on future distribution dates, if funds become available, without additional interest.

Deferred Interest and Interest Carryforward Amounts

The pass-through rate for each class of offered certificates for any distribution date will be subject to an interest rate cap based on the amount of interest received or advanced with respect to the mortgage loans, net of the servicing fees, any applicable lender paid mortgage insurance and amounts, if applicable, payable by the supplemental interest trust under the terms of the interest rate swap agreement, plus full or partial principal prepayments received on the mortgage loans, which is referred to as the available funds rate. The available funds rate will be less than the net WAC cap rate that is used to determine the pass-through rate for a class of certificates if there is net deferred interest for the mortgage loans for that distribution date. Net deferred interest will exist to the extent deferred interest on the mortgage loans exceeds the sum of (i) prepayments in full and partial prepayments received on the mortgage loans in that period and (ii) interest received on the mortgage loans in excess of the accrued certificate interest for all classes of offered certificates. To the extent that the pass-through rate that would otherwise be paid to a class of certificates exceeds the related available funds rate cap for such class of certificates, an interest shortfall will result. Holders of certificates will be entitled to receive the resulting interest carryforward amount from net monthly excess cash flow, if any, in future periods. See “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month’s interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each servicing agreement, the applicable servicer has agreed (or a successor servicer will agree) to pay compensating interest on any distribution date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the prior calendar month; provided, however, that such compensating interest may generally be limited to (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans or (ii) with respect to certain other of the servicers, the respective servicing fee or a portion thereof, in each case pursuant to the applicable servicing agreement and as described in the prospectus supplement. None of the servicers or any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

For a description of compensating interest shortfalls and Servicemembers Civil Relief Act interest shortfalls, see “Description of the Certificates—Distributions” and “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement. Certificateholders will not be entitled to reimbursement for the allocation of any of the shortfalls described in this paragraph.

Distributions of Principal

As the mortgagors pay principal on the mortgage loans in each loan group, a portion of that principal is distributed to the holders of the senior certificates related to that loan group (other than any interest only certificates). Not every class of certificates will receive principal on each distribution date.

A certain class or classes of senior certificates may be “super senior certificates” and a certain class or classes of senior certificates may be “senior support certificates.” If a sequential trigger event is in effect, as described in this term sheet supplement under “Description of the Certificates—Allocation of Principal Payments to Senior Certificates,” the priority of payments of principal to the related classes of super senior certificates and senior support certificates will be as described in this term sheet supplement under “Description of the Certificates— Allocation of Principal Payments to Senior Certificates.”

A certain class or classes of certificates may be “interest only certificates.” This means that investors in any of these classes of certificates, if any, will receive distributions of interest based on the respective class’s related notional amount, but investors in interest only certificates will not receive any distributions of principal.

The “notional amount” applicable to a class of certificates entitled to interest will be described in the prospectus supplement.

Certain classes of certificates may have “notional amounts” that are based on the principal balances of certain other classes of certificates. On each distribution date, a portion of the principal received or advanced on the mortgage loans in a loan group will be distributed to the certificates related to that loan group, as described under “Description of the Certificates—Distributions” in this term sheet supplement.

It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some certificates, most likely the related subordinate certificates (and among the related subordinate certificates, the most junior class or classes then outstanding), may not receive the full amount of principal distributions to which they are entitled.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see “Description of the Certificates—Distributions” in this term sheet supplement and the prospectus supplement.

Credit Enhancements

The credit enhancement provided for the benefit of the holders of the offered certificates consists solely of:

•	amounts available from the mortgage loans after all payments of interest and principal on the offered certificates have been made;

•
an initial overcollateralization amount of a specified percentage of the total scheduled principal balance of the mortgage loans as of the cut-off date, as required by the rating agencies and as specified in the final term sheet and/or the prospectus supplement;

•	the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization;

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates;

•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding;

•	if so specified in the related final term sheet and/or the prospectus supplement, limited cross-collateralization features; and

•
if so specified in the related final term sheet and/or the prospectus supplement, certain amounts payable under an interest rate swap agreement will be deposited into a supplemental interest trust account to be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

Distributions of Excess Cash Flow

Available funds remaining after distribution of interest and principal as described above in this summary will be distributed in the amounts and priority described under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

Interest Rate Swap Agreement

If so specified in the related final term sheet and/or the prospectus supplement, the securities administrator, on behalf of the supplemental interest trust, a separate trust that will be part of the asset pool under the master servicing and trust agreement, will enter into an interest rate swap agreement with the swap provider for the benefit of the certificateholders.

Under the interest rate swap agreement, on certain distribution dates as will be specified in the final term sheet and/or the prospectus supplement, the supplemental interest trust will be obligated to make fixed payments at a specified annual rate, and the swap provider will be obligated to make floating payments to the supplemental interest trust at a rate of one-month LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis.

If a swap payment to the swap provider exceeds the payment to the issuing entity, such excess will be distributed to the swap provider under the interest rate swap agreement and will not be available for distribution to the certificateholders and will reduce the amount of interest available to the certificateholders, if any.

If a swap payment to the issuing entity exceeds the payment to the swap provider, such excess will be distributed to the issuing entity under the interest rate swap agreement. Any such amounts received by the supplemental interest trust under the interest rate swap agreement will be applied to pay certain interest shortfalls in respect of the certificates, and to the extent described in this term sheet supplement, to maintain overcollateralization and repay losses as described under “Description of the Certificates—Supplemental Interest Trust.” The interest rate swap agreement will terminate following the distribution date specified in the final term sheet and/or the prospectus supplement.

For further information regarding the interest rate swap agreement, see “Description of the Certificates—Interest Rate Swap Agreement” in this term sheet supplement.

Allocation of Realized Losses

A loss is realized on a mortgage loan when the applicable servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by the servicer and expenses of foreclosure. Losses realized during any calendar month will be allocated on each distribution date first, to net monthly excess cash flow; second, by a reduction in the overcollateralized amount until reduced to zero; and third, to the related subordinate certificates in reverse numerical order, and thereafter, if so provided in the final term sheet and/or the prospectus supplement, to certain classes of senior certificates, in each case first, in reduction of the related interest carryforward amount (without taking into account interest payable thereon), if any, that is outstanding with respect to such class of certificates; and second, in reduction of the related class principal balance, until the class principal balance of each such class has been reduced to zero.

Yield Considerations

The yield to maturity on your certificates will depend upon, among other things:

•	the price at which the certificates are purchased;

•	the applicable annual certificate interest rate;

•	the applicable monthly interest rates on the related mortgage loans;

•	the rate of defaults on the related mortgage loans;

•	the rate of principal payments (including prepayments) on the related mortgage loans;

•	whether an optional purchase occurs;

•	whether there is a delay between the end of each interest accrual period and the related distribution date;

•	realized losses on the related mortgage loans; and

•	the amount of payments received in respect of the interest rate swap agreement, if any, to the extent distributable to your certificates.

Any interest only certificates will be especially sensitive to the rate of prepayments on the mortgage loans in the related loan group.

See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Fees of the Master Servicer, the Securities Administrator, the Trustee, the Custodians and the Servicers

As compensation for its services as master servicer, Wells Fargo Bank, N.A. will be entitled to receive the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the master servicer account. The remainder of any interest or investment income, if any, earned on such amounts deposited in, or credited to, the master servicer account will not be available for distribution to certificateholders. In the event the master servicer assumes the duties of a servicer under any sale and servicing agreement, it will be entitled to receive as compensation the servicer fees and other compensation that would have been payable to the servicer under that sale and servicing agreement.

The securities administrator will receive, as compensation for its services, the interest or investment income, or a portion thereof, earned by it on amounts deposited in, or credited to, the certificate account, after payment of the trustee fee.

The trustee is entitled to an annual trustee fee, which will be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account.

The custodians will be entitled to certain fees that will also be paid by the securities administrator from investment earnings on amounts on deposit in the certificate account.

Each servicer will be entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by that servicer from payments received with respect to that mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each mortgage loan will be as described under “Description of the Certificates—Administration Fees” in this term sheet supplement.

Required Repurchases of Mortgage Loans

The sponsor will represent and warrant, to its knowledge, as of the closing date, that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether the sponsor had knowledge of any such damage, the sponsor will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement.

In addition, each originator made certain representations and warranties regarding the mortgage loans that it sold to the sponsor. Upon a discovery of a breach of certain of these representations or warranties that materially and adversely affects the value of a mortgage loan, the party discovering the breach will give prompt written notice to the other parties as provided in the applicable sale and servicing agreement and the applicable originator will be required to cure the breach or, if the breach cannot be cured within a time period specified in the related sale and servicing agreement, to repurchase that mortgage loan, as further described in this term sheet supplement under "Description of the Mortgage Pool—Transfer of the Mortgage Loans to the Trustee" and "—Representations and Warranties Regarding the Mortgage Loans."

Book-Entry Registration

In general, the offered certificates, other than any offered residual certificates, will be available only in book-entry form through the facilities of The Depository Trust Company. See “Description of the Securities—Book-Entry Registration” in the prospectus. In addition, the residual certificates will be offered in physical form and will be subject to certain transfer restrictions. See “Federal Income Tax Consequences” in this term sheet supplement.

Denominations

The senior certificates (other than any interest only certificates and any offered residual certificates) are offered in minimum denominations of not less than $25,000 initial class principal balance each and multiples of $1 in excess of $25,000. Certain of the subordinate certificates may be offered in minimum denominations of not less than $100,000 initial class principal balance each and multiples of $1 in excess of $100,000, and certain other of the subordinate certificates may be offered in minimum denominations of not less than $250,000 initial class principal balance each and multiples of $1 in excess of $250,000. Any interest only certificates may be offered in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. If offered, any residual certificate will have an initial class principal balance of $100 and will be offered in a combined, registered certificated form that represents a 99.99% interest in the separate residual interest of each related REMIC. The remaining 0.01% interest in each of the residual certificates will be held by the securities administrator. With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

Optional Purchase of the Mortgage Loans

The depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of all of the mortgage loans and REO properties of the trust fund or all of the mortgage loans and REO properties of a track of loan groups, as applicable, on any distribution date when the aggregate stated principal balance of all of the mortgage loans, or the mortgage loans in such track, as applicable, is equal to or less than 5% of the aggregate stated principal balance of all of the mortgage loans, or the mortgage loans in such track, as applicable, as of the cut-off date. The master servicer will accommodate any such request at its sole discretion. Notwithstanding the foregoing, in no event will the sale price be less than par value. The proceeds of any such sale of the trust property will be distributable to each outstanding class of the offered certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof plus accrued interest.

Legal Investment

It is expected that the offered certificates, other than certain offered subordinate certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Certain Legal Investment Aspects” in this term sheet supplement.

ERISA Considerations

Prior to the termination of the interest rate swap agreement, if any, the senior certificates (other than any senior support certificates and the residual certificates) may not be acquired or held by a person investing assets of any retirement plan or other employee benefit arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this term sheet supplement. The remaining classes of offered certificates may not be purchased by such plans or other arrangements other than certain insurance company general accounts. If you are a fiduciary of any such plans or arrangements you are encouraged to consult with counsel as to whether you can buy or hold an offered certificate. See “ERISA Considerations” in this term sheet supplement and “ERISA Considerations—Underwriter Exemption” in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the securities administrator will cause one or more REMIC elections to be made for the trust fund. The offered certificates, other than the residual certificates, will represent ownership of regular interests, which will generally be treated as debt for federal income tax purposes coupled with certain contractual rights and obligations. Any interest only certificates will, and certain other classes of offered certificates may, be issued with original issue discount for federal income tax purposes. You will be required to include in income all interest and original issue discount on the offered certificates in accordance with the accrual method of accounting regardless of your usual method of accounting. For federal income tax purposes, the residual certificates will represent ownership of the residual interest in one or more REMICs.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the residual certificates, if offered, see “Federal Income Tax Consequences” in this term sheet supplement, in the prospectus supplement and in the prospectus.

Ratings

The offered certificates are required to receive the ratings from one or more of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings indicated in the final term sheet and/or the prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the mortgage loans to which they are entitled. The ratings do not address the likely actual rate of prepayments on the related mortgage loans. The rate of prepayments on the mortgage loans, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

The yield on and weighted average lives of the certificates will be subject to negative amortization on the mortgage loans
With respect to the payment-option mortgage loans, the interest rates on those mortgage loans adjust monthly after an initial fixed rate period of generally one (1) month, three (3) months or twelve (12) months, but their minimum scheduled payments adjust annually, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of these mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

With respect to the hybrid, payment-option mortgage loans, those mortgage loans will have an initial payment option period during which the borrower may choose among three different payment options. The three payment options include a minimum payment based on the original principal balance of the mortgage loan and a payment rate, which will be lower, and sometimes substantially lower, than the actual initial fixed interest rate on that mortgage loan, an interest-only payment based on the outstanding principal balance of the mortgage loan and the actual initial fixed interest rate on that mortgage loan, and a payment of both principal and interest based on the outstanding principal balance of the mortgage loan, the actual initial fixed interest rate on that mortgage loan and an amortization schedule that is calculated to fully amortize the principal balance of the mortgage loan over its remaining term to maturity at the current interest rate. If the minimum payment option is chosen during the payment option period, the amount of interest accruing on the principal balance of a mortgage loan will exceed the amount of the minimum payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan, resulting in negative amortization. The payment options described above will not be available to any borrower after the end of the initial five (5) year or seven (7) year fixed rate period or in the event that the amount of deferred interest added to the principal balance of the mortgage loan exceeds the negative amortization limit for that mortgage loan. After the payment option period, the interest rates and minimum payments on the mortgage loans will adjust semi-annually, subject to maximum interest rates, periodic rate caps and other limitations.

The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the certificates. Any final term sheet for a class of certificates and/or the prospectus supplement will set forth the extent to which, if at all, the resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying full and partial principal prepayments received on the mortgage loans and a portion of interest received on mortgage loans accruing at rates in excess of the weighted average pass-through rate on the certificates for that distribution date to interest distributions on the certificates. The final term sheet for a class of certificates and/or the prospectus supplement will describe how net deferred interest on the mortgage loans will be deducted from the interest payable to the certificates. Allocations of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates. If any final term sheet for a class of certificates and/or the prospectus supplement provides for the offset of net deferred interest with full and partial principal prepayments received on the mortgage loans, then only the amount by which full and partial principal prepayments received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans, together with other scheduled and unscheduled payments of principal, will be distributed as a principal distribution on the certificates. Any delay in the decrease of the certificate principal balance of a class of certificates, may increase the period of time during which the applicable class of certificates could absorb realized losses on the mortgage loans. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.

There Is No Guarantee That You Will Receive Principal Payments on Your Certificates at Any Specific Rate or on Any Specific Dates
As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments on your certificates. Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

The Yield on Your Certificates Will Be Affected by Changes in the Mortgage Interest Rates
The pass-through rates on the offered certificates may be limited by the net mortgage interest rates on the mortgage loans. The interest rate on each of the mortgage loans is fixed for an initial period from the respective date of origination. Thereafter, the mortgage interest rate on each such mortgage loan will be adjusted to equal the sum of an index and a margin. Increases and decreases in interest rates may be limited for any interest rate adjustment date (i.e., an initial or a periodic adjustment cap). In addition, the mortgage interest rates may be subject to an overall maximum and minimum interest rate. For information regarding the remaining fixed periods for the mortgage loans, see the collateral tables provided in the final term sheet and “Description of the Mortgage Pool” in this term sheet supplement.

In addition, to the extent that a borrower elects to pay the minimum monthly payment during the payment option period that is based on a rate that is lower than the initial fixed interest rate on the mortgage loan, the pass-through rates on the offered certificates may be limited by the available funds rate, which is an interest rate cap based on the amount of interest received or advanced with respect to the mortgage loans, net of the servicing fees, lender paid mortgage insurance, if any, and any amounts payable to the swap provider under any interest rate swap agreement, plus full and partial prepayment amounts of principal received on the mortgage loans. The available funds rate will be less than the net mortgage rate limitation that is used to determine the pass-through rate for a class of certificates if there is net deferred interest for the mortgage loans for that distribution date.

The yield on the certificates, which bear pass-through rates which may be limited by the weighted average of the net rates of the mortgage loans in the related loan group or loan groups, will be directly affected by changes in such weighted average net rates and the amount of deferred interest on the mortgage loans for that distribution date.

Effect on Yields Caused by Prepayments, Defaults and Losses
Mortgagors may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable-rate loans to fixed-rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease. The mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

Certain of the mortgage loans may require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one (1) year to three (3) years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Each loan originator may be required to repurchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case, have not been cured. In addition, the applicable loan originator may be required to repurchase mortgage loans from the trust in the event that a mortgagor with respect to a mortgage loan failed to make its first payment after the date that such mortgage loan was sold to the sponsor by such loan originator. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

On any distribution date when the aggregate stated principal balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the depositor may request the master servicer to solicit no fewer than three (3) bids in a commercially reasonable manner for the purchase of the mortgage loans and all other property of the trust on a non-recourse basis with no representations or warranties of any nature whatsoever. The master servicer will accommodate such request at its sole discretion. The proceeds of any such sale will be distributable to each outstanding class of offered certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof, plus accrued interest.

If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and, if applicable, any payments received in respect of the interest rate swap agreement, in each case as described in this term sheet supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required overcollateralization level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in the final term sheet and/or the prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinate certificates do not receive any portion of the amount of principal payable to the offered certificates prior to the distribution date specified in the final term sheet and/or the prospectus supplement (unless the aggregate certificate principal balance of the senior certificates has been reduced to zero). Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinate certificates may continue to receive no portion of the amount of principal then payable to the offered certificates (unless the aggregate certificate principal balance of the senior certificates has been reduced to zero). The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. As of the cut-off date, fewer than 0.5% of the mortgage loans are aged twelve (12) months or greater prior to their transfer to the trust fund. As a result, the mortgage loans in the trust fund may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this term sheet are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the subordinate certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, none of the master servicer, any servicer or any other entity will advance scheduled payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Potential Inadequacy of Credit Enhancement
Because the offered subordinate certificates may be divided into tracks, a grouping of offered subordinate certificates may represent an interest in all of the mortgage loans in certain loan groups only, and the class principal balances of such subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any such loan group. As a result, losses on mortgage loans in one loan group in a track will reduce the loss protection provided by the subordinate certificates related to that track to the senior certificates corresponding to the other loan groups in that track, and will increase the likelihood that losses will be allocated to those other senior certificates.

Payments received in respect of the interest rate swap agreement, if any, may be applied to maintain overcollateralization and to repay losses. We cannot assure you, however, that payments received in respect of the interest rate swap agreement will be sufficient to create or maintain the required level of overcollateralization or to repay losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain the Required Level of Overcollateralization
The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the offered certificates. Interest on the mortgage loans is expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust fund. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust fund are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in the prospectus supplement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate.

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest. In the event of a partial prepayment, the mortgage loan will be generating less interest.

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because that mortgage loan will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

The amount of excess interest available on any distribution date will also be affected by the amount of deferred interest for the mortgage loans and, if so provided in the final term sheet for a class of certificates and/or the prospectus supplement, the amount of principal collections available to offset the deferred interest.

All of the mortgage loans have interest rates that adjust based on an index that may be different from the index used to determine the pass-through rates on the offered certificates. In addition, the first adjustment of the interest rates for the mortgage loans will generally not occur until after an introductory fixed rate teaser period, in the case of the payment-option mortgage loans, of between approximately one (1) month, three (3) months or twelve (12) months after the date of origination, and with respect to the hybrid, payment-option mortgage loans, after an introductory fixed rate period of approximately five (5) years or seven (7) years after the date of origination, as more fully specified in the final term sheet and/or the prospectus supplement. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the offered certificates cannot exceed the weighted average interest rate of the mortgage loan pool or, if applicable, the mortgage loans in the related loan group or track of loan groups, less fees and expenses, including, if applicable, any net swap payments or termination payments owed to the swap provider.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the offered certificates, and particularly the subordinate certificates with the highest numerical class designation, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates
Each of the offered certificates accrues interest at a pass-through rate based on one-month LIBOR plus a specified margin, but an offered certificate’s pass-through rate is subject to certain limitations. Those limitations on the pass-through rates are based, in part, on the weighted average of the net interest rates on the mortgage loans and the available funds rate limitation described above under “—The Yield on Your Certificates Will Be Affected by Changes in the Mortgage Interest Rates.”

A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below.

The interest rates on the mortgage loans are expected to be based on one-month LIBOR with respect to a specified percentage of the mortgage loans, the six-month LIBOR index with respect to a specified percentage of the mortgage loans, the one-year LIBOR index with respect to a specified percentage of the mortgage loans, the MTA index with respect to a specified percentage of the mortgage loans, and the COFI loan index with respect to the remaining mortgage loans. All of these mortgage loans have minimum and maximum limitations on adjustments to their interest rates, and, in the case of the payment-option mortgage loans, will generally have the first adjustment to their interest rates after an initial fixed rate teaser period of approximately one (1) month, three (3) months or twelve (12) months after the origination of those mortgage loans, and in the case of the hybrid, payment-option mortgage loans, will generally have the first adjustment to their interest rates after an initial fixed rate period of approximately five (5) years or seven (7) years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, the offered certificates may accrue less interest than they would accrue if their pass-through rates were based solely on one-month LIBOR plus the specified margins.

The LIBOR, MTA and COFI loan indices may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on the mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on the offered certificates may decline more slowly or increase more rapidly.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of all or a portion of the mortgage loans or a cap based on the available funds rate as described under “—The Yield on Your Certificates Will Be Affected by Changes in the Mortgage Interest Rates,” the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls. See “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement and the prospectus supplement.

Default Risk on Mortgage Loans with Interest Only Payments
The hybrid, payment-option mortgage loans provide an option for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of ten (10) years following the origination of the mortgage loan. Following this initial period, the monthly payment with respect to each of these mortgage loans will be increased, as necessary, to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if all of these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

Certain Interest Shortfalls Will Be Allocated Pro Rata to the Related Certificates
When a mortgagor makes a full or partial prepayment on a mortgage loan, the amount of interest that the mortgagor is required to pay will likely be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. Each servicer is generally required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is generally limited to, (i) with respect to certain of the servicers, the lesser of one-half of (a) the respective servicing fee or (b) the aggregate servicing fee actually received for such month for the mortgage loans, or (ii) with respect to certain other of the servicers, the respective servicing fee or a portion thereof. If the aggregate amount of interest shortfalls resulting from prepayments in any loan group exceeds the amount of the reduction in the servicing fees, the interest entitlement of the senior certificates related to such loan group and the related subordinate certificates will be reduced pro rata by the amount of this interest shortfall, based on the amounts of interest payable to such senior certificates and the interest that would be payable to a portion of the related subordinate certificates equal to the related group subordinate amount, respectively.

In addition, the certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code). These laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty. Shortfalls resulting from application of these laws are not required to be paid by the mortgagor at any future time and will not be offset by a reduction in the servicing fee. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

These laws may also impose certain limitations that may impair the servicer’s ability to foreclose on an affected mortgage loan during the mortgagor’s period of active service and, under some circumstances, during an additional period thereafter.

The Weighted Average Lives of, and the Yields to Maturity on, the Subordinate Certificates are Sensitive to Mortgagor Defaults and Losses on the Mortgage Loans
The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive, in ascending numerical order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the class principal balances of the subordinate certificates, in descending numerical order and, if so specified in the final term sheet and/or the prospectus supplement, may reduce the class principal balances of certain of the senior certificates. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated. Any such funds will be allocated to the class XP certificates to the extent provided in the master servicing and trust agreement.

Unless the aggregate certificate principal balances of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until a specified date (as provided in the final term sheet supplement and/or the prospectus supplement) or a later date as provided in this term sheet supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in the prospectus supplement, the yield to maturity on the classes of subordinate certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, any payments received in respect of the interest rate swap agreement (if applicable), the class XP certificates or a class of offered certificates with a lower payment priority. Furthermore, as described in this term sheet supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Finally, the effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

An Interest Rate Swap Agreement is Subject to Provider Risk
If so specified in the final term sheet and/or the prospectus supplement, the certificates will represent an interest in a supplemental interest trust which will contain an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received under the interest rate swap agreement, the receipt of those payments on those certificates will be subject to the credit risk of the swap provider. See “Description of the Certificates—Interest Rate Swap Agreement” in this term sheet supplement.

The Credit Rating of the Swap Provider Could Affect the Ratings of the Offered Certificates
If so specified in the final term sheet and/or the prospectus supplement, the swap provider under the interest rate swap agreement will have, as of the closing date, the ratings set forth under “Description of the Certificates—Interest Rate Swap Agreement” in this term sheet supplement. The ratings on the offered certificates are dependent in part upon the credit ratings of the swap provider (or any credit support provider). If a credit rating of the swap provider (or any credit support provider) is qualified, reduced or withdrawn and the swap provider (or any credit support provider) does not post collateral securing its obligations under the interest rate swap agreement or a substitute provider or guarantor is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See “Description of the Certificates—Interest Rate Swap Agreement” in this term sheet supplement.

Default Risk on High Balance Mortgage Loans
As of the cut-off date, the principal balance of certain mortgage loans may be in excess of $1,000,000. You are encouraged to consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group as a whole.

Threat of Terrorism and Related Military Action May Affect the Yield on the Certificates
The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Prospective investors are encouraged to consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by possible future events. In addition, activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, or comparable state or local statutes. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated to the certificates as set forth in the term sheet or prospectus supplement.

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, which May Affect the Timing and Amount of Payments on the Certificates
The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.

Information Regarding Historical Performance of other Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•     differences in loan type;
•     the relative seasoning of the pools;
•     differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
•     the extent to which the loans in a pool have prepayment penalties;
•     whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
•     whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

If the originator is unable to repurchase mortgage loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, the originators of the mortgage loans in the trust fund may also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Payments from the Mortgage Loans (And, if Applicable, the Swap Provider) Are the Sole Source of Payments on the Certificates
The certificates do not represent an interest in or obligation of the sponsor, the depositor, the master servicer, any servicer, the securities administrator, the trustee, the custodians, the underwriter or any of their respective affiliates. Each of the sponsor and the depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the trustee. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality and none of the sponsor, the depositor, the master servicer, any servicer, the securities administrator, the trustee, the custodians, the underwriter or any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans and any payments from the swap provider under the interest rate swap agreement, if any, are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the sponsor, the depositor, the master servicer, any servicer, the securities administrator, the trustee, the custodians, the underwriter or any of their affiliates.

Geographical Concentration May Increase Risk of Loss
The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience relatively higher rates of loss and delinquency on mortgage loans. In addition, certain regions may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans.

Goldman Sachs Mortgage Company will represent and warrant, to its knowledge, as of the closing date that each mortgaged property was not damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended. In the event of a material breach of this representation and warranty, determined without regard to whether Goldman Sachs Mortgage Company had knowledge of any such damage, Goldman Sachs Mortgage Company will be required to cure or repurchase the affected mortgage loan in the manner and to the extent described in this term sheet supplement. Any such repurchase will have the same effect as a prepayment of a mortgage loan, as further described in this term sheet supplement. Any damage to a property that secures a mortgage loan in the trust fund occurring after the closing date will not be a breach of this representation and warranty.

Factors that Reduce Collections Could Cause Early Repayment, Delayed Payment or Reduced Payment on the Certificates
A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans and any secondary financing on the related mortgaged properties become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the related certificates. If a mortgaged property fails to provide adequate security for a mortgage loan related to your certificates, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

The Ratings on Your Certificates Could Be Reduced or Withdrawn
Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No assigning rating agency is obligated to maintain its ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The Offered Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of scheduled payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Failure of a Servicer to Perform or Insolvency of a Servicer May Adversely Affect the Yield on the Certificates
The amount and timing of distributions on your certificates generally will be dependent on the servicers performing their servicing obligations in an adequate and timely manner. See “The Servicers” in this term sheet supplement. If any servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans it services. If a servicer becomes the subject of bankruptcy or similar proceedings, the trustee’s claim to collections in that servicer’s possession at the time of the bankruptcy or other similar filing may not be perfected. In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.

Delinquencies Due to Servicing Transfer
It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, if applicable, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

See “The Servicers—General” and “—Rights upon Events of Default” in this term sheet supplement.

Servicing Fee May Be Insufficient to Engage Replacement Servicer
Since the fees payable to the servicers are based on fee rates that are a percentage of the related outstanding mortgage loan balances, no assurance can be made that such fee rates in the future will be sufficient to attract a replacement servicer, if necessary, to accept an appointment for the related mortgage loans. In addition, to the extent the mortgage pool has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

Attempted Recharacterization of the Transfer from Goldman Sachs Mortgage Company to the Depositor and from the Depositor to the Trustee Could Delay or Reduce Payments to Investors in the Certificates
We expect that the transfer of the mortgage loans from the various transferors to Goldman Sachs Mortgage Company, from Goldman Sachs Mortgage Company to the depositor and from the depositor to the trustee will each be characterized as a sale. Each of the transferors to Goldman Sachs Mortgage Company, Goldman Sachs Mortgage Company and the depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of any such transferor, Goldman Sachs Mortgage Company or the depositor may take the position that the transfer of the mortgage loans to Goldman Sachs Mortgage Company, the depositor or the trustee, respectively, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Goldman Sachs Mortgage Company, the depositor or the trustee, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If one or more of these events occur, payments on the certificates could be delayed or reduced.

The Lack of Secondary Markets May Make It Difficult for You to Resell Your Certificates
The underwriter is not required to assist in resales of the offered certificates, although it may do so. A secondary market for the offered certificates may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.

Residual Certificates May Have Adverse Tax Consequences
For federal income tax purposes, certain of the residual certificates will represent the “residual interest” in the lower tier REMIC that will hold all assets relating to certain loan groups. Certain of the residual certificates will represent the “residual interest” in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMICs. Holders of the residual certificates must report as ordinary income or loss the net income or the net loss of the related REMIC whether or not any cash distributions are made to them. Net income from one REMIC generally may not be offset by a net loss from another REMIC. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the residual certificates other than the distribution of their principal balance and interest on that balance. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holders of the residual certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Due to their tax consequences, the residual certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, any offered senior support certificates, the offered subordinate certificates and the offered residual certificates may not be purchased by such plans or other arrangements other than certain insurance company general accounts. The Internal Revenue Service has issued guidance regarding safe harbors for transfers of non-economic residual interests such as the residual certificates. See “Descriptions of the Certificates—The Residual Certificates” in this term sheet supplement.

The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates
You will not have a physical certificate if you own an offered certificate (other than a residual certificate, if offered). As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person who does not participate in The Depository Trust Company system may be limited due to the absence of a physical certificate. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop. In addition, you may experience some delay in receiving distributions on these certificates because the securities administrator will not send distributions directly to you. Instead, the securities administrator will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants.

DEFINED TERMS

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the prospectus are defined under the caption “Index of Terms” beginning on page S-149 in this term sheet supplement and under the caption “Index” beginning on page 128 of the accompanying prospectus. Capitalized terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the accompanying prospectus.

THE TRUST FUND

The master servicing and trust agreement dated as of April 1, 2007 (the “Trust Agreement”), among GS Mortgage Securities Corp., as depositor (“GSMSC” or the “Depositor”), Wells Fargo Bank, N.A., as master servicer and securities administrator (in such capacity as “Master Servicer” or “Securities Administrator”), Deutsche Bank National Trust Company, as trustee (in such capacity, the “Trustee”) and as a custodian (in such capacity, a “Custodian”), and U.S. Bank National Association, as a custodian (also a “Custodian”) will establish the GSR Mortgage Loan Trust 2007-OA1, a common law trust formed under the laws of the state of New York (the “Trust Fund” or “Issuing Entity”) and the Mortgage Loans will be assigned to the Trustee on behalf of certificateholders. The Trustee on behalf of certificateholders will own the right to receive all payments of principal and interest on a pool of mortgage loans (the “Mortgage Loans”) due after April 1, 2007 (the “Cut-Off Date”) (with the exception of the first interest remittance period, for which only 17 days of interest will be remitted to the Trust Fund). These payments, when remitted to the Master Servicer by the applicable Servicer (being deposited into a “Master Servicer Account”), and to the Securities Administrator by the Master Servicer, will be deposited into a special purpose account (the “Certificate Account”). In exchange for the Mortgage Loans and other property conveyed to the Trustee, and on behalf of the Issuing Entity, the Securities Administrator will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•	the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

•	the maturity date of the Mortgage Loan; and

•	the initial mortgage interest rate and information about how that mortgage interest rate will be adjusted.

The Trust Fund will also contain other property, including:

•	a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•	any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan;

•	amounts held in the Certificate Account; and

•	if so specified in the final term sheet and/or the prospectus supplement, the rights of the securities administrator under an interest rate swap agreement.

The Custodians will each execute and deliver to the Trustee and the Securities Administrator a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the separate custodial agreement or custodial agreements, as the case may be. The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the Offered Certificates (as defined herein), including, but not limited to, registering and transferring the Offered Certificates and performing tax administration. In addition, the Master Servicer (or the Trustee, as successor master servicer, or its designee) will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, GSR 2007-OA1. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager, GSR 2007-OA1, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and Deutsche Bank National Trust Company, as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement. The Custodians are similarly indemnified pursuant to the applicable custodial agreement.

The Securities Administrator will be entitled to retain as compensation for its services, any interest or other investment income, or a portion thereof, earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

DESCRIPTION OF THE MORTGAGE POOL

General

The description of the mortgage pool and the mortgaged properties in this section, in the final term sheet and in the prospectus supplement, unless otherwise specifically noted, is based on the Mortgage Loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this term sheet supplement and in the term sheet to “scheduled principal balance” refer to the scheduled principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not add up to 100%. References to percentages of Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balances of the related Loan Group, based on the scheduled principal balances of the Mortgage Loans after giving effect to scheduled payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related Mortgage Loans determined in the same way. Before the issuance of the certificates, Mortgage Loans may be removed from or added to the mortgage pool as a result of principal prepayments, delinquencies or otherwise. The Depositor believes that the information in this term sheet supplement and in the term sheet for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the Mortgage Loans in the mortgage pool may vary. See “—Additional Information” below.

The mortgage pool will consist of Mortgage Loans (that may be grouped together into different tracks, such as “Track 1 Loans” and “Track 2 Loans,” etc.). The mortgage pool may consist of one or more loan groups (each, a “Loan Group”). If applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the “Track 1 Loan Group,” and if applicable, certain Loan Groups, collectively, may be referred to in this term sheet supplement as the “Track 2 Loan Group,” and so forth (each, a “Track Loan Group”). If the mortgage pool is not divided into separate tracks, references in this term sheet supplement to the Track 1 Loan Group, the Track 2 Loan Group, as so forth, collectively, will refer to the mortgage pool.

If the mortgage pool is divided into Loan Groups, the Mortgage Loans may be divided into separate Loan Groups for the purpose of allocating interest and principal distributions among the Senior Certificates. One such Loan Group may be designed to consist only of Mortgage Loans with original principal balances that do not exceed the applicable Freddie Mac or Fannie Mae maximum original loan amount limitations for one- to four-family Mortgaged Properties, and one or more others of which may be designed to consist of Mortgage Loans with original principal balances that may be less than, equal to or in excess of the Freddie Mac or Fannie Mae maximum original loan amount limitations for one- to four-family Mortgaged Properties, in each case as more fully described in the final term sheet and/or the prospectus supplement.

The Mortgage Loans consist of (a) payment-option, adjustable-rate Mortgage Loans, with a negative amortization feature and (b) hybrid, payment-option, adjustable-rate Mortgage Loans, with a negative amortization feature, in each case secured by first liens on fee simple interests in one- to four-family residential real properties (each, a “Mortgaged Property”). Each Mortgage Loan is expected to use One-Month LIBOR, the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index, the MTA Loan Index or the COFI Loan Index (each such index as described below) as its relevant index (or such other index as described in the prospectus and the prospectus supplement) (each, an “Index”). The Mortgaged Properties, which may include detached homes, two- to four-family dwellings, individual condominium units, cooperative units and individual units in planned residential developments have the additional characteristics described below and in the prospectus.

Each Mortgage Loan will have an original term to maturity from the due date of its first Scheduled Payment of not more than 40 years. All Mortgage Loans will have principal (if applicable) and interest payable on the first day of each month (the “Due Date”). As of the Cut-Off Date, it is expected that less than 1% of the Mortgage Loans will be 30 to 59 days delinquent and none of the Mortgage Loans will be 60 days or more delinquent. As used herein, a Mortgage Loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled Due Date. Thereafter, if such payment still remains unpaid as of the close of business on the last business day immediately prior to the next following Due Date, the Mortgage Loan will be considered to be “60 to 89 days” or “60 or more days” delinquent. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on April 1 that remained unpaid as of the close of business on April 30 would then be considered to be 30 to 59 days delinquent.

In general, the Mortgage Loans originally were acquired by Goldman Sachs Mortgage Company (“GSMC”) from Countrywide Home Loans, Inc. (“Countrywide Home Loans”), Quicken Loans Inc. (“Quicken Loans”), Residential Funding Company, LLC (“RFC”) and, if applicable, certain other mortgage loan origination entities that sold mortgage loans to GSMC under its mortgage conduit program (the “Conduit Program”) and, if applicable, certain other Mortgage loan origination entities that each originated less than 10% of the aggregate Mortgage Loans or the Mortgage Loans in any specified Loan Group or Track of Loan Groups (each of all such entities, a “Seller”) pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, which will be serviced by Countrywide Home Loans Servicing LP (“Countrywide Servicing”), such Mortgage Loans were acquired pursuant to a seller’s warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, if applicable, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by another mortgage loan servicing entity pursuant to a servicing agreement) (each of the foregoing sale and servicing agreements, servicing agreements and seller’s warranty agreements, a “Sale and Servicing Agreement” and together, the “Sale and Servicing Agreements”). Each Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see “—Representations and Warranties Regarding the Mortgage Loans” below) regarding the Mortgage Loans. GSMC will assign its rights under the Sale and Servicing Agreements to the Trustee on behalf of the Issuing Entity insofar as they relate to the particular Mortgage Loans conveyed to the Trust Fund.

On each monthly interest rate adjustment date, in the case of the payment-option Mortgage Loans, or on each semi-annual interest rate adjustment date after the initial five (5) year or seven (7) year fixed-rate period, in the case of the hybrid, payment-option Mortgage Loans (in each case, such adjustment date an “Adjustment Date”), the mortgage interest rate will be adjusted to equal the sum of the Index and a fixed margin (the “Margin”), rounded generally to the nearest one-eighth of one percent. The adjustment to the mortgage interest rate on a Mortgage Loan is subject to an overall maximum interest rate (a “Lifetime Cap”), and specifies an overall minimum interest rate (a “Lifetime Floor”), which is equal to the Margin for that Mortgage Loan. In addition, the Mortgage Loans may be subject to periodic rate adjustment caps as specified in the related mortgage note. In the case of the payment-option Mortgage Loans, on the first Due Date following each Payment Adjustment Date (as defined herein) for each such Mortgage Loan (or in the case of the hybrid, payment-option Mortgage Loans, on the first Due Date following each Payment Adjustment Date for each such Mortgage Loan after the initial interest-only period), the Scheduled Payment for such Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity. Each Mortgage Loan contains a “due-on-sale” clause which the applicable Servicer will exercise unless prohibited from doing so by applicable law.

Each of the payment-option Mortgage Loans will have an initial minimum scheduled payment based on an amount that would fully amortize such Mortgage Loan over a 30 or 40 year term at the initial mortgage rate in effect on the Mortgage Loan. The initial mortgage rate in effect on such a Mortgage Loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related Index and Margin. While the interest rate on each such Mortgage Loan will adjust monthly, the minimum scheduled payment on each Mortgage Loan generally will adjust annually (each, a “Payment-Option Payment Adjustment Date”), beginning on the due date of the month following the month in which the Payment Adjustment Date occurs, to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each Mortgage Loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related Mortgage Loan. Generally, the scheduled payment adjusts annually and the payment adjustment cap on each Mortgage Loan limits the amount by which the scheduled payment can increase on any Payment Adjustment Date to 7.5% per annum.

Each of the hybrid, payment-option Mortgage Loans will have an initial fixed-rate period of either five (5) years or seven (7) years after the date of origination and will have an initial interest-only period of ten (10) years after the date of origination. After the initial five (5) year or seven (7) year, fixed-rate period, both the interest rate and the minimum scheduled payment on each Mortgage Loan will adjust semi-annually (each, a “Hybrid Payment Adjustment Date” and, together with the Payment-Option Payment Adjustment Dates, each, a “Payment Adjustment Date”), beginning on the due date of the month following the month in which the Payment Adjustment Date occurs, to equal the amount necessary to pay interest at the then-applicable mortgage rate on the outstanding stated principal balance of the Mortgage Loan, subject to any periodic rate adjustment cap specified in the related mortgage note. After the initial ten (10) year interest-only period, the minimum scheduled payment will adjust on each Payment Adjustment Date based on an amount that would fully amortize the Mortgage Loan over its remaining term to stated maturity at the mortgage rate in effect on the Mortgage Loan for such Payment Adjustment Date.

No Mortgage Loan will have a mortgage interest rate that exceeds the maximum mortgage rate specified in the related mortgage note or the related Lifetime Cap. Due to the application of a maximum mortgage rate, the mortgage interest rate on each Mortgage Loan, as adjusted on any Adjustment Date, may be less than the sum of the Index and the Margin. Each Mortgage Loan will have a minimum interest rate equal to the rate specified in the related mortgage note or if no minimum interest rate is specified, the Margin.

Unless the related Index declines after origination of a Mortgage Loan, the related mortgage interest rate will generally increase on the first Adjustment Date following origination of the Mortgage Loan. The repayment of the Mortgage Loans will be dependent on the ability of the mortgagors to make larger scheduled payments following adjustments of the mortgage interest rate. Mortgage Loans that have the same initial mortgage interest rate may not always bear interest at the same mortgage interest rate because these Mortgage Loans may have different Adjustment Dates, and the mortgage interest rates therefore may reflect different related Index values, Margins, Adjustment Caps and Lifetime Floors.

In the case of the payment-option Mortgage Loans, because the mortgage interest rates on such Mortgage Loans adjust at a different time than the scheduled payments thereon and the payment caps may limit the amount by which the Scheduled Payments may adjust, the amount of a Scheduled Payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loan over its then remaining term at the applicable mortgage interest rate.

Each of the hybrid, payment-option Mortgage Loans will have an initial payment option period during which the borrower may choose among three different payment options. The three payment options include (i) a minimum payment based on the original principal balance of the Mortgage Loan and a payment rate, which will be lower, and sometimes substantially lower, than the actual initial fixed interest rate on that Mortgage Loan, (ii) an interest-only payment based on the outstanding principal balance of the Mortgage Loan and the actual initial fixed interest rate on that Mortgage Loan, and (iii) a payment of both principal and interest based on the outstanding principal balance of the Mortgage Loan, the actual initial fixed interest rate on that Mortgage Loan and an amortization schedule that is calculated to fully amortize the principal balance of the Mortgage Loan over its remaining term to maturity at the current interest rate. If the minimum payment option is chosen during the payment option period, the amount of interest accruing on the principal balance of a Mortgage Loan will exceed the amount of the minimum payment.

Accordingly, each of the payment-option Mortgage Loans and the hybrid, payment-option Mortgage Loans may be subject to no amortization (if the Scheduled Payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage interest rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater than the entire Scheduled Payment due on the related due date); or accelerated amortization (if the payment received on a due date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, the amount of interest that is not covered by the Scheduled Payment, or Deferred Interest, is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the scheduled payment due on the immediately preceding due date.

Generally the unpaid principal balance of a Mortgage Loan may not be increased due to Deferred Interest above 110%, 115% or 125%, in the case of the payment-option Mortgage Loans, or 110% or 115%, in the case of the hybrid, payment-option Mortgage Loans, of the original principal amount of such Mortgage Loan.

In the case of the payment-option Mortgage Loans, on any day on which the amount of Deferred Interest would cause the unpaid principal balance of a Mortgage Loan to exceed that amount, the scheduled payment will be adjusted to equal an amount that would fully amortize the Mortgage Loan over the remaining term of the Mortgage Loan at the current mortgage interest rate. In addition, generally on the fifth or tenth Payment Adjustment Date and on each fifth Payment Adjustment Date thereafter, the Adjustment Cap will not apply and the Scheduled Payment will be adjusted to equal an amount that would fully amortize the Mortgage Loan over the remaining term of the Mortgage Loan at the current mortgage interest rate. Generally, on each payment date after the initial fixed rate period, the Servicer will present to each borrower three payment options in addition to the minimum scheduled payment described above. Those payment options will generally include (i) interest only, (ii) an amount that will fully amortize the Mortgage Loan over a period of 15 years from the first payment date at the current mortgage rate and (iii) an amount that will fully amortize the Mortgage Loan over the remaining term of the Mortgage Loan at the current mortgage rate (except for Balloon Loans, where the monthly payment will provide for the payment of principal generally based on a 40 year amortization schedule although the Mortgage Loan will have a scheduled maturity date of approximately 30 years from the due date of the first monthly payment). Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

In the case of the hybrid, payment-option Mortgage Loans, after the end of the initial five (5) year or seven (7) year fixed-rate period or on any day on which the amount of Deferred Interest would cause the unpaid principal balance of a Mortgage Loan to exceed that amount, the scheduled payment will be adjusted to equal an amount that would be sufficient to pay interest on the outstanding principal balance of the Mortgage Loan at the current mortgage interest rate. After the end of the initial ten (10) year interest-only period, the Scheduled Payment will be adjusted to equal an amount that would fully amortize the Mortgage Loan over the remaining term of the Mortgage Loan at the current mortgage interest rate.

The Goldman Sachs Mortgage Conduit Program

GSMC acquires its mortgage loans through two primary channels: (i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in the prospectus under “The Mortgage Loans—Goldman Sachs Mortgage Conduit Program Underwriting Guidelines.”

Countrywide Home Loans Underwriting Guidelines

Note: Loan-to-Value Ratio as used in this section has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

•
in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—General” below.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•
if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—General” below.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.
Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this term sheet supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower’s income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Quicken Loans Underwriting Guidelines

General

Quicken Loans Inc. (“Quicken Loans”) is a Michigan corporation with principal offices located at 20555 Victor Parkway, Livonia, Michigan, 48152. Having been in business for more than 20 years, Quicken Loans currently employs more than 4,000 people and originates first and second lien mortgage loans in all 50 states. Quicken Loans is 100% retail and does not purchase third party originated mortgage loans. For 2006, Quicken Loans closed approximately $17 billion in residential mortgage loans. Quicken Loans markets conventional, sub-prime, closed-end second mortgage loans as well as home equity lines of credit to consumers through five internet based web call centers and a single retail branch. However, all mortgage loans are underwritten, processed and funded through a single, centralized processing center.

The following is a general summary of Quicken Loans’ underwriting standards; it does not purport to be a complete description of the underwriting standards of Quicken Loans.

Underwriting Standards.

Quicken Loans’ underwriting standards for the Secure Advantage program follow prudent and generally accepted mortgage industry underwriting standards and are intended to evaluate the borrower’s credit standing, repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. Quicken Loans’ Secure Advantage program has the following features:

•	A hybrid ARM with a 5 or 7 year fixed rate period and a six month ARM thereafter

•	Four Payment Options:

o
A minimum payment amount which is an interest only payment based on the introductory rate (note rate - 3%) and is only available during the 5 or 7 year fixed rate period or until the loan reaches the Maximum Balance Cap

o	An interest only payment based on the note rate

o	A 30 year fully amortizing payment

o	A 15 year fully amortizing payment

•	Maximum Balance Cap - 115% (110% in New York) of the original loan amount

•	10 year interest only period

•	Margin is 2.25%

•	Index is six month LIBOR

•	Payment caps are 5/1/5

•	No subordinated financing allowed

Pursuant to Quicken Loans’ underwriting standards, each borrower is required to complete and sign an application which includes information about the borrower’s assets, liabilities, income, credit history, employment history and other related items. Quicken Loans also obtains the borrower’s credit report from each of the three primary credit bureaus and uses the middle score of the primary wage earner to further evaluate the borrower’s credit worthiness. The following generally describes the credit score, loan-to-value spectrum for Quicken Loans’ Secure Advantage product. The parameters are subject to change based on market conditions and Quicken Loans’ view on credit.

Secure Advantage		Full Documentation				Stated Income / Verified Assets
( 5 and 7 year Hybrid Option ARMs )		Purchase and R/T Refinances		Cash-out Refinances		Purchase and R/T Refinances		Cash-out Refinances
Loan Amount			Min		Min		Min		Min
		Max	Credit	Max	Credit	Max	Credit	Max	Credit
Min	Max	LTV	Scores	LTV	Scores	LTV	Scores	LTV	Scores
Primary (1-2 unit)
$50,000 - $400,000		95%	620	90%	620	90%	620	90%	660
$400,001 - $650,000		90%	620	90%	620	90%	660	80%	660
$650,001 - $1,000,000		80%	620	80%	620	75%	660	75%	660
$1,000,001 - $1,500,000		75%	620	75%	620	70%	660	70%	660
$1,500,001 - $3,000,000		70%	700	70%	700	70%	700	60%	700
Second Home (1 unit)
$50,000 - $400,000		90%	620	90%	620	90%	660	90%	660
$400,001 - $650,000		80%	620	80%	620	80%	660	75%	660
$650,001 - $1,000,000		80%	620	80%	620	75%	660	75%	660
$1,000,001 - $1,500,000		75%	620	75%	620	70%	660	70%	660
$1,500,001 - $3,000,000		70%	700	65%	700	65%	700	60%	700
Investment (1 - 4 units)
$50,000 - $400,000		90%	620	80%	620	80%	660	75%	660
$400,001 - $650,000		80%	620	80%	620	80%	660	75%	660
$650,001 - $1,000,000		80%	620	80%	620	75%	660	75%	660
$1,000,001 - $1,500,000		65%	620	60%	620	70%	660	60%	660
$1,500,001 - $3,000,000		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Along with the above constraints, to qualify under Quicken Loans’ Secure Advantage program, the borrowers generally meet the following requirements:

•	A debt-to-income ratio of 45% or less

•	A minimum asset reserve equal to two months worth of principal, interest, taxes and insurance payments (six months reserve requirement on second home and investment properties)

•	A maximum mortgage late of 1 times 30 days delinquent in the past 12 months

•	A minimum of 2 years since the last bankruptcy discharge or dismissal date

•	A minimum of 3 years since the last date a foreclosure was reported or from the most recent 120+ days mortgage delinquency

Although borrowers are assessed against Quicken Loans’ underwriting standards, prudent exceptions may be made on a case by case basis. Exceptions may be allowed if the application reflects strong compensating factors, such as, a lower debt-to-income ratio, higher credit scores, low loan-to-value ratio, significant asset reserves, stable employment or ownership at current residence.

Quicken Loans originates the Secure Advantage product under two documentation programs: full and stated income/verified asset. Quicken Loans’ full documentation program requires the verification of liabilities, income and assets. Acceptable documentation for income verification may include, but is not limited to, the borrower’s most recent pay stubs, previous two years of W2 forms and a verbal verification of employment. The borrower’s assets are generally verified by obtaining two consecutive months of bank account statements and such statements are reviewed to ensure that sufficient funds are available to meet the asset reserve requirements of the program.

Generally, under the stated income/verified assets program, the borrower states his/her income and provides Quicken Loans with two years of employment history. Quicken Loans verbally verifies the borrower’s employment history without confirmation of income. In determining the borrower’s ability to meet their monthly obligations, the stated income amount is assessed relative to the borrower’s current employment status and tenure. Quicken Loans may also use various online sources to ensure the borrower’s stated income is reasonable relative to their employment position. To verify a borrower’s assets, Quicken Loans obtains bank statements from the two most recent months and verifies that sufficient funds are available to meet the asset reserve requirements of the program.

In determining the adequacy of the proposed mortgaged property as collateral, an independent appraisal is made of each property considered for financing. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms generally acceptable to Fannie Mae or Freddie Mac. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the appraiser’s judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the proposed mortgaged property. Quicken Loans’ underwriting standards require the underwriter to be satisfied that the value of the proposed mortgaged property, as collateral, supports the outstanding loan balance.

Each mortgage loan with a loan-to-value ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The specified coverage percentages of 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for loan-to-value ratios between 85.01% and 90.00%, 30% for loan-to-value ratios between 90.01% and 95.00% are consistent with those standard coverage amounts required by Fannie Mae or Freddie Mac. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law or after the date on which the related loan-to-value ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

RFC’s Underwriting Guidelines

General

The underwriting standards applicable to Mortgage Loans acquired from Residential Funding Company, LLC include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described below if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described below, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

The Mortgage Loans acquired from Residential Funding Company, LLC will have been purchased either directly or indirectly through Residential Funding Company, LLC from sellers, as described below under “Qualifications of Program Sellers.” These Mortgage Loans will have been originated generally in accordance with Residential Funding Company, LLC’s underwriting standards or alternative underwriting criteria as described below.

Expanded Criteria Program

Residential Funding Company, LLC, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding Company, LLC in connection with securities issued by its affiliate, Residential Funding Mortgage Securities I, Inc. The Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment. The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Company, LLC’s Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time. The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding Company, LLC for the purpose of collateralizing securities issued by Residential Funding Company, LLC’s affiliate, Residential Funding Mortgage Securities I, Inc. Examples of mortgage loans that may not qualify for such programs include negative amortization loans, mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for Residential Funding Company, LLC’s mortgage pass-through certificates and may also be waived by Residential Funding Company, LLC from time to time.

Qualifications of Program Sellers

Each Expanded Criteria Program Seller is selected by Residential Funding Company, LLC on the basis of criteria described in the Seller Guide. In determining whether to approve a mortgage collateral seller, Residential Funding Company, LLC generally considers, among other things: the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller. In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present. An Expanded Criteria Program Seller may be an affiliate of Residential Funding Company, LLC.

There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications. If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller. Any such event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty that has not been cured.

A portion of the mortgage loans may have been purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC. The sellers who sell to Residential Funding Company, LLC pursuant to master commitment agreements will have represented to Residential Funding Company, LLC that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC. Some other mortgage loans may have been purchased from Expanded Criteria Program Sellers who will have represented to Residential Funding Company, LLC that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to Residential Funding Company, LLC. Residential Funding Company, LLC may accept a certification from an insurance company as to the mortgage loan’s insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the mortgage loan by Residential Funding Company, LLC.

General Underwriting Policies

Residential Funding Company, LLC expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral.

The mortgage loans may be underwritten by Residential Funding Company, LLC or a seller through the use of an automated underwriting system. For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “—Automated Underwriting” below.

Loan Documentation

In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review the application. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

Certain of the mortgage loans have been originated under “reduced documentation” or “no stated income” programs, which require less documentation and verification than do traditional “full documentation” programs. Generally, under a “reduced documentation” program, no verification of a mortgagor’s stated income is undertaken by the originator. Under a “no stated income” program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a “no income/no asset” program, no verification of a mortgagor’s income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

Mortgage loans may also have been underwritten pursuant to a streamlined documentation refinancing program. Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing. In addition, a mortgagor’s income may not be verified, although continued employment is required to be verified. In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced.

Appraisals

The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Loan-to-Value Ratio

In the case of most purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

In the case of certain other mortgage loans, including purchase money, refinance, or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

•	a representation by the related mortgage collateral seller, as described below, as to such value;

•	a broker’s price opinion, automated valuation, drive-by appraisal or other certification of value;

•
an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

•	the sales price, if the mortgaged property was purchased within the previous twelve months; or

•
with respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

•	a statistical analysis;

•	a broker’s price opinion;

•	an automated valuation, drive-by appraisal or other certification of value; or

•	an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan at origination. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets Residential Funding Company, LLC’s underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

Because the mortgage loans are subject to negative amortization, they will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing. Under the applicable underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

Application of Underwriting Standards

Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a cooperative, if applicable, and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

ARM loans, buy-down mortgage loans, graduated payment mortgage loans and any other similar mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization due to the addition of deferred interest, the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the final balloon amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the balloon loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

A portion of the mortgage loans typically will be reviewed by Residential Funding Company, LLC or by a designated third party for compliance with applicable underwriting criteria. The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors. Residential Funding Company, LLC typically will review a sample of the mortgage loans purchased by Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding Company, LLC was performed using an automated underwriting system, as described below under “Automated Underwriting.” Any determination using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Company, LLC may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the mortgage loan. In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions. Residential Funding Company, LLC may also consider a specific area’s housing value trends. These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Company, LLC may also consider the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to Residential Funding Company, LLC.

Because of the program criteria and underwriting standards described above, the Mortgage Loans acquired from Residential Funding Company, LLC may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Credit Scores

Credit scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness. In addition, credit scores may be obtained by Residential Funding Company, LLC after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans generally amortize over a 15- to 30- year period. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s credit score would not be lower if obtained as of the date of this term sheet supplement.

Automated Underwriting

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC’s Seller Guide as the underwriting criteria necessary to satisfy each underwriting program. In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied.

In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential Funding Company, LLC by the mortgage collateral seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will accept or reject the mortgage loan. For most mortgage collateral sellers, Residential Funding Company, LLC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Company, LLC will approve that mortgage loan for purchase.

In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system and submitted to Residential Funding Company, LLC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation. For most mortgage collateral sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller’s mortgage loans.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC’s underwriting criteria.

Prepayment Premiums

Under the terms of the related mortgage notes, as of the Cut-off Date, certain of the Mortgage Loans, as described in the final term sheet and/or the prospectus supplement, each by aggregate unpaid principal balance, provide for payment by the related mortgagor of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one (1) year to three (3) years from the date of origination of such Mortgage Loan. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal, state or local law, is as provided in the related mortgage note. No Mortgage Loan imposes a Prepayment Premium for a term in excess of three (3) years. Prepayment Premiums collected from mortgagors, other than any Prepayment Premiums waived or retained by any Servicer as permitted by the applicable Sale and Servicing Agreement, will be paid to the holders of the Class XP Certificates and will not be available for payment to the Offered Certificates.

The Servicers may waive, modify or vary any term of any applicable Mortgage Loan, including any Prepayment Premium, if, in the applicable Servicer’s determination, that waiver or modification is not materially adverse to the Trust Fund, and in certain cases, subject to the consent of the Trustee or as otherwise set forth in the Sale and Servicing Agreements. The Master Servicer, except in its capacity as successor servicer, may not waive, modify or vary any term of any Mortgage Loan.

The Indices

The Index for each Mortgage Loan is one of One-Month LIBOR, the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index, the MTA Loan Index or the COFI Loan Index (each as defined below) or another index as described in the prospectus supplement and the prospectus.

The “Six-Month LIBOR Loan Index” will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is generally forty-five days before the applicable Adjustment Date.

The “One-Year LIBOR Loan Index” will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one-year U.S. Dollar-denominated deposits as of the date that is generally forty-five days before the applicable Adjustment Date.

The “MTA Loan Index” is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical Release No. H.15(519) determined by averaging the monthly yield for the most recent twelve months. The MTA Loan Index used for each Interest Accrual Period will be the most recent MTA figure available as of the related MTA determination date.

The Eleventh District Cost of Funds Index (the “COFI Loan Index”) is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The COFI Loan Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date.

Additional Information

The Prospectus Supplement will contain important information about the Mortgage Loans including:

•	the original and current mortgage interest rates and the current scheduled principal balances of the Mortgage Loans;

•	the initial Adjustment Dates and the Margins;

•	the years in which initial Scheduled Payments on the Mortgage Loans were due;

•	the original and/or current loan-to-value ratios of the Mortgage Loans;

•	the types of Mortgaged Properties;

•	the geographic distribution by state of the Mortgaged Properties;

•	the scheduled maturity dates of the Mortgage Loans and the weighted average stated remaining term to maturity of the Mortgage Loans;

•	the original terms to maturity of the Mortgage Loans;

•	the interest rate Index and all applicable caps and floors for the mortgage interest rates;

•	the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

•	the mortgagor’s stated purpose of financing; and

•	the credit score ranges.

The credit score tables appearing in the appendices to the prospectus supplement will show the credit scores, if any, that the servicers, originators, underwriters of the Mortgage Loans or GSMC collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. Lower credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this term sheet supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission generally within fifteen days after the initial issuance of the certificates. In the event that Mortgage Loans are removed from or added to the mortgage pool as described in the first paragraph under “Description of the Mortgage Pool,” that removal or addition will be noted in the Current Report on Form 8-K.

Transfer of the Mortgage Loans to the Trustee

The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date will be sold by GSMC to the Depositor as of the Cut-Off Date pursuant to assignment, assumption and recognition agreements among GSMC, the applicable Servicer and Seller and the Depositor (provided that for the first related interest collection period, only 17 days of interest will be conveyed). The Mortgage Loans, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date will then be sold by the Depositor to the Trustee on behalf of the Issuing Entity pursuant to the terms of the Trust Agreement (provided that for the first related interest collection period, only 17 days of interest will be conveyed). In connection with such transfers, GSMC will assign to the Depositor all of its rights and obligations under the Sale and Servicing Agreements (with the exception of certain obligations) relating to the Mortgage Loans transferred by GSMC to the Depositor, and the Depositor, in turn, will assign such rights and obligations to the Trustee. The Securities Administrator will execute, and the certificate registrar will, concurrent with such assignment, authenticate and deliver the certificates on behalf of the Issuing Entity. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the “Mortgage Loan Schedule”).

As to each Mortgage Loan (except MERS loans, as described below), certain documents are required to be delivered to the related Custodian in accordance with each applicable Sale and Servicing Agreement. Such documents generally include the original mortgage note or (if the original is lost, and to the extent permitted by such Sale and Servicing Agreement), a copy of such mortgage note with applicable addenda and riders, endorsed in blank, without recourse, by the Seller, the original assignment of mortgage and any intervening related assignments, and any modification or assumption agreements, and may include other relevant documentation.

Certain of the Mortgage Loans have been registered with the Mortgage Electronic Registration System (“MERS”). For these Mortgage Loans, the related Custodian will not have original documentation. Instead, the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale and Servicing Agreements generally provide that, if a document that should have been delivered to the related Custodian is missing or defective, and that defect or missing document materially and adversely affects the value of the Mortgage Loan, the Seller must deliver the missing document or correct or cure the defect, as applicable, within 90 days of written notice of the defect.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents, may limit the ability of a Servicer to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trust Fund for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the applicable Sale and Servicing Agreement, each Seller made certain representations and warranties to GSMC in connection with the transfer of the Mortgage Loans as of the date of each such transfer. In connection with the transfer of the Mortgage Loans to the Trust Fund, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trust Fund, will assign to the Trustee on behalf of the Issuing Entity all of its rights under the Sale and Servicing Agreements, including the benefit of the representations and warranties. The following is a general summary of these representations and warranties and is not a complete or exact reproduction of all of the representations and warranties made with respect to the Mortgage Loans in the related Sale and Servicing Agreement. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans. Each representation made by the related Seller was made as of the date that it sold the Mortgage Loans to GSMC. GSMC will bring down all loan level representations and warranties through the Closing Date. In addition, GSMC will make the representation and warranty in clause (xxxiv) directly to the Trustee on behalf of the Issuing Entity, as of the Closing Date.

(i)	Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable Sale and Servicing Agreement is true and correct as of the relevant cut-off date;

(ii)
Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and no Mortgage Loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the closing date;

(iii)
No Outstanding Charges. There are no defaults by the Seller in complying with the terms of the mortgage note or mortgage. To the best knowledge of each Seller, all taxes and government assessments, insurance premiums, water, sewer and municipal charges due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(iv)
Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related Sale and Servicing Agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, and the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part;

(v)
No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(vi)
No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii)
Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii)
Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with, and the Servicer will maintain and deliver upon demand evidence of such compliance; and all inspections, licenses and certificates required for the occupied portion of each Mortgaged Property have been obtained;

(ix)
Valid First Lien; No Mechanics’ Liens. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to the lien of current property taxes and other assessments not yet due and payable, covenants and conditions specified in the title insurance policy and other matters to which similar properties are commonly subject. No mechanics’ liens or similar liens have been filed having the same priority as the lien of the related mortgage, which are not insured against by the applicable title insurance policy;

(x)
Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xi)
Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Seller, the Seller had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xii)
Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties having an interest in the Mortgage Loan were in compliance with all applicable state licensing requirements where (1) the Mortgaged Property is located and any qualification requirements of Fannie Mae or Freddie Mac, or (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or their operating subsidiaries) or (5) not doing business in such state;

(xiii)
Title Insurance. Each Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to Fannie Mae or Freddie Mac. The related Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xiv)
Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xv)	Occupancy. At origination and to the best of the Seller’s knowledge, the Mortgaged Property was lawfully occupied under applicable law;

(xvi)	No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xvii)
Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan that is not a MERS Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xviii)
Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business and have been conducted in accordance with the terms of the related mortgage note and mortgage. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law;

(xix)
Mortgaged Property Undamaged; No Condemnation. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and, to the best of such Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(xx)
Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by the applicable federal insurer. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance;

(xxi)
Payment Terms. The mortgage note is payable on the first day of each month, in equal monthly installments of principal and interest over a term of no more than thirty years; provided, that monthly installments of interest may change due to adjustments to the mortgage interest rate on interest rate adjustment dates. No Mortgage Loan has a shared appreciation or other contingent interest feature;

(xxii)
No Defaults. Except with respect to delinquencies identified on the Mortgage Loan schedule of the relevant agreement, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

(xxiii)	Loan-to-Value Ratio. The loan-to-value ratio of each Mortgage Loan was less than 125% at either the time of its origination or refinancing, as applicable;

(xxiv)
Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy (unless an exception was made in the applicable Sale and Servicing Agreement) issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxv)	No Foreclosure. No Mortgaged Property is subject to pending foreclosure proceedings or a written foreclosure agreement;

(xxvi)
No Mortgagor Bankruptcy. To the best of the applicable Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the relevant closing date and the Seller has not received notice that any mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxvii)	No Adverse Selection. The applicable Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxviii)
Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxix)
Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xxx)
The Appraisal. The Mortgage Loan documents contain an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security of the Mortgaged Property; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Fannie Mae or Freddie Mac, as applicable;

(xxxi)
Servicemembers Civil Relief Act. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act;

(xxxii)	No Additional Payments. There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the mortgagor;

(xxxiii)
Comparable and Complete Mortgage Loan File. Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxiv)
HOEPA. No Mortgage Loan is classified as “high cost” or “predatory” mortgage loans under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended and no Mortgage Loan is considered a “high cost” mortgage loan under any applicable federal or state laws;

(xxxv)
Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002, and before March 7, 2003, with an initial balance equal to or less than $322,700 which is secured by property located in the State of Georgia;

(xxxvi)	No Credit Insurance Policies. No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies; and

(xxxvii)
Prepayment Penalty Term. No Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination. No Mortgage Loan originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable Sale and Servicing Agreement. Within the applicable time period under the related Sale and Servicing Agreement, the Seller will be required to cure such breach, and if such breach cannot be cured within such time period, the Seller will be required to repurchase the Mortgage Loan from the Trust Fund. The purchase price will include any costs and damages incurred by the Trust Fund in connection with any violations by such Mortgage Loan of any predatory or abusive lending law. None of the Sellers or the Servicers will have the right to substitute another mortgage loan for a Mortgage Loan as to which a breach has occurred, but under certain circumstances as described in the Trust Agreement the Depositor may substitute another mortgage loan for a Mortgage Loan as to which a breach has occurred. The proceeds of the repurchase of a defective Mortgage Loan will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises. GSMC will likewise be required to cure a breach of any representations and warranties made by it in the assignment, assumption and recognition agreements that materially and adversely affects the value of a Mortgage Loan, and if such breach cannot be cured within the applicable time period specified in the related assignment, assumption and recognition agreement, GSMC will be required to repurchase the Mortgage Loan from the Trust Fund.

If any defective Mortgage Loan is not repurchased by the Seller or GSMC, as applicable, and losses occur on such Mortgage Loan, such losses will be allocated to the class of certificates as described under “Description of the Certificates—Subordination and Allocation of Losses” in this term sheet supplement.

None of the Servicers, Master Servicer, Securities Administrator, Trustee, Depositor or any of their respective affiliates has made the foregoing representations and warranties and none of them will have any obligation to repurchase a Mortgage Loan if the Seller or GSMC, as applicable, defaults on its obligation to repurchase a Mortgage Loan from the Trust Fund in connection with a breach of a representation and warranty or in connection with a defective document as described above.

In the event that certain of the Mortgage Loans are, in general, more than one month or a few months delinquent in payment (such time period as described in the final term sheet and/or the prospectus supplement) with respect to the first due date for the first monthly payment to the Sponsor, the related Seller will be obligated to repurchase such Mortgage Loan(s) from the Sponsor. As described under “—Transfer of the Mortgage Loans to the Trustee” above, the Sponsor’s right to enforce the related Seller’s obligation to repurchase any such Mortgage Loan will be assigned by the Sponsor to the Depositor and, in turn, assigned by the Depositor to the Trustee for the benefit of the holders of the Certificates. If so directed by the holder of the Residual Certificates specified in the Trust Agreement, the Trustee will enforce the obligation of the related Seller to repurchase certain or all of such Mortgage Loans. If such repurchase obligation is exercised and if the related Seller fails to repurchase the affected Mortgage Loans from the Trust Fund, none of the Sponsor, the Depositor or any other entity will have any obligation to do so. If such repurchase obligation is exercised and in the event the price at which the related Seller is required to repurchase any such Mortgage Loan is less than the price required to repurchase a Mortgage Loan for a breach of a representation or warranty under the Trust Agreement, the Sponsor will be required to pay any such difference; conversely, if such price at which the related Seller is required to repurchase any such Mortgage Loan is greater than the price required to repurchase a Mortgage Loan for a breach of a representation or warranty under the Trust Agreement, any such excess funds will be distributed to certain Residual Certificates in accordance with the provisions of the Trust Agreement. Except to the extent provided above with respect to allocating any such excess funds to the holders of the Residual Certificates specified in the Trust Agreement, the proceeds of any such repurchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders.

In connection with its assignment of the Mortgage Loans to the Depositor, GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any person other than the Depositor, and the Depositor, in connection with its assignment of the Mortgage Loans to the Trustee for the benefit of the Issuing Entity will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation in any mortgage note or mortgage to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part or (c) released any mortgagor, in whole or in part except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

STATIC POOL INFORMATION

The Sponsor

Information concerning the sponsor’s prior residential mortgage loan securitizations involving mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo by clicking on the hyperlink entitled “GSR 2007-OA1.” On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet supplement. Information under "Original Pool Characteristics" for each securitization is as provided in the related prospectus supplement, which may vary from the related actual initial pool balance. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this term sheet supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust fund related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this term sheet supplement upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

Countrywide Home Loans

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at

http://www.countrywidedealsdata.com/?CWDD=01200704.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this term sheet supplement, the prospectus or the Depositor’s registration statement.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC" or the "Sponsor"). GSMC is the parent of the Depositor and an affiliate of the Underwriter and Avelo.

GSMC has been the sponsor of securitizations backed by prime mortgage loans since 2001. The following table describes the approximate volume of prime mortgage loan securitizations sponsored by GSMC since 2001:

Year	Approximate Volume
2001	$0.4 billion
2002	$8.6 billion
2003	$7.8 billion
2004	$10.3 billion
2005	$16.8 billion
2006	$12.8 billion

For additional information regarding the Sponsor, see “The Sponsor” in the prospectus.

THE DEPOSITOR

The Depositor is GS Mortgage Securities Corp., a Delaware corporation. The Depositor is a wholly-owned subsidiary of the Sponsor, GSMC, and is an affiliate of the Underwriter and Avelo. The Depositor will not have any business operations other than securitizing mortgage assets and related activities. For additional information regarding the Depositor, see “The Depositor” in the prospectus.

THE ISSUING ENTITY

GSR Mortgage Loan Trust 2006- OA1, the Issuing Entity, will be formed on the Closing Date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the Trust Agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. As described under “The Custodians” below, DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will keep them in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the Trust Fund. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the holders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the Trust Agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

As compensation for its services as Trustee under the Trust Agreement, the Trustee will be entitled to an annual fee, which will be payable by the Securities Administrator from investment earnings on amounts on deposit in the Certificate Account. Certain expenses of the Trustee will be reimbursed by the Trust Fund before payments are made in respect of the Offered Certificates. The Trustee, as successor master servicer, will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a removal of the Master Servicer due to a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of such removed or resigned Servicer.

The Trust Agreement provides that the Trustee and any officer, employee or agent of the Trustee, or its designee, including in its capacity as successor Master Servicer, will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Trustee arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

The Trustee is eligible to serve as such under the Trust Agreement only so long as it is a corporation or banking association organized and doing business under the laws of the United States or any state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of fat least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after the resignation of the Trustee, the resigning Trustee may, at the expense of the Depositor, petition any court of competent jurisdiction for appointment of a successor. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as Securities Administrator under the Trust Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Originators and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Under the terms of the Trust Agreement, the Securities Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Securities Administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

The Securities Administrator will act as paying agent and certificate registrar of the certificates. The Depositor, the Sponsor, the Originators and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and Securities Administrator. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Trustee and the Servicers.

The Securities Administrator will receive, as compensation for acting in such capacity (the “Securities Administrator Fee”), the interest or other investment income, or a portion of the interest or other investment income, earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee.

The Trust Agreement provides that the Securities Administrator and any officer, employee or agent of the Securities Administrator will be indemnified from the Trust Fund and will be held harmless against any loss, liability or unanticipated expense incurred by the Securities Administrator arising under the Trust Agreement and any Sale and Servicing Agreement, other than incurred by reason of its willful misfeasance or negligence in the performance of its duties under the Trust Agreement.

For information with respect to the Securities Administrator’s liability under the trust agreement and any indemnification that the Securities Administrator will be entitled to from the trust, see "The Master Servicer—Indemnification and Third Party Claims" in this term sheet supplement.

The Securities Administrator will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

In the event that the Securities Administrator fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Securities Administrator and the Depositor will appoint a successor securities administrator.

If at any time Wells Fargo resigns, or transfers or assigns its rights and obligations, or is removed as Securities Administrator, then at such time, Wells Fargo will be terminated as Master Servicer. In such event, the obligations of each such party will be assumed by the Trustee, as successor master servicer, or any successor master servicer or securities administrator appointed as provided in the Trust Agreement.

THE CUSTODIANS

It is expected that each of Deutsche Bank National Trust Company and U.S. Bank National Association will act as a custodian of the related Mortgage Loans pursuant to one or more separate custodial agreements and, in such capacity, and pursuant to the Trust Agreement, will execute and deliver to the Securities Administrator and the Trustee, a custodial receipt representing that such Custodian possesses the mortgage loan files to which it agreed to act as custodian pursuant to such custodial agreement or custodial agreements, as the case may be.

Each Custodian is responsible to hold and safeguard the applicable mortgage notes and other contents of the mortgage files on behalf of the Trustee, the Securities Administrator and the Certificateholders.

Each Custodian will be required to prepare and deliver a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

THE MASTER SERVICER

General

Wells Fargo Bank will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Sale and Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Trust Agreement. In addition, upon the occurrence of certain Servicer Events of Default under the terms of any Sale and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Master Servicer will be required to prepare and deliver a compliance statement and a report on assessment of compliance as described under “The Servicers—Evidence as to Compliance.”

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo Bank will be entitled to receive the interest or investment income, or a portion of the interest or investment income, earned by it on amounts deposited in, or credited to, the Master Servicer Account (the “Master Servicing Fee”). The remainder of any interest or investment income, if any, earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders. In the event the Master Servicer, as successor servicer, assumes the duties of a Servicer under any Sale and Servicing Agreement, it will be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to such Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed Delinquency Advances and any Delinquency Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under “—Indemnification and Third Party Claims,” and (iv) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and will be entitled to reimbursement therefor from the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer will be reimbursed from the Trust Fund for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on, grounded upon, or resulting from a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties. Such indemnification will survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement will accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee will promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer will assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Master Servicer will be indemnified and held harmless from the Trust Fund against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and unanticipated expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trustee on behalf of the Issuing Entity, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (ii) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer will be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described under “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment; provided, however, that the Master Servicer will remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may subject it to any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund.

The Master Servicer will not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Depositor and written notice to the Trustee; provided, however, that the Master Servicer will have the right with the prior written consent of the Securities Administrator and the Depositor (which consents will not be unreasonably withheld) and written notice to the Trustee, and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency listed in the final terms sheet and/or prospectus supplement to the effect that such action will not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and any other compensation payable to the Master Servicer under the Trust Agreement will thereafter be payable to such successor master servicer, but in no event will such fees and compensation exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer will be a party, or any entity which succeeds to the business of the Master Servicer, will be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer will be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it will agree to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and will have a net worth of not less than $25,000,000.

The Master Servicer will not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer will be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor. No such resignation will become effective until a successor master servicer appointed in accordance with the provisions of the Trust Agreement has assumed the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following will constitute a “Master Servicer Event of Default” by the Master Servicer: (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any Delinquency Advance required to be made by the Master Servicer as successor servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, will have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer or its affiliates to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, will have been entered against the Master Servicer and such decree or order will have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer will consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer will admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days; (g) an affiliate of the Master Servicer that performs any back-up servicing duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer as successor servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Depositor and written notice to the Trustee; or (i) the indictment of the Master Servicer for the taking of any action by the Master Servicer, or any employee affiliate or director thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, and upon written direction from 51% of the certificateholders will, waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default will cease to exist, and any Master Servicer Event of Default arising therefrom will be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon written direction from 51% of the certificateholders will, by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it will prepare, execute and deliver to any successor entity designated by the Trustee, at the direction of the Depositor, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and deliver any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer, in each case at the Master Servicer’s expense. The Master Servicer will cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

In addition, in the event that the Master Servicer fails to comply with certain filing obligations under the Trust Agreement, the Depositor may at any such time remove the Master Servicer and the Trustee or a successor master servicer appointed by the Trustee, at the direction of the Depositor, will assume the Master Servicer’s responsibilities and obligations under the Trust Agreement.

If at any time Wells Fargo resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, Wells Fargo will be terminated as Securities Administrator. In such event, the obligations of each such party will be assumed by the Trustee, as successor master servicer, or any successor master servicer or securities administrator appointed as provided in the Trust Agreement.

Reports by the Master Servicer

On or before the dates specified in the related Sale and Servicing Agreements and the Trust Agreement, the Servicers are required to deliver to the Master Servicer and the Master Servicer will, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator, or cause the Servicers to prepare and distribute to the Securities Administrator, certain reports related to the certificates and the Mortgage Loans. See “Description of the Certificates—Reports to Certificateholders.” In addition, the Master Servicer will prepare and deliver certain other statements of compliance and reports on assessment of compliance as described under “The Servicer—Evidence as to Compliance.”

Assumption of Master Servicing by a Successor

In the event the Master Servicer is terminated, the Trustee (or its designee) will assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as successor Servicer, or the Trustee will appoint a Freddie Mac or Fannie Mae approved servicer that is acceptable to the Depositor and the Rating Agencies listed in the final terms sheet and/or the prospectus supplement. The Trustee, its designee or any successor Master Servicer appointed by the Trustee will be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer will not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as master servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder. To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed from the Trust Fund for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer will deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

General

It is anticipated that the Mortgage Loans will initially be serviced by Avelo Mortgage, L.L.C., Countrywide Home Loans Servicing LP, Residential Funding Company, LLC and various other mortgage loan servicers (each, a “Servicer” and together, the “Servicers”).

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related Sale and Servicing Agreement as a result of the occurrence of unremedied Events of Default (as defined herein). Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

The information provided below under “—Avelo Mortgage, L.L.C.,” “—Countrywide Servicing” and “—RFC” is provided for those servicers that are expected to service 20% or more of the Mortgage Loans.

Avelo Mortgage, L.L.C.

General

Avelo Mortgage, L.L.C. (“Avelo”) will be required to service the Mortgage Loans it services in accordance with a flow servicing agreement which will be assigned to the Trustee pursuant to an assignment, assumption and recognition agreement. Avelo has provided the information below.

History

Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE: GS). Avelo is an affiliate of the Depositor, the Sponsor and the Underwriter. Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

Currently, Avelo’s servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing system, REALServicing, is able to service virtually any type of mortgage loan product. In addition to conventional products, Avelo also services interest-only products, option ARMs, hybrid payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

The REALServicing system is Avelo’s core loan servicing system. It provides loan level detail of the mortgage accounts and interacts with all of Avelo’s related systems such as its customer service interactive voice response unit and customer service website.

All mortgage loans are serviced according to Avelo’s life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans. The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers. Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online. Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements and direct mail. This contact is tailored to reflect the borrower’s payment habits, loan risk profile, and loan status.

Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs. Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower. The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process. Avelo’s goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws. The foreclosure process and local counsel are monitored for compliance and performance. Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo’s Portfolio of Serviced Assets

Currently, Avelo’s servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second-lien conventional mortgage loans. Avelo’s servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then. As of March 31, 2007, Avelo is servicing approximately $12.0 billion of mortgage loans.

Avelo Rating Information

Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody’s. In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac.

Changes to Avelo’s Policies and Procedures

Avelo has formulated and will continue to update its servicer policies and procedures. Avelo’s servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

Avelo’s Compliance with Applicable Regulation AB Servicing Criteria

Avelo assessed its compliance with the applicable Regulation AB Servicing Criteria for the period from February 24, 2006 through December 31, 2006 and identified a material instance of non-compliance with the servicing criterion set forth in Item 1122(d)(2)(vii) of Regulation AB. Specifically, for a period of time, Avelo did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date, or as such other number of days as specified in the transaction agreements and reconciling items were not resolved within 90 days of their original identification or such other number of days as specified in the transaction agreements; however, it must be recognized that Avelo was a start-up company servicing its first loans in January of 2006, with the servicing of securitized loans commencing on February 24, 2006. As of the date of the audit, all bank account reconciliations were current. No issues were found or arose from the delay in reconciling the bank accounts.

Countrywide Servicing

General

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this term sheet supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

	Consolidated Mortgage Loan Production

	Years Ended December 31,

	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a) collecting, aggregating and remitting mortgage loan payments;

(b) accounting for principal and interest;

(c) holding escrow (impound) funds for payment of taxes and insurance;

(d) making inspections as required of the mortgaged properties;

(e) preparation of tax related information in connection with the mortgage loans;

(f) supervision of delinquent mortgage loans;

(g) loss mitigation efforts;

(h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i) generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

RFC

General

Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding Company, LLC’s principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC finances its operations primarily through its securitization program.

Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006. Residential Funding Company, LLC was formerly known as Residential Funding Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include “Alt-A” first lien mortgage loans, such as some of the mortgage loans described in this term sheet supplement. Residential Funding Company, LLC also began to acquire and service “subprime”, closed-end and revolving loans secured by second liens in 1995.

Legal Proceedings

There are no material pending legal or other proceedings involving Residential Funding Company, LLC or the mortgage loans serviced by Residential Funding Company, LLC, as originator and servicer, or Homecomings Financial, LLC (“Homecomings”), as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in the Certificates.

Residential Funding Company, LLC and Homecomings are currently party to various legal proceedings arising from time to time in the ordinary course of their business, some of which purport to be class actions. Based on information currently available, it is the opinion of each of Residential Funding Company, LLC and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the mortgage loans serviced by Residential Funding Company, LLC or Homecomings. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding Company, LLC or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding Company, LLC or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding Company, LLC or Homecomings with a successor servicer or subservicer.

RFC Origination Experience - Size, Composition and Growth of Portfolio

The following tables set forth the aggregate principal amount and number of mortgage loans originated or acquired by Residential Funding Company, LLC for the past five years and for the three months ended March 31, 2007, determined as of year end or quarter end, as applicable. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Volume by the Cut-off Date Principal Balance	RFC Origination Experience (By Principal Balance)
First Lien Originations	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	$24,504,734,384	$25,308,508,695	$14,204,846,086	$28,154,131,610	$51,324,836,780	$11,226,482,954
Non-Prime (2)	$15,359,498,812	$27,431,842,369	$25,583,696,970	$27,090,618,909	$22,732,939,370	$4,263,294,831
Total	$39,864,233,196	$52,740,351,064	$39,788,543,056	$55,244,750,519	$74,057,776,150	$15,489,777,785
Prime (1)	61.47%	47.99%	35.70%	50.96%	69.30%	72.48%
Non-Prime (2)	38.53%	52.01%	64.30%	49.04%	30.70%	27.52%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	44.31%	3.28%	-43.87%	98.20%	82.30%	-
Non-Prime (2)	94.30%	78.60%	-6.74%	5.89%	-16.09%	-
Total	60.19%	32.30%	-24.56%	38.85%	34.05%	-

Volume by the Cut-off Date Principal Balance
Second Lien Originations	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208	$2,141,484,404
Non-Prime (2)	-	-	-	-	-	-
Total	$3,447,658,131	$3,523,304,501	$3,249,021,118	$4,408,640,987	$7,642,672,208	$2,141,484,404
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	33.36%	2.19%	-7.78%	35.69%	73.36%	-
Non-Prime (2)	-	-	-	-	-	-
Total	33.36%	2.19%	-7.78%	35.69%	73.36%	-

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Number of loans at the Cut-off Date	RFC Origination Experience (By Number of Loans)
First Lien Originations	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	88,032	101,347	61,760	101,891	173,990	35,407
Non-Prime (2)	135,990	198,955	179,734	168,241	136,880	24,013
Total	224,022	300,302	241,494	270,132	310,870	59,420
Prime (1)	39.30%	33.75%	25.57%	37.72%	55.97%	59.59%
Non-Prime (2)	60.70%	66.25%	74.43%	62.28%	44.03%	40.41%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	48.53%	15.13%	-39.06%	64.98%	70.76%	-
Non-Prime (2)	87.21%	46.30%	-9.66%	-6.39%	-18.64%	-
Total	69.83%	34.05%	-19.58%	11.86%	15.08%	-

Number of loans at the Cut-off Date
Second Lien Originations	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	88,461	93,641	80,035	99,596	152,795	39,428
Non-Prime (2)	-	-	-	-	-	-
Total	88,461	93,641	80,035	99,596	152,795	39,428
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	32.05%	5.86%	-14.53%	24.44%	53.41%	-
Non-Prime (2)	-	-	-	-	-	-
Total	32.05%	5.86%	-14.53%	24.44%	53.41%	-

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

RFC Master Servicer Servicing Experience

The following tables set forth the outstanding principal balance of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and three months ended March 31, 2007 and the number of such loans for the same periods, in each case determined as of year end or quarter end, as applicable. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Volume by Outstanding Average Principal Balance	RFC Master Servicer Servicing Experience (By Principal Balance)
First Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	$43,282,264,857	$33,749,084,171	$32,453,682,854	$47,935,800,813	$83,052,457,702	$91,791,468,815
Non-Prime (2)	$24,910,565,613	$39,334,697,127	$50,509,138,736	$53,938,083,312	$57,013,557,376	$57,316,493,006
Total	$68,192,830,470	$73,083,781,298	$82,962,821,590	$101,873,884,125	$140,066,015,078	$149,107,961,821
Prime (1)	63.47%	46.18%	39.12%	47.05%	59.30%	61.56%
Non-Prime (2)	36.53%	53.82%	60.88%	52.95%	40.70%	38.44%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-15.75%	-22.03%	-3.84%	47.71%	73.26%	-
Non-Prime (2)	51.62%	57.90%	28.41%	6.79%	5.70%	-
Total	0.57%	7.17%	13.52%	22.79%	37.49%	-

Volume by Outstanding Average Principal Balance
Junior Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$8,536,345,778	$9,066,815,231
Non-Prime (2)	-	-	-	-	-	-
Total	$4,102,615,571	$4,365,319,862	$5,135,640,057	$5,476,133,777	$8,536,345,778	$9,066,815,231
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	16.79%	6.40%	17.65%	6.63%	55.88%	-
Non-Prime (2)	-	-	-	-	-	-
Total	16.79%	6.40%	17.65%	6.63%	55.88%	-

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Volume by number of loans	RFC Master Servicer Servicing Experience (By Number of Loans)
First Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	202,938	168,654	156,745	201,903	312,825	340,203
Non-Prime (2)	242,625	341,863	414,639	411,550	405,577	395,809
Total	445,563	510,517	571,384	613,453	718,402	736,012
Prime (1)	45.55%	33.04%	27.43%	32.91%	43.54%	46.22%
Non-Prime (2)	54.45%	66.96%	72.57%	67.09%	56.46%	53.78%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-14.71%	-16.89%	-7.06%	28.81%	54.94%	-
Non-Prime (2)	44.37%	40.90%	21.29%	-0.74%	-1.45%	-
Total	9.74%	14.58%	11.92%	7.36%	17.11%	-

Volume by number of loans
Junior Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	118,773	127,833	147,647	143,713	199,652	208,178
Non-Prime (2)	-	-	-	-	-	-
Total	118,773	127,833	147,647	143,713	199,652	208,178
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	14.16%	7.63%	15.50%	-2.66%	38.92%	-
Non-Prime (2)	-	-	-	-	-	-
Total	14.16%	7.63%	15.50%	-2.66%	38.92%	-

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Homecomings Financial, LLC

Pursuant to the terms of a subservicing agreement with Residential Funding Company, LLC, Homecomings will subservice a portion of the mortgage loans for which Residential Funding Company, LLC is the named servicer.

Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings’ total servicing portfolio was 164,000 loans with an aggregate principal balance of $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings’ servicing operations. Approximately 85% of the mortgage loans currently serviced by Residential Funding Company, LLC are subserviced by Homecomings. As of December 31, 2006, Homecomings serviced approximately 880,000 mortgage loans with an aggregate principal balance of approximately $128 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties, and mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings’ servicing activities have included the activities specified below.

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer.

The following table sets forth the aggregate principal amount and number of mortgage loans serviced by Homecomings for the past five years and for the three months ended March 31, 2007, in each case determined as of year end or quarter end, as applicable. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

Volume by Outstanding Principal Balance	Homecomings Servicing Portfolio (By Principal Balance)
First Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126	$67,401,832,594	$70,946,676,717
Non-Prime (2)	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214	$49,470,359,806	$46,994,401,753
Total	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340	$116,872,192,400	$117,941,078,470
Prime (1)	49.96%	43.07%	41.56%	46.10%	57.67%	60.15%
Non-Prime (2)	50.04%	56.93%	58.44%	53.90%	42.33%	39.85%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	7.09%	9.55%	6.64%	39.53%	51.22%	-
Non-Prime (2)	60.71%	44.56%	13.47%	15.99%	-5.05%	-
Total	28.55%	27.07%	10.53%	25.78%	20.89%	-

Volume by Outstanding Principal Balance
Junior Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$11,505,749,849
Non-Prime (2)	-	-	-	-	-	-
Total	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$11,505,749,849
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-4.94%	-2.95%	2.25%	-1.68%	53.43%	-
Non-Prime (2)	-	-	-	-	-	-
Total	-4.94%	-2.95%	2.25%	-1.68%	53.43%	-

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Volume by number of loans	Homecomings Servicing Portfolio (By Number of Loans)
First Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	125,209	143,645	150,297	187,773	252,493	262,348
Non-Prime (2)	257,077	341,190	373,473	394,776	361,125	342,150
Total	382,286	484,835	523,770	582,549	613,618	604,498
Prime (1)	32.75%	29.63%	28.70%	32.23%	41.15%	43.40%
Non-Prime (2)	67.25%	70.37%	71.30%	67.77%	58.85%	56.60%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-6.30%	14.72%	4.63%	24.93%	34.47%	-
Non-Prime (2)	52.85%	32.72%	9.46%	5.70%	-8.52%	-
Total	26.66%	26.83%	8.03%	11.22%	5.33%	-

Volume by number of loans
Junior Lien Mortgages	2002	2003	2004	2005	2006	Three Months Ended 3/31/07
Prime (1)	217,031	211,585	210,778	199,600	266,900	265,821
Non-Prime (2)	-	-	-	-	-	-
Total	217,031	211,585	210,778	199,600	266,900	265,821
Prime (1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime (2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage change from prior year (3)
Prime (1)	-5.20%	-2.51%	-0.38%	-5.30%	33.72%	-
Non-Prime (2)	-	-	-	-	-	-
Total	-5.20%	-2.51%	-0.38%	-5.30%	33.72%	-

(1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End Home Equity Revolving Credit line junior lien programs.
(2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year-to-year growth or decline as a percentage of the prior year’s volume.

Homecomings Subservicing Responsibilities

In its role as subservicer, Homecomings is generally responsible for the following:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•
accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing Compensation and the Payment of Expenses

A servicing fee for each Mortgage Loan will be payable to each Servicer at the applicable Servicing Fee Rate. The “Servicing Fee Rate” is the per annum rate at which the servicing fee accrues on the principal balance of each Mortgage Loan. The Servicing Fee Rates will be as described under “—Administration Fees” below. The rights of the Servicers to receive servicing fees and certain proceeds of the Mortgage Loans (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders. The Servicers are entitled to retain as additional servicing compensation all ancillary fees, including without limitation, all assumption fees, reconveyance fees, insufficient funds fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

Collection and Other Servicing Procedures

The various mortgagors are generally required to make scheduled payments of principal and/or interest (“Scheduled Payments”) to the Servicers due on the Mortgage Loans. Each applicable Sale and Servicing Agreement generally requires the related Servicer to proceed diligently to collect all payments due under the Mortgage Loans and in substance to service the Mortgage Loans according to servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are consistent with the federal Real Estate Settlement Procedures Act and applicable state law and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans.

Each Servicer will be required to deposit in a collection account on a daily basis, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under “Credit Enhancement—Reserve and Other Accounts.” Each applicable Sale and Servicing Agreement requires that such funds be held in a time deposit or demand account with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated not less than “A-1” by S&P and “Prime-1” by Moody’s Investors Service, Inc., or whatever ratings satisfy rating requirements of any rating agency that rates any of the certificates.

Pursuant to each applicable Sale and Servicing Agreement, the related Servicer will establish and maintain accounts (each, an “Escrow Account”) into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the related Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists in such accounts.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

The Servicers will be required to cause each mortgagor to maintain for each Mortgage Loan hazard insurance such that all buildings on the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae and Freddie Mac or conforming to the related underwriting guidelines, as applicable, against loss by fire and other hazards, with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If a hazard insurance policy is in danger of being terminated, or if the insurer ceases to be acceptable, the related Servicer will be required to notify the related mortgagor and the Master Servicer, and will use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, may a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and flood insurance has been made available), the Servicers will be required to verify that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended.

The Servicers are required to maintain hazard and flood insurance on any property acquired following foreclosure as to which a Realized Loss has not yet been taken similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to maintain the foregoing insurance by obtaining a blanket policy on all of the Mortgage Loans that it services, which policy satisfied the requirements set forth above.

All policies are required to name the related Servicer or the Trustee as loss payee and will be endorsed with standard or union mortgagee clauses, which will provide for at least 30 days’ prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Compliance

During or prior to March of each year, commencing with March 2008, each Servicer and the Master Servicer will be required to deliver to the Depositor an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of its performance under the Trust Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on such review, such party has fulfilled all its obligations under the Trust Agreement in all material respects throughout the year or, if there has been a failure to fulfill any such obligation in any material respect, specifying such failure known to the officer and the nature and status thereof.

In addition, during or prior to March of each year, commencing with March 2008, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and any other assets of the Trust Fund (including, without limitation, the Securities Administrator, the Master Servicer, the Custodians and each Servicer) will be required to deliver annually to the Depositor and/or the Securities Administrator, as applicable, a report (an “Assessment of Compliance”) that assesses compliance by that party with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) applicable to such party that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the applicable criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year;

provided, however, the Custodians will deliver such Assessment of Compliance until a Form 15 under the Exchange Act has been filed.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Fidelity bonds and errors and omissions policies are also required to be maintained by each Servicer under the applicable Sale and Servicing Agreement.

Servicer Events of Default

Events of default (“Events of Default”) under each applicable Sale and Servicing Agreement will generally occur if:

(i)
the Servicer fails to remit any required payments under the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of three business days after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(ii)	the Servicer fails to transmit reports and certifications to the Master Servicer as required under the relevant Sale and Servicing Agreement;

(iii)
the Servicer fails to observe or perform in any material respect any covenant or agreement in the relevant Sale and Servicing Agreement, which failure continues unremedied for a period of time as specified in the applicable Sale and Servicing Agreement after the Securities Administrator or the Master Servicer notifies the Servicer of such failure;

(iv)	the Servicer fails to maintain its license to do business in any jurisdiction where any Mortgaged Property is located and such license is required;

(v)
certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving the Servicer which are not discharged or stayed within a period of time as specified in the applicable Sale and Servicing Agreement, or the Servicer takes certain actions indicating its insolvency;

(vi)	the Servicer admits in writing its inability to pay its obligations as they become due;

(vii)	the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer; and

(viii)
the Servicer attempts to assign the relevant Sale and Servicing Agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in such Sale and Servicing Agreement.

Rights upon Events of Default

So long as a “Servicer Event of Default” under any Sale and Servicing Agreement as described in the preceding paragraph remains unremedied, the Master Servicer may, and at the direction of the certificateholders evidencing not less than 51% of the voting rights, will, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the related Sale and Servicing Agreement. On the effective date of the notice of termination and pursuant to the Trust Agreement, if no successor servicer is willing or able to assume servicing duties under the relevant Sale and Servicing Agreement, the Master Servicer will succeed to all of the responsibilities, duties and liabilities of such Servicer under the applicable Sale and Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer, nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Sale and Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unwilling or unable to serve as successor Servicer, or if the certificateholders evidencing not less than 51% of the voting rights request in writing, the Master Servicer will appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the Rating Agencies, having a net worth of at least $25,000,000 and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to such Servicer under such Sale and Servicing Agreement. Pending such appointment, the Master Servicer is obligated to act in such capacity. Any successor servicer will be entitled to the same servicing compensation as the predecessor Servicer. In addition, certificateholders evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; however, an Event of Default with respect to a Servicer’s obligation to make Servicing Advances or Delinquency Advances or any other Event of Default that would materially adversely affect any non-consenting certificateholder may be waived only by all certificateholders affected by such Event of Default.

Certain Matters Regarding the Servicers

Pursuant to the applicable Sale and Servicing Agreement, a Servicer may not assign a Sale and Servicing Agreement or the servicing thereunder, or delegate all or any portion of its rights or duties under such Sale and Servicing Agreement, or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer, which consent may not be unreasonably withheld.

A Servicer may not resign from its obligations and duties under a Sale and Servicing Agreement except by mutual consent of such Servicer, the Master Servicer and the Trustee or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer must be evidenced by an opinion of counsel delivered to the Master Servicer and the Trustee, and in form and substance acceptable to the Master Servicer and the Trustee. No such resignation will become effective until a successor has assumed the Servicer’s responsibilities and obligations in the manner provided in the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement provides that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, so long as such entity is a Fannie Mae/Freddie Mac approved servicer.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer under the related Sale and Servicing Agreement either assigns such agreement or the servicing responsibilities thereunder or delegates all or any portion of its duties thereunder or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will have the right to terminate such Sale and Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Sale and Servicing Agreements provide that neither the Servicers nor any of its directors, officers, employees or agents will have any liability to the Trust Fund for any action taken or for refraining from taking any action in good faith pursuant to the applicable Sale and Servicing Agreement, or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such person against any breach of warranties or representations made in the related Sale and Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the applicable Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that a Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the related Sale and Servicing Agreement and the rights and duties of the parties thereto. In such event, the Servicer will be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

With respect to the applicable Sale and Servicing Agreement, such Servicer will be indemnified and held harmless from the Trust Fund against any and all losses that it may sustain as a result of any act or omission on the part of the Trustee on behalf of the Trust Fund.

Actions by the Sponsor and its Affiliates

The Sponsor and the Servicers have certain rights and obligations described in this term sheet supplement with respect to servicing of the Mortgage Loans and loan-level representations and warranties. These parties have similar rights and obligations in connection with a substantial number of other mortgage loan securitization trusts formed at the direction of the Sponsor. The Sponsor and its affiliates may from time to time have economic interests in the performance of the Mortgage Loans included in the Trust Fund or in other securitization trusts that may include a residual interest, other classes of certificates or interests in the form of derivatives. In addition, because the performance of pools of mortgage loans may vary due to differing credit quality or other pool characteristics, the servicing techniques employed and level of servicing attention required may be greater in respect of some loan pools than others. While both the Sponsor and the Servicers will fulfill their contractual obligations with respect to the Trust Fund, the Sponsor and the Servicers may in some cases and with respect to certain securitization trusts employ different levels of investigation and remedial action and devote more resources to such matters as loss mitigation and repurchase of defective mortgage loans than would be required by contract in order to protect the economic interests of the Sponsor and its affiliates, or to address particular performance issues related to the characteristics of one or more mortgage loan pools.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued on or about May 8, 2007 (the “Closing Date”) pursuant to the Trust Agreement, a form of which will be filed as an exhibit to the registration statement of which the prospectus supplement will be a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Offered Certificates (as defined below) will not be issued unless they receive the rating or ratings from one or more of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch” and, together with S&P and Moody’s, the “Rating Agencies”) as indicated in the final term sheet and/or the prospectus supplement.

The Mortgage Pass-Through Certificates, Series 2007-OA1 will consist of the classes indicated in the final term sheet and/or the prospectus supplement.

Collectively, the certificates will represent the ownership of the property in the Trust Fund. Legal title to the property of the Trust Fund will be held by the Trustee. Only the “Senior Certificates,” the “Senior Subordinate Certificates” and, if specified in the final term sheet and/or the prospectus supplement, the “Residual Certificates” (together with the Senior Certificates and the Senior Subordinate Certificates, the “Offered Certificates”) will be offered by the prospectus supplement. The “Junior Subordinate Certificates,” if any, will not be offered hereby. The Senior Subordinate Certificates together with the Junior Subordinate Certificates, if any, are sometimes referred to herein as the “Subordinate Certificates.” If so described in the final term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Super Senior Certificates.” If so described in the final term sheet and/or the prospectus supplement, certain of the certificates may sometimes be referred to as the “Senior Support Certificates.”

The “Class Principal Balance” for any Distribution Date and for any class of certificates (other than any Interest Only Certificates (as defined below)) will equal the aggregate amount of principal to which it is entitled as of the Closing Date, reduced by all distributions of principal (other than reimbursements of Realized Losses) to that class, if and to the extent provided in any final term sheet for a class of certificates and/or the prospectus supplement, and all allocations of losses required to be borne by that class before that Distribution Date and increased by the amount of any Subsequent Recoveries allocated to that class. The “Certificate Principal Balance,” for any individual certificate, will be the portion of the corresponding Class Principal Balance that it represents.

It is possible that a certain class or classes of certificates (the “Interest Only Certificates”) will be issued from the Trust Fund that will not have a Class Principal Balance, but will only have a notional amount. The “Notional Amount” for any Distribution Date and any class of Interest Only Certificates will be equal to an amount equal to the aggregate Class Principal Balance of certain of the other Offered Certificates, as described in the final term sheet and/or the prospectus supplement, if applicable.

The Senior Certificates (other than any Interest Only Certificates) will each be issued in minimum denominations of not less than $25,000 initial Class Principal Balance each and multiples of $1 in excess of that amount. Certain of the Subordinate Certificates may each be issued in minimum denominations equivalent to not less than $100,000 initial Class Principal Balance each and multiples of $1 in excess of that amount; certain other of the Subordinate Certificates may each be issued in minimum denominations equivalent to not less than $250,000 initial Class Principal Balance each and multiples of $1 in excess of that amount. Any Interest Only Certificates, if offered, may be issued in minimum denominations of $1,000,000 initial notional amount each and multiples of $1 in excess of $1,000,000. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000. Each class of the Residual Certificates, if offered, will be issued in a combined, registered, certificated form in a single denomination representing a 99.99% percentage interest in the residual interest in each related REMIC. The remaining 0.01% percentage interest of each class of Residual Certificates will be sold to the Securities Administrator.

With respect to any date of determination, the percentage of all the voting rights allocated among holders of the certificates (other than any Interest Only Certificates) will be 100% and will be allocated among the classes of those certificates in the proportion that the aggregate Class Principal Balance of a class then outstanding bears to the aggregate Class Principal Balance of all certificates then outstanding. If Interest Only Certificates are issued, then the percentage described in the preceding sentence will be 99% instead of 100%, and with respect to any date of determination, the percentage of all the voting rights allocated among holders of any Interest Only Certificates will be 1%. Furthermore, so long as any Class XP Certificates remain outstanding, 1% of the aggregate voting rights will be allocated to the Class XP Certificates, as provided in the Trust Agreement. The voting rights allocated to a class of certificates will be allocated among all holders of that class in proportion to the outstanding Certificate Principal Balances, or Notional Amounts, of those certificates.

As earlier described under “Description of the Mortgage Pool—General,” if the mortgage pool is divided into Loan Groups, the Mortgage Loans may be divided into separate Loan Groups for the purpose of allocating interest and principal distributions among the Senior Certificates. One such Loan Group may be designed to consist only of Mortgage Loans with original principal balances that do not exceed the applicable Freddie Mac or Fannie Mae maximum original loan amount limitations for one- to four-family Mortgaged Properties, and one or more others of which may be designed to consist of Mortgage Loans with original principal balances that may be less than, equal to or in excess of the Freddie Mac or Fannie Mae maximum original loan amount limitations for one- to four-family Mortgaged Properties, in each case as more fully described in the final term sheet and/or the prospectus supplement.

Distributions

Distributions on a group of classes of certificates (each, a “Certificate Group”) will generally be based on payments received or advanced on the Mortgage Loans in the related Loan Group and groups of Loan Groups may, collectively be grouped together as a “Track.” Distributions on a Track of Subordinate Certificates may be based on payments received or advanced in respect of all of the Mortgage Loans or the Mortgage Loans relating to a Track of Loan Groups.

Distributions will be made to certificateholders of record on the last business day of the Interest Accrual Period for each class related to the applicable Distribution Date (the “Record Date”). All distributions will be made either (1) by check mailed to the address of each certificateholder as it appears in the certificate register on the Record Date immediately prior to such Distribution Date or (2) with respect to the Offered Certificates (other than the Residual Certificates, if offered), by wire transfer of immediately available funds to the account of the certificateholder at a bank or other entity having appropriate facilities, if the holder has so notified the Securities Administrator in writing by the Record Date immediately prior to such Distribution Date and the holder is the registered owner of Regular Certificates with an initial principal amount of at least $1,000,000. The Securities Administrator may charge the holder a fee for any payment made by wire transfer. Final distribution on the certificates will be made only upon surrender of the certificates at the offices of the Securities Administrator or other certificate registrar set forth in the notice of such final distribution.

Beginning on May 25, 2007, and on the 25th day of each month thereafter, or if the 25th day is not a business day, on the next succeeding business day (each, a “Distribution Date”) thereafter, after reimbursement of any Advances to a Servicer (or the Master Servicer as successor servicer, or the Trustee in its capacity as successor master servicer, or any other successor master servicer, if such Advance is not made by the Servicer) and other permitted reimbursements, distributions will be made, to the extent of funds available therefor, in the order and priority described in the prospectus supplement which, generally, will be as described in the term sheet.

In the event that an optional purchase of the Mortgage Loans, as described in the section below entitled “—Optional Purchase of the Mortgage Loans,” the amount of any Fair Market Value Excess (as defined below) will be distributed to certain of the Residual Certificates, in each case in accordance with the provisions of the Trust Agreement.

The formula for calculating the applicable interest rate for each class of the Offered Certificates on any Distribution Date will be set forth in the final term sheet and in the footnotes to the table on the cover of the prospectus supplement. The “Net Rate” for each Mortgage Loan for each Distribution Date is equal to its per annum mortgage interest rate as of the Due Date in the prior calendar month, less (a) the Servicing Fee Rate and (b) the Lender Paid Mortgage Insurance Rate, if applicable. The “Lender Paid Mortgage Insurance Rate” means, if applicable and with respect to certain of the Mortgage Loans, the per annum rate that represents the portion of the interest payment due from the related borrower that will be used by the related Servicer to pay the premium for the required primary mortgage guaranty insurance policy. “Accrued Certificate Interest” with respect to any class of certificates on each Distribution Date will equal the product of (a) the Pass-Through Rate for such class, (b) a fraction, the numerator of which is the number of days in the related Interest Accrual Period and the denominator of which is 360 and (c) the applicable Class Principal Balance. Accrued Certificate Interest is subject to reduction for certain interest shortfalls as described below. The “Interest Accrual Period” with respect to any Distribution Date will be (i) the calendar month preceding the current Distribution Date, calculated on the basis of a 360-day year consisting of twelve thirty-day months or (ii) the period from the prior distribution date (or the Closing date in the case of the first interest accrual period) to the day preceding the current distribution date, calculated on the basis of a 360-day year and an actual number of days elapsed. As to any class of certificates, the Class Principal Balance as of the close of business on each Distribution Date will equal the initial Class Principal Balance of such class reduced by all principal payments (other than reimbursements of Realized Losses) previously distributed to such class and all Realized Losses previously allocated to such class.

The “Group Subordinate Amount” as to any Distribution Date and the Mortgage Loans in any particular Loan Group, will be equal to the excess of the aggregate scheduled principal balance of the Mortgage Loans in that Loan Group for the preceding Distribution Date over the aggregate Class Principal Balance of the Senior Certificates related to that Loan Group after giving effect to distributions on that preceding Distribution Date.

Each Servicer is obligated to remit to the Master Servicer from the Servicer’s own funds, who will remit to the Securities Administrator, before each Distribution Date, an amount necessary to compensate the Trust Fund for interest not earned on the Mortgage Loans as a result of prepayments (“Compensating Interest”); provided, however, that, generally, the Compensating Interest to be paid by the Servicer is limited to, (i) with respect to certain of the Servicers, the lesser of one-half of (a) the related servicing fee or (b) the aggregate servicing fee actually received for such month for the Mortgage Loans or (ii) with respect to certain other of the Servicers, their respective servicing fee or a portion thereof, and may not fully compensate certificateholders for such lost interest. Any such deficiency will constitute a prepayment interest shortfall (each, a “Prepayment Interest Shortfall”). See “Yield and Prepayment Considerations—Principal Prepayments and Compensating Interest” in this term sheet supplement. Any Prepayment Interest Shortfalls not covered by Compensating Interest will be allocated pro rata to each class of Senior Certificates related to the Loan Group in which the prepayments occurred and the related classes of Subordinate Certificates in proportion to the amount of interest to which each such class of related Senior Certificates would otherwise be entitled and the interest that would be payable to a portion of the Subordinate Certificates equal to the related Group Subordinate Amount, in each case in reduction of that amount. Interest shortfalls attributable to the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws, are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Any modifications of the mortgage interest rate on any Mortgage Loan in connection with a mortgagor bankruptcy will not affect the calculation of the weighted average Net Rate of the Mortgage Loans as a whole or for any Loan Group. Interest shortfalls attributable to such a modification are bankruptcy losses and will be allocated as described under “—Subordination and Allocation of Losses.”

Administration Fees

As described under “Description of the Certificates—Definitions Related to Priority of Distributions and Overcollateralization—Available Funds,” funds collected on the Mortgage Loans that are available for distribution to certificateholders will be net of the servicing fee payable on each Mortgage Loan and any lender paid mortgage insurance, if applicable. As described under “The Master Servicer” and “The Securities Administrator,” fees payable to the Master Servicer and the Securities Administrator, respectively, will be paid out of interest or investment income, or a portion of the interest or investment income, earned by such entity on amounts deposited in, or credited to the applicable collection account. Fees payable to the Trustee and the Custodians will be paid by the Securities Administrator out of the interest or investment income earned by the Securities Administrator on amounts held in the Certificate Account. On each Distribution Date, the Securities Administrator, the Master Servicer, the Servicers, the Trustee and the Custodians, and any others receiving payment of fees or expenses (such expenses being reimbursed by the Trust Fund), will generally be entitled to their fee, expenses and indemnification amounts prior to the certificateholders receiving any distributions. In consideration of their duties on behalf of the Trust Fund, the Servicers, the Securities Administrator, the Master Servicer and the Trustee will receive from the assets of the Trust Fund the fees as set forth in the following table:

Fee Payable to:	Amount of Fee
Servicers
For each Mortgage Loan, a monthly fee paid to the applicable Servicer out of interest collections received from the related Mortgage Loan calculated on the Stated Principal Balance, before payment of any amounts to certificateholders, at the following rates:

•     0.375% per annum; and
•     0.425% per annum.

Securities Administrator
The interest or other investment income, or a portion of the interest or other investment income, earned on funds on deposit in the Certificate Account pending distribution to certificateholders, after payment of the Trustee Fee (as described in the Trust Agreement).

Master Servicer
The interest or investment income, or a portion of the interest or investment income, earned by it on amounts deposited in, or credited to, the Master Servicer Account (as described in the Trust Agreement).

Trustee	An annual amount remitted to the Trustee by the Securities Administrator from investment income earned on funds on deposit in the Certificate Account.

Custodians	Each Custodian will be entitled to certain fees that will also be paid by the Securities Administrator from investment income earned on funds on deposit in the Certificate Account.

Available Funds

On each Distribution Date, the Available Funds (as defined under “—Definitions Related to Priority of Distributions and Overcollateralization” below) for that Distribution Date, which, if there is more than one Loan Group or Track of Loan Groups, will be determined separately with respect to each Loan Group or Track of Loan Groups, and, in each case, will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month, will be distributed to the certificateholders, as specified in this term sheet supplement.

Priority of Distributions among Certificates

As more fully described in the final term sheet and/or the prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1) if so provided in the final term sheet and/or the prospectus supplement, to the Supplemental Interest Trust, Net Swap Payment Amounts and Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment;

(2) to interest on each class of Offered Certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest, Principal and Excess Cash Flow”;

(3) to principal on the classes of Offered Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest, Principal and Excess Cash Flow”;

(4) to unpaid interest on the classes of Offered Certificates in the order and subject to the priorities set forth below under “—Distributions of Interest, Principal and Excess Cash Flow”;

(5) to deposit into the Excess Reserve Fund Account (as defined herein) to cover any Basis Risk Carry Forward Amount;

(6) any Defaulted Swap Termination Payment to the Supplemental Interest Trust;

(7) certain amounts of interest and principal to the Class XP certificates; and

(8) any remaining amounts to the Residual Certificates, as set forth in the Trust Agreement;

in each case, subject to certain limitations set forth below under “—Distributions of Interest, Principal and Excess Cash Flow.”

Distributions of Interest, Principal and Excess Cash Flow

For any Distribution Date, the “Pass-Through Rate” for each class of Offered Certificates will be a per annum rate equal to the lesser of (i) One-Month LIBOR plus a specified margin, as specified in the final term sheet and/or the prospectus supplement related to a class of certificates and (ii) the Net Rate Cap (as defined below).

The “Net Rate Cap” for any Distribution Date will be the lesser of (i) the Net WAC Cap Rate (as defined below) and (ii) the Available Funds Rate (as defined below).

The “Net WAC Cap Rate” for any Distribution Date will be a per annum rate (which will not be less than zero) equal to the excess of (i) weighted average of the net mortgage rates of the Mortgage Loans in effect at the beginning of the related Due Period over (ii) a fraction, the numerator of which is the product of (a) the sum of any Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment for such Distribution Date, and (b) 12, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the Due Period and multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. For the Senior Certificates, the Net WAC Cap Rate will be determined based on the Mortgage Loans in the related Loan Group and the allocable portion of Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider for the related Loan Group, and for the Class M Certificates, based on the Mortgage Loans in all Loan Groups and the amount of any Net Swap Payment Amounts and any Swap Termination Payments allocable to all Loan Groups, weighted on the basis of the Group Subordinate Amount.

The “Available Funds Rate” for any Distribution Date will be a per annum rate equal to the product of (x) the Interest Remittance Amount plus full and partial prepayment amounts received on the Mortgage Loans and (y) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of such Distribution Date and multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period. For the Senior Certificates, the Available Funds Rate will be determined based on the Mortgage Loans in the related Loan Group and the allocable portion of Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider for the related Loan Group, and for the Class M Certificates, based on the Mortgage Loans in all Loan Groups and the amount of any Net Swap Payment Amounts and any Swap Termination Payments allocable to all Loan Groups, weighted on the basis of the Group Subordinate Amount. Holders of a class of certificates subject to the Available Funds Rate for any Distribution Date will be entitled to receive the resulting Interest Carryforward Amount from amounts received from excess cash flow, if any, in future periods.

The “Interest Carryforward Amount” for any Distribution Date and any class of Certificates, is the sum of (a) the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and (b) interest on the amount calculated pursuant to clause (a) from prior Distribution Dates, calculated at the then applicable Pass-Through Rate for such class.

On each Distribution Date, distributions in reduction of the Class Principal Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” for each Distribution Date will equal the lesser of (x) the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount (as defined herein) for that Distribution Date and (y) the excess of the Available Funds over the interest distributed for each class of Offered Certificates for that Distribution Date.

Distributions will be determined in part based on the performance of individual Loan Groups.

On each Distribution Date, the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the Certificate Account specified below in the following order of priority:

(i) to the Supplemental Interest Trust and the holders of each class of Offered Certificates in the following order of priority:

(a) to the Supplemental Interest Trust, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment;

(b) concurrently, from the Available Funds related to each Loan Group, to the related Senior Certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for such certificates, allocated either sequentially or pro rata based on their entitlement to such amounts, or allocated both sequentially and pro rata, in each case as provided in the final term sheet and/or the prospectus supplement; provided that if the Available Funds for any group of Mortgage Loans is insufficient to make such payments, any Available Funds relating to any other group of Mortgage Loans remaining after making the related payments to the related certificates will be available to cover that shortfall; and

(c) from any remaining Available Funds, to the Class M Certificates, if any, sequentially, in ascending numerical order, the related Accrued Certificate Interest for each such class for that Distribution Date;

(ii) (A) on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(a) concurrently, to any classes of Residual Certificates, pro rata, from principal payments related to a specified group of Mortgage Loans, until their respective Class Principal Balances have been reduced to zero;

(b) to the Senior Certificates, allocated among those classes as described under “—Allocation of Principal Payments to Senior Certificates” below, until their respective Class Principal Balances have been reduced to zero; and

(c) sequentially, to the Subordinate Certificates, in ascending numerical order, until their respective Class Principal Balances have been reduced to zero;

(B) on each Distribution Date (x) on and after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(a) to the Senior Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Senior Principal Distribution Amount, allocated among those classes as described under “—Allocation of Principal Payments to Senior Certificates” below, until their respective Class Principal Balances have been reduced to zero;

(b) to the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(c) to the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(d) to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(e) to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(f) to the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(g) to the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(h) to the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above and to the Class M-6 Certificates in clause (ii)(B)(g) above and (y) the Class M-7 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(i) to the Class M-8 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above and to the Class M-7 Certificates in clause (ii)(B)(h) above and (y) the Class M-8 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(j) to the Class M-9 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above and to the Class M-8 Certificates in clause (ii)(B)(i) above and (y) the Class M-9 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero; and

(k) to the Class M-10 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Senior Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, to the Class M-8 Certificates in clause (ii)(B)(i) above and to the Class M-9 Certificates in clause (ii)(B)(j) above and (y) the Class M-10 Principal Distribution Amount, until their Class Principal Balance has been reduced to zero;

(iii) any Available Funds remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(a) to the holders of the Offered Certificates in respect of principal, the Extra Principal Distribution Amount (in the order of priority for such classes set forth in clause (i) above), until the targeted overcollateralization amount has been achieved;

(b) if and to the extent that the Available Funds distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Senior Certificates, any unpaid Accrued Certificate Interest and any Unpaid Interest Amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M Certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in clause (i) above;

(c) sequentially, to the holders of the Subordinate Certificates, in ascending numerical order, any Unpaid Interest Amount for each such class;

(d) to the holders of the Offered Certificates, in the same order and priority in which Accrued Certificate Interest is allocated among such classes of certificates, with the allocation to the Senior Certificates being allocated pro rata based on their Class Principal Balances, any Prepayment Interest Shortfalls for such Distribution Date and any such amounts remaining unpaid from prior Distribution Dates, plus interest thereon calculated at the Pass-Through Rate;

(e) to the holders of the Senior Certificates, pro rata among such classes based on their entitlement to those amounts, and then to the holders of the Class M Certificates, in the order of priority for such classes set forth in clause (i) above, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;

(f) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(g) from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, to the holders of the Offered Certificates, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Senior Certificates being allocated pro rata based on their Class Principal Balances; provided that if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Senior Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Senior Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Senior Certificate for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Senior Certificates to the extent the other Senior Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(h) if so provided in the final term sheet and/or the prospectus supplement, to the Supplemental Interest Trust, any Defaulted Swap Termination Payment owed to the Swap Provider;

(i) to the holders of the Class XP Certificates, those amounts as set forth in the Trust Agreement; and

(j) to the holders of the Residual Certificates, any remaining amount as set forth in the Trust Agreement.

On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class XP certificates all amounts representing Prepayment Premiums in respect of the Mortgage Loans received by the servicers during the related Prepayment Period and remitted to the Securities Administrator.

“Prepayment Period” means, with respect to any Distribution Date and the Mortgage Loans (a) serviced by Countrywide Servicing, and Avelo, the calendar month immediately preceding the month in which the Distribution Date occurs, or (b) serviced by RFC, the 16th day of the prior month through the 15th day of the month in which the Distribution Date occurs.

Allocation of Principal Payments to Senior Certificates

All principal distributions to the holders of the Senior Certificates on any Distribution Date will be allocated among the Senior Certificates related to each Loan Group (each a “Senior Certificate Group”) based on the Senior Principal Allocation Percentage applicable to each Senior Certificate Group for that Distribution Date. However, if the Class Principal Balances of the Senior Certificates in either Senior Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Senior Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the Senior Certificates in the other Senior Certificate Group remaining outstanding in accordance with the principal allocation priorities set forth below.

Any payments of principal to a Senior Certificate Group will be made first from payments on the Mortgage Loans in the related Loan Group.

Unless otherwise specified in the related final term sheet and/or prospectus supplement, any principal distributions allocated to a Senior Certificate Group are generally required to be distributed pro rata to the related Senior Certificates, based on their respective Class Principal Balances, until their Class Principal Balances have been reduced to zero. However, so long as a Sequential Trigger Event (as defined herein) is in effect, (i) principal distributions to certain classes of Senior Certificates may be allocated sequentially, to such classes of certificates, in the order specified in the related final term sheet and/or prospectus supplement, until their respective Class Principal Balances have been reduced to zero. A “Sequential Trigger Event” means, if (x) on any Distribution Date before the 25th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds the amount specified in the final term sheet and/or the prospectus supplement, or (y) on any Distribution Date on or after the 25th Distribution Date, a Trigger Event is in effect.

Notwithstanding the foregoing, in the event that the Class Principal Balances of the Subordinate Certificates have been reduced to zero, any principal distributions allocated to the Senior Certificates are required to be allocated pro rata to the Senior Certificates, based on their respective Class Principal Balances, except that so long as a Sequential Trigger Event is in effect principal allocated to certain classes of Senior Certificates will instead, to the extent specified in the related final term sheet and/or prospectus supplement, be allocated sequentially to such classes of certificates, in the order specified in the related final term sheet and/or prospectus supplement, until their respective Class Principal Balances have been reduced to zero.

If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Principal Balance of the Offered Certificates plus the Interest Carryforward Amount exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, the Class Principal Balance of the applicable Subordinate Certificates may be reduced, in inverse order of seniority (beginning with the Subordinate Certificates with the highest numerical designation) by an amount equal to that excess, until that Class Principal Balance is reduced to zero, in each case, after reduction of the related Interest Carryforward Amount. See “Description of the Certificates—Subordination and Allocation of Losses.” In the event of any such reduction of such Class Principal Balance, such reduction is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any of the Subordinate Certificates (and, if so specified in the final term sheet and/or the prospectus supplement, certain of the Senior Certificates), their Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts, Prepayment Interest Shortfalls or Interest Carryforward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related Mortgaged Property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Principal Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state or local statute (each, a “Relief Act Shortfall”) and any Prepayment Interest Shortfalls not covered by Compensating Interest will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Relief Act Shortfall described in the preceding sentence.

A “Liquidated Mortgage Loan” is a Mortgage Loan for which the Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

“Liquidation Proceeds” means amounts, other than insurance proceeds and condemnation proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, including (i) amounts received following the disposition of an REO property pursuant to the applicable Sale and Servicing Agreement less costs and expenses of such foreclosure sale and (ii) in the case of any Mortgage Loan with assets pledged in addition to the Mortgaged Property, amounts received upon the liquidation or conversion of such assets.

Supplemental Interest Trust

If so provided in the final term sheet and/or the prospectus supplement, on any Distribution Date, Swap Termination Payments, Net Swap Payment Amounts owed to the Swap Provider and Net Swap Receipt Amounts for that Distribution Date will be deposited into a trust account established by the Securities Administrator and held by a separate trust (the “Supplemental Interest Trust” ) as part of the asset pool held under the Trust Agreement. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

(A) to the Swap Provider, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

(B) to the certificateholders, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) of “—Distributions of Interest, Principal and Excess Cash Flow” above, to the extent unpaid from other Available Funds;

(C) to the certificateholders, to pay principal as described in clause (ii)(A) and clause (ii)(B) of “—Distributions of Interest, Principal and Excess Cash Flow” above, but only to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount, after giving effect to payments and distributions from other Available Funds;

(D) to the certificateholders, to pay Unpaid Interest Amounts, Interest Carryforward Amounts and Basis Risk Carry Forward Amounts as described in clauses (iii)(a) through (o) above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

(E) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(F) to the holders of the Class XP Certificates, any remaining amounts.

The Supplemental Interest Trust will not be an asset of any Trust REMIC.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates. The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of Offered Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class XP Certificates.

If, on any Distribution Date, the Pass-Through Rate for any class of Offered Certificates is based upon the Net Rate Cap, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) Accrued Certificate Interest for that class calculated assuming the Net Rate Cap being equal to the Net WAC Cap Rate is the “Basis Risk Shortfall.”

With respect to any Distribution Date and any class of Offered Certificates, the “Basis Risk Carry Forward Amount” will be an amount equal to the amount of the related Basis Risk Shortfall on that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Net Monthly Excess Cash Flow, calculated at the then applicable Pass-Through Rate for such class, without giving effect to the Net Rate Cap.

Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, with respect to such Distribution Date (as described in the prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts, Prepayment Interest Shortfalls or Interest Carryforward Amounts for that class of certificates.

In the event the Class Principal Balance of any class of Offered Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts, Prepayment Interest Shortfalls or Interest Carryforward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Principal Balance is increased as a result of any Subsequent Recovery. The ratings on the Offered Certificates do not address the likelihood of the payment of any Interest Carryforward Amount, Basis Risk Carry Forward Amount or Prepayment Interest Shortfalls.

Pursuant to the Trust Agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, to be held in trust as part of the Trust Fund, by the Securities Administrator. The Excess Reserve Fund Account will not be an asset of any REMIC. Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the Trust Agreement. Holders of the Offered Certificates will be entitled to receive payments, to the extent described in the prospectus supplement, from the Excess Reserve Fund Account pursuant to the Trust Agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class XP Certificates. Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

Subordination and Allocation of Losses

The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in the final term sheet or this term sheet supplement. The support provided by the Subordinate Certificates to the related Senior Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such related Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the related Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the related Subordinate Certificates and by the allocation of Realized Losses to the related Subordinate Certificates. In addition, if a Sequential Trigger Event is in effect, any Senior Support Certificates will provide credit support to the related Super Senior Certificates, if any, as described under “Description of the Certificates— Allocation of Principal Payments to Senior Certificates,” if applicable.

In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those related classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations and by the allocation of Realized Losses to the related Subordinate Certificates in reverse order of numerical designation.

A “Realized Loss” on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from the disposition of such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust Fund and modifications of defaulted Mortgage Loans.

Realized Losses realized during any calendar month will be allocated on each Distribution Date first, to Net Monthly Excess Cash Flow; second, by a reduction in the Overcollateralized Amount until reduced to zero; and third, to the related Subordinate Certificates in reverse numerical order, and, if so specified in the final term sheet and/or the prospectus supplement, to certain designated classes of Senior Certificates, in each case first, in reduction of the related Interest Carryforward Amount (without taking into account interest payable thereon), if any, that is outstanding with respect to such class of certificates; and second, in reduction of the related Class Principal Balance, until the Class Principal Balance of each such class has been reduced to zero. If applicable, because, for example, the Track 1 Subordinate Certificates represent interests in certificates related to the Track 1 Loan Group, the Class Principal Balances of the Track 1 Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of losses on the Mortgage Loans in any of the Loan Groups in the Track 1 Loan Group. Therefore, the allocation to the Track 1 Subordinate Certificates of Realized Losses on the Mortgage Loans in any Loan Group in the Track 1 Loan Group will increase the likelihood that future losses may be allocated to the Senior Certificates related to a Loan Group in the Track 1 Loan Group which did not incur the loss. The same concepts described in this paragraph would be applicable to other Tracks, if any.

Amounts received in respect of principal on a Mortgage Loan, net of the reasonable fees of the related Servicer associated with the recovery of such Mortgage Loan, that has previously been allocated as a Realized Loss to a class of certificates (“Subsequent Recoveries”) will be treated as a principal prepayment. In addition, the Class Principal Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance.

Overcollateralization Provisions

The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Offered Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related Mortgage Loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates as described above on any Distribution Date will be paid as set forth in the Trust Agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts, Interest Carryforward Amounts, or Prepayment Interest Shortfalls.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans for that Distribution Date over (b) the aggregate Class Principal Balance of the Offered Certificates as of that date (after taking into account distributions of principal on those certificates on that Distribution Date) and (c) the aggregate amount of Interest Carryforward Amounts, if any, that are payable to any Offered Certificates as a result of Net Deferred Interest is the “Overcollateralized Amount” as of that Distribution Date. The Trust Agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an Extra Principal Distribution Amount. The required level of the Overcollateralized Amount with respect to a Distribution Date is the Specified Overcollateralized Amount and is set forth in the definition of Specified Overcollateralized Amount below. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not “step down.” Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

In the event that a Specified Overcollateralized Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount (as defined herein) otherwise exists, the Trust Agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will be distributed to the holders of the Class XP Certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts, Interest Carryforward Amounts or Prepayment Interest Shortfalls to the Offered Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will instead be distributed to the holders of the Class XP Certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts, Interest Carryforward Amounts or Prepayment Interest Shortfalls to the Offered Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (as defined herein) (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Offered Certificates, less (if so provided in the final term sheet and/or the prospectus supplement) Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment.

Definitions Related to Priority of Distributions and Overcollateralization

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the Trustee, with respect to the Mortgage Loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and the Trustee, if any, payable with respect to that Distribution Date: (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the Due Date in the related Due Period and received by the Servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Servicing Fee Rate for that Distribution Date, together with any related Delinquency Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans received by the Servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of Prepayment Interest Shortfalls for that Distribution Date, (iv) the proceeds from repurchases of Mortgage Loans received with respect to that Distribution Date, and (v) all proceeds received with respect to any optional purchase (as described under “—Optional Purchase of the Mortgage Loans” below). The holders of the Class XP Certificates will be entitled to all Prepayment Premiums received by the Trust Fund in respect of the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

“Basic Principal Distribution Amount” means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

“Class M-1 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such that Distribution Date, less the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-7 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-8 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-9 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“Class M-10 Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the remaining Principal Distribution Amount for such Distribution Date after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount and the Class M-9 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for such Distribution Date (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount and the Class M-9 Principal Distribution Amount on such Distribution Date) and (b) the excess of (1) the sum of (A) the aggregate Class Principal Balance of the Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount and the Class M-9 Principal Distribution Amount on such Distribution Date) and (B) the Class Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date, less the Overcollateralization Floor.

“COFI ” means the interest rate set in the COFI Loan Index applicable to the COFI Certificates on any Distribution Date. See “—Calculation of COFI” above.

“Condemnation Proceeds” means all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Credit Enhancement Percentage” means, for any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

“Deferred Interest” means the amount of interest that is deferred and added to the principal balance of a Mortgage Loan due to the negative amortization feature as described in this term sheet supplement.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

“Excess Overcollateralized Amount” is described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Excess Reserve Fund Account” has the meaning described under “Description of the Certificates—Excess Reserve Fund Account” in this term sheet supplement.

“Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency for such Distribution Date.

“Interest Remittance Amount” means, with respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest relating to such Mortgage Loans in that Loan Group for that Distribution Date, less (if so provided in the final term sheet and/or the term sheet supplement) Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period and the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Net Deferred Interest” means on any Distribution Date, the excess, if any, of Deferred interest that accrued on the related Mortgage Loans during the related Due Period, over the sum of (i) the amount of principal prepayments received on the Mortgage Loans during the Prepayment Period related to that Distribution Date and (ii) interest received on the Mortgage Loans in excess of the Accrued Certificate Interest for all classes of Offered Certificates.

“Net Monthly Excess Cash Flow” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“Overcollateralized Amount” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Overcollateralization Deficiency” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Overcollateralization Floor” means 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

“Overcollateralization Reduction Amount” has the meaning described under “Description of the Certificates—Overcollateralization Provisions” in this term sheet supplement.

“Principal Distribution Amount” has the meaning described under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this term sheet supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during the related Due Period and received by the applicable Servicers on or prior to the related Determination Date or advanced by the applicable Servicers for the related Servicer Remittance Date; (ii) except, if so provided in the final term sheet for a class of certificates and/or the prospectus supplement, to the extent applied to offset Deferred Interest, all full and partial principal prepayments received on the Mortgage Loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each Mortgage Loan that was repurchased with respect to that Distribution Date, and (v) the portion of the proceeds received with respect to any optional purchase (as described under “—Optional Purchase of the Mortgage Loans” below), to the extent they relate to principal.

“Reference Banks” means leading banks selected by the Securities Administrator (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date.

“Senior Principal Allocation Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of any Senior Certificate Group and the Mortgage Loans in the related Loan Group, the numerator of which is (x) the portion of the Principal Remittance Amount for that Distribution Date that is attributable to principal received or advanced on the Mortgage Loans in the related Loan Group and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Senior Principal Distribution Amount” means, as of any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for such Distribution Date, the Principal Distribution Amount for such Distribution Date, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for such Distribution Date, the lesser of (a) the Principal Distribution Amount for such Distribution Date and (b) the excess of (1) the aggregate Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (x) the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement or the percentage specified in the final term sheet and/or the prospectus supplement for any Distribution Date on or after the Distribution Date specified in the prospectus supplement and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on such that Distribution Date, less the Overcollateralization Floor.

“Senior Specified Enhancement Percentage” will be specified in the related final term sheet and/or the prospectus supplement.

“Sequential Trigger Event” has the meaning described under “Description of the Certificates—Allocation of Principal Payments to Senior Certificates” in this term sheet supplement.

“Servicer Remittance Date” means, with respect to any Distribution Date, the 18th day of the month (or if such 18th day is not a Business Day, either the immediately preceding Business Day or the immediately succeeding Business Day, in each case in accordance with the provisions of the applicable Sale and Servicing Agreement).

“Sixty-Plus Delinquency Percentage” means, with respect to any Distribution Date on or after the Stepdown Date, the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the Mortgage Loans that are sixty (60) days delinquent or more, including Mortgage Loans in foreclosure, all REO properties and Mortgage Loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period.

“Specified Overcollateralized Amount” means, (i) prior to the Stepdown Date, an amount equal to a specified percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, as determined by the Rating Agencies and as provided in the final term sheet and/or the prospectus supplement; (ii) on and after the Stepdown Date but prior to the Distribution Date specified in the final term sheet and/or the prospectus supplement, provided a Trigger Event is not in effect, an amount equal to the greater of (x) a specified percentage of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, as determined by the Rating Agencies and as provided in the final term sheet and/or the prospectus supplement and (y) the Overcollateralization Floor; (iii) on and after the Stepdown Date and on and after the Distribution Date specified in the final term sheet and/or the prospectus supplement, provided a Trigger Event is not in effect, an amount equal to the greater of (x) a specified percentage of the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, as determined by the Rating Agencies and as provided in the final term sheet and/or the prospectus supplement and (y) the Overcollateralization Floor; and (iv) on and after the Stepdown Date if a Trigger Event is in effect, the Specified Overcollateralized Amount will remain the same as the prior period’s Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring. When the Class Principal Balance of each class of Offered Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

“Stated Principal Balance” means, as to any Mortgage Loan and as of any date of determination, (i) the sum of (A) the principal balance of the Mortgage Loan at the Cut-Off Date after giving effect to payments of principal due on or before such date (whether or not received) and (B) any amount by which the outstanding principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to such date, minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the applicable Servicer on or advanced prior to the related Determination Date or advanced by the applicable Servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the earlier to occur of (a) the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date specified in the final term sheet and/or the prospectus supplement and (ii) the first Distribution Date on which the Credit Enhancement Percentage for the Senior Certificates is greater than or equal to the Senior Specified Enhancement Percentage.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Total Monthly Excess Spread” means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the Mortgage Loans by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Servicer Remittance Date, net of expenses used to determine the Servicing Fee Rate less Net Swap Payment Amounts and any Swap Termination Payments owed to the Swap Provider other than a Defaulted Swap Termination Payment, over (y) the amounts paid to the classes of certificates pursuant to clause (i) of the seventh full paragraph under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement.

“Trigger Event” means with respect to any Distribution Date, the circumstances in which (i) (a) on or after the Stepdown Date, but before the Distribution Date specified in the related final term sheet and/or the prospectus supplement, the Sixty-Plus Delinquency Percentage, as determined on that Distribution Date, exceeds the percentage of the Senior Enhancement Percentage specified in the related final term sheet and/or the prospectus supplement as of the last day of the prior Due Period or (b) on or after the Distribution Date specified in the related final term sheet and/or the prospectus supplement, the Sixty-Plus Delinquency Percentage, as determined on that Distribution Date, exceeds the percentage of the Senior Enhancement Percentage specified in the related final term sheet and/or the prospectus supplement as of the last day of the prior Due Period or (ii) on or after the Distribution Date specified in the related final term sheet and/or the prospectus supplement, the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages described in the related final term sheet and/or the prospectus supplement with respect to such Distribution Date.

“Unpaid Interest Amount” for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Interest Rate Swap Agreement

If so specified in the final term sheet and/or the prospectus supplement, on the closing date the Supplemental Interest Trust will enter into an interest rate swap agreement with the swap provider identified in the final term sheet and/or the prospectus supplement (such entity, the “Swap Provider”). Any Swap Provider so identified will have the Required Swap Provider Rating (as defined below).

The Significance Percentage of the interest rate swap agreement will be less than 10% as of the Closing Date. The Significance Percentage is calculated by reference to the “Significance Estimate” of the interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments. The “Significance Percentage”  is the percentage that the amount of the Significance Estimate represents of the aggregate principal balance of the Mortgage Loans.

Under the interest rate swap agreement, with respect to the Distribution Dates specified in the final term sheet and/or the prospectus supplement, the Supplemental Interest Trust will pay to the Swap Provider fixed payments at the per annum rate specified in the final term sheet and/or the prospectus supplement (on an actual/360 basis), and the Swap Provider will pay to the Supplemental Interest Trust, floating payments at a rate of One-Month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to the scheduled notional amount set forth in the final term sheet and/or the prospectus supplement. To the extent that a fixed payment exceeds the floating payment payable with respect to the Distribution Dates specified in the final term sheet and/or the prospectus supplement, amounts otherwise available to certificateholders will be applied on each such Distribution Date to make a net payment to the Swap Provider (each, a “Net Swap Payment Amount” ) thus reducing the amount available to make payments on the certificates, and to the extent that the floating payment exceeds the fixed payment payable with respect to the Distribution Dates specified in the final term sheet and/or the prospectus supplement, the Swap Provider will owe a net payment to the Supplemental Interest Trust on the business day preceding such Distribution Date (each, a “Net Swap Receipt Amount” ) and the amount received by the Supplemental Interest Trust under the interest rate swap agreement will increase the amount available to make payments on the certificates.

All net payments due to the Swap Provider under the interest rate swap agreement will be paid by the Supplemental Interest Trust, which will receive distributions from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under “—Distributions of Interest, Principal and Excess Cash Flow” above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider will be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Provider will be paid by the Supplemental Interest Trust from distributions received from the Securities Administrator on a subordinated basis. However, to the extent any payments are received by the Supplemental Interest Trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced will have first priority to those payments over certificateholders, the Master Servicer and Securities Administrator acting as the trustee of the Supplemental Interest Trust, and the Supplemental Interest Trust will pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Supplemental Interest Trust) that is being replaced immediately upon receipt. See “—Distributions of Interest, Principal and Excess Cash Flow” above.

A “Swap Termination Payment”  is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Provider pursuant to the interest rate swap agreement as a result of an early termination of the interest rate swap agreement.

The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

•	failure to pay;

•	bankruptcy and insolvency events; and

•	a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

Early termination events under the interest rate swap agreement include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable);

•
a tax event (which generally relates to the Swap Provider to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

•
a tax event upon merger (which generally relates to the Swap Provider receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger);

•	if the Trust Agreement is amended in a manner adverse to the Swap Provider without the prior written consent of the Swap Provider where written consent is required; and

•	upon the exercise of the right to purchase the Mortgage Loans as described in this term sheet supplement under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

“Defaulted Swap Termination Payment”  means any termination payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

The Swap Provider and the Securities Administrator, on behalf of the Supplemental Interest Trust will enter into a credit support annex in relation to the interest rate swap agreement to protect the Supplemental Interest Trust against future ratings downgrades of the Swap Provider that might otherwise hinder the ability of the Swap Provider to continue its obligations under the interest rate swap agreement. The Securities Administrator, on behalf of the Supplemental Interest Trust, will establish a segregated collateral account to hold any collateral amounts required to be posted by the Swap Provider under the credit support annex. Where a termination event occurs with respect to the Swap Provider under the interest rate swap agreement, or where the Swap Provider fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap provider or a guarantor that meets established criteria of the Rating Agencies, the Securities Administrator may be required to make payments from the segregated collateral account to the Swap Provider if amounts are due to such party under the terms of the credit support annex. The Securities Administrator will deposit into the segregated collateral account any amounts posted as collateral by the Swap Provider and will remit interest earned on such amounts to the Swap Provider pursuant to the terms of the credit support annex and to the extent earned by the Securities Administrator. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to Certificateholders.

In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement (such event, a “Downgrade Terminating Event” ) if (x) any Rating Agency rating the Swap Provider and the Certificates downgrades the Swap Provider (or its guarantor) below the Approved Ratings Threshold (but the Swap Provider (or its guarantor) has a rating of at least “BBB+”, if applicable, by S&P, at least “A3” or “Prime-2”, if applicable, by Moody’s and at least “BBB-”, if applicable, by Fitch) or S&P, Moody’s or Fitch withdraws its ratings of the Swap Provider; and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the Rating Agencies):

(i) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider will transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Approved Ratings Threshold, subject to the satisfaction of the Rating Agency Condition;

(ii) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement will be guaranteed by a person or entity that satisfies the Approved Ratings Threshold, subject to the satisfaction of the Rating Agency Condition; or

(iii) within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider will take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

It will also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has a rating of less than “BBB+”, if applicable, by S&P or less than “A3” or “Prime-2”, if applicable, by Moody’s and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Provider Rating, subject to satisfaction of the Rating Agency Condition (a “Substitution Event” ).

The “Approved Ratings Threshold” means, with respect to S&P, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”, with respect to Moody’s, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”, and with respect to Fitch Ratings Limited, a long-term unsecured and unsubordinated debt rating from Fitch of “A” and a short-term unsecured and unsubordinated debt rating from Fitch of “F1”.

The “Required Swap Provider Rating ” means, with respect to S&P, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”, with respect to Moody’s, (i) if such if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”, and with respect to Fitch Ratings Limited, a long-term unsecured and unsubordinated debt rating from Fitch of “BBB-”.

The “Rating Agency Condition ” means, with respect to any particular proposed act or omission to act under the interest rate swap agreement and each Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any of the Certificates.

Finally, it will also be an additional termination event under the interest rate swap agreement if the Depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB” ), to provide any financial data relating to the Swap Provider. If such determination is made, the Swap Provider will be permitted a reasonable period of time to select a successor Swap Provider at the sole cost and expense of the terminated swap provider. If no such successor is provided, the Swap Provider will be required to pay any applicable Defaulted Provider Swap Termination Payment.

If the Supplemental Interest Trust is unable to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the interest rate swap agreement, assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

The interest rate swap agreement is scheduled to terminate by its terms following the distribution date specified in the final term sheet and/or the prospectus supplement and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the Supplemental Interest Trust and no further amounts will be paid to the Supplemental Interest Trust by the Swap Provider.

The Residual Certificates

Each class of Residual Certificates will receive $100 of principal on the first Distribution Date and will not receive any distributions of principal on any other Distribution Date. The Residual Certificates will not be entitled to interest distributions. However, on each Distribution Date, a class of Residual Certificates will receive any amounts remaining (which, with the exception of the distribution of any Fair Market Value Excess (as defined herein) as described under “—Optional Purchase of the Mortgage Loans” below, are expected to be zero) in the Certificate Account from the Available Funds after distributions of interest and principal on the regular interests and payment of expenses, if any, of the Trust Fund, together with excess Liquidation Proceeds, if any. Distributions of any remaining amounts to the Residual Certificates will be subordinate to all payments required to be made to the other classes of related certificates on any Distribution Date. The Residual Certificates will remain outstanding until the related REMIC is terminated even though they are not expected to receive any cash after the first Distribution Date (other than the distribution of any Fair Market Value Excess as described under “—Optional Purchase of the Mortgage Loans” below). See “Federal Income Tax Consequences” in this term sheet supplement and in the prospectus.

Advances

For each Mortgage Loan, the applicable Servicer will make advances to the Certificate Account on or before each Distribution Date to cover any shortfall between (i) payments scheduled to be received for that Mortgage Loan and (ii) the amounts actually collected on account of those payments (each, a “Delinquency Advance”). In determining the amount of the Delinquency Advance, the payment due on the Mortgage Loan is the minimum monthly payment due under the mortgage note, net of servicing fees. In addition, such Servicer will advance, as necessary, amounts necessary to preserve the Trust Fund’s interest in the Mortgage Loans and the related Mortgaged Properties, such as property taxes or insurance premiums that the related mortgagor failed to pay (such advances, “Servicing Advances” and, together with Delinquency Advances, “Advances”). However, if the Servicer determines, in good faith, that a Delinquency Advance would not be recoverable from insurance proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not be obligated to make an Advance. Advances are reimbursable to the Servicer from cash in the respective collection account before payments to the certificateholders if the Servicer determines that Advances previously made are not recoverable from insurance proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer (or the Trustee, acting as successor master servicer, or another successor in the event that the Master Servicer fails to make such Advances as required), acting as successor servicer, will advance its own funds to make Delinquency Advances if the applicable Servicer fails to do so (unless the Master Servicer or the Trustee, in its capacity as successor Master Servicer, or other successor servicer , as applicable, deems the Delinquency Advance to be nonrecoverable) as required under the Trust Agreement.

Upon liquidation of a Mortgage Loan, a Servicer (and the Master Servicer or the Trustee, in its capacity as successor Master Servicer, if either has made any Delinquency Advances on behalf of the Servicer) will be entitled to reimbursement of such Advances, including expenses incurred by it in connection with such Mortgage Loan. The Servicer will be entitled to withdraw (or debit) from the applicable collection account out of Liquidation Proceeds or insurance proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such proceeds to certificateholders, amounts equal to its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any Delinquency Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related collection account out of related Liquidation Proceeds or insurance proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

The rights of each Servicer or any successor servicer to receive servicing fees or other compensation (to the extent actually collected), and to be reimbursed for Advances, are senior to the rights of certificateholders to receive distributions on the certificates.

Optional Purchase of the Mortgage Loans

On any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans or a Track of Mortgage Loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans or such Track of Mortgage Loans, as applicable, as of the Cut-Off Date, the Depositor, at its option, may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of (such event, the “Auction Call”) the Mortgage Loans and all other property of the Trust Fund or the Mortgage Loans and all other property related to such Track, as applicable, on a non-recourse basis with no representations or warranties of any nature whatsoever. The Master Servicer will accommodate any such request at its sole discretion. To effectuate such sale, the Master Servicer or its designee will make reasonable efforts to sell all of the property of the Trust Fund (or the Mortgage Loans and related REO properties in the applicable Track) for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type. The Master Servicer, on behalf of the Trust Fund, will sell all of the property of the Trust Fund (or the Mortgage Loans and related REO properties in the applicable Track) to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided that (i) the sale price will not be less than Par Value (as defined herein) as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three (3) prospective purchasers (which may include the majority Class XP certificateholder) and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined. The proceeds of such sale of the trust property (other than an amount equal to the excess, if any, of the proceeds of the sale over Par Value (such excess, the “Fair Market Value Excess”) will be distributed to the holders of the related Certificates, as applicable, in accordance with the order of priorities set forth under “Description of the Certificates—Distributions of Interest, Principal and Excess Cash Flow” in this term sheet supplement. Any Fair Market Value Excess received in connection with such sale of the Mortgage Loans and REO properties will be distributed to the holders of the related Residual Certificates as provided in the Trust Agreement. The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the Trust Fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

“Par Value” means an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the Mortgage Loans (other than Mortgage Loans related to REO properties), (2) interest accrued and unpaid on the Mortgage Loans, (3) any unreimbursed Delinquency Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee, and (4) with respect to any REO property, the lesser of (x) the appraised value of each REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each Mortgage Loan related to any REO property, and (b) the sum of (1) the aggregate unpaid Class Principal Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates, (3) any unreimbursed Delinquency Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) any Net Swap Payment Amounts or any Swap Termination Payment.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the related Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise by the Depositor of its option to request the Master Servicer to solicit bids for the purchase of the assets of the Trust Fund (or of the related Track) will effect early retirement of the related Certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased. See “Administration—Termination; Optional Termination” in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on the certificates will be specified in the final term sheet and/or the prospectus supplement. The rated final Distribution Date of each class of certificates will be determined by adding one month to the maturity date of the latest maturing Mortgage Loan in the related Loan Group.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator on behalf of the Trustee, will make available to each certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based on information provided by the Servicers, setting forth:

(i)	the class factor for each class of certificates;

(ii)	the aggregate scheduled principal balance of each pool and/or group of Mortgage Loans;

(iii)	the Available Funds for such Distribution Date;

(iv)
the amount of such distributions to the holders of certificates of such class to be applied to reduce the Class Principal Balance thereof, separately identifying the amounts, if any, of any payoffs, principal prepayment amounts paid by the borrower, Liquidation Proceeds, condemnation proceeds and insurance proceeds;

(v)
the amount of such distributions to the holders of certificates of such class allocable to interest, and the Pass-Through Rate applicable to each class (separately identifying (i) the amount of such interest accrued during the calendar month preceding the month of such Distribution Date, and (ii) the amount of interest from previous calendar months);

(vi)	the aggregate amount of servicing fees and other fees and expenses paid or to be paid out of the Available Funds for such Distribution Date;

(vii)
if applicable, the aggregate amount of outstanding Delinquency Advances included in such distributions, and the aggregate amount of Advances reimbursed to the Master Servicer or Trustee or other successor Servicer during the calendar month preceding the Distribution Date;

(viii)
the (a) number, (b) weighted average interest rate and (c) weighted average stated term to maturity, of the Mortgage Loans in each Loan Group as of the last Business Day of the calendar month preceding such Distribution Date;

(ix)
the number and aggregate scheduled principal balance of Mortgage Loans as reported to the Securities Administrator by the applicable Servicer and calculated using the MBA method, (i) that are current, 30 days contractually delinquent, 60 days contractually delinquent, 90 days contractually delinquent or 120 days or more contractually delinquent), (ii) that have become REO property; (iii) as to which foreclosure proceedings have been commenced and (iv) as to which the related borrower is subject to a bankruptcy proceeding;

(x)
with respect to any Mortgaged Property acquired on behalf of certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the scheduled principal balance of the related Mortgage Loan as of the last business day of the calendar month preceding the Distribution Date;

(xi)
the aggregate Class Principal Balance of each class of certificates (and, in the case of any certificate with no Class Principal Balance, the notional amount of such class) after giving effect to the distributions to be made on such Distribution Date, and separately identifying any reduction thereof on account of Realized Losses;

(xii)
the aggregate amount of (i) payoffs and principal prepayments made by borrowers, (ii) the amount of any proceeds from any repurchase of any Mortgage Loans by a Seller; (iii) Liquidation Proceeds, condemnation proceeds and insurance proceeds, and (iv) Realized Losses incurred during the related Prepayment Period;

(xiii)	the aggregate amount of any Mortgage Loan that has been repurchased from the Trust Fund;

(xiv)	any Net Swap Payment Amounts, Net Swap Receipt Amounts, Swap Termination Payments or Defaulted Swap Termination Payments for such Distribution Date;

(xv)	the aggregate shortfall, if any, allocated to each class of certificates at the close of business on such Distribution Date; and

(xvi)	such other information as provided in the Trust Agreement.

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amount will also be expressed as a dollar amount per $1,000 denomination of certificates; provided, however, that if any class of certificates does not have a Class Principal Balance, then the amounts will be expressed as a dollar amount per 10% percentage interest. As described above under “Description of the Mortgage Pool—General,” the delinquency status of a Mortgage Loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on April 1 by April 30, that mortgage loan would be considered to be 30 days delinquent.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at any time during the calendar year was a holder of a certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a certificateholder. Such obligation will be deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s internet website. The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and requesting a copy. The Securities Administrator will have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator will provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes. The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Trust Fund through the EDGAR system.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Loan Group or Loan Groups, the rate of principal payments (including prepayments) and repurchases of the Mortgage Loans in the related Loan Group or Loan Groups, the allocations of Net Deferred Interest among the various classes of Offered Certificates, if applicable, and the rate of liquidations on the Mortgage Loans in the related Loan Group or Loan Groups. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable Pass-Through Rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay). Distributions to each Certificate Group generally relate to payments on the Mortgage Loans in the related Loan Group, except in the limited circumstances described in this term sheet supplement. Distributions to the Subordinate Certificates relate to payments on all of the Mortgage Loans in the related Loan Group or Loan Groups.

As of the Cut-off Date, the Mortgage Loans in each of the Loan Groups had remaining fixed rate periods in the ranges described above under “Description of the Mortgage Pool—General.” When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be limited by the Lifetime Cap, the Lifetime Floor, if any, and the Index then in effect. The Indices may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Lifetime Cap, and each Mortgage Loan has a Lifetime Floor, which is equal to the Margin.

Further, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and scheduled payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and scheduled payments may be significantly higher than the current mortgage interest rates and scheduled payments on the mortgagor’s adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, the Pass-Through Rate may decrease, and may decrease significantly after the mortgage interest rates on the Mortgage Loans begin to adjust. Certain of the Mortgage Loans may pay interest only and, if so, will not amortize principal for a set period from the date of their origination and thereafter begin to amortize principal.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the Trust Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would reduce the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates and expenses at the Servicing Fee Rate. Mortgage Loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage Loans with higher net mortgage rates may prepay faster than Mortgage Loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of Mortgage Loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Subordinated Certificates

The Subordinate Certificates provide credit enhancement for the certificates that have a higher payment priority, and the Subordinate Certificates may absorb losses on the Mortgage Loans. The weighted average lives of, and the yields to maturity on, the Subordinate Certificates will be progressively more sensitive, in ascending numerical order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a related Subordinate Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the Mortgage Loans may reduce the Class Principal Balance of the Subordinate Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Principal Balances of all classes of certificates plus the Interest Carryforward Amount, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the Mortgage Loans. See “Description of the Certificates—Subordination and Allocation of Losses.” In the event of such a reduction of the Class Principal Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related Mortgage Loan. If such net proceeds are less than the unpaid principal balance of the liquidated Mortgage Loan, the aggregate Stated Principal Balances of the Mortgage Loans will decline more than the aggregate Class Principal Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the Mortgage Loans, a holder of a Subordinate Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable Mortgage Loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of Realized Losses, the Subordinate Certificates may bear a disproportionate percentage of the Realized Losses on the Mortgage Loans.

For all purposes, the Subordinate Certificates with the highest numerical class designation will have the lowest payment priority of any class of Subordinated Certificates.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, therefore, the Trust Fund will suffer an interest shortfall in the amount due to certificateholders. Also, when a Curtailment is made on a Mortgage Loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagor as a result of a full or partial prepayment on a Mortgage Loan during the calendar month preceding an applicable Distribution Date, each Servicer will be required to remit to the Certificate Account on the day before each Distribution Date Compensating Interest to cover an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by the Servicer. The amount of Compensating Interest to be paid by a Servicer on any Distribution Date will generally not exceed, (i) with respect to Countrywide Servicing, the lesser of one-half of (a) its servicing fee or (b) the aggregate servicing fee actually received for such month for the Mortgage Loans, (ii) with respect to Avelo, one-half of its servicing fee and (iii) with respect to RFC, its servicing fee. In the event that the Servicer does not pay Compensating Interest as required, the Master Servicer will pay such Compensating Interest in the same amount as should have been paid by the Servicer, except that any such amount to be paid by the Master Servicer will not exceed the amount of Master Servicer’s compensation for that period.

To the extent that Compensating Interest is not paid or is paid in an amount insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date and thereafter pro rata to all classes of the Senior Certificates (including any Super Senior Certificates) related to the Loan Group in which the prepayment occurred and the related Subordinate Certificates, based upon the amount of interest to which each such class of Senior Certificates would otherwise be entitled, and the amount of interest to which a portion of the related Subordinate Certificates equal to the related Group Subordinate Amount would otherwise be entitled, in reduction of that amount.

The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the net interest rates of the Mortgage Loans. If the Mortgage Loans bearing higher interest rates, were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. This may limit the amount of, interest payable on the Offered Certificates. Changes in One-Month LIBOR may not correlate with changes in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index, MTA Loan Index or the COFI Loan Index. It is possible that a decrease in the MTA Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of Offered Certificates were to be higher than the related Net WAC Cap Rate, the Pass-Through Rates on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

The negative amortization feature of the Mortgage Loans may affect the yield on the certificates. As a result of the negative amortization of the Mortgage Loans, the outstanding principal balance of a Mortgage Loan will increase by the amount of Deferred Interest. During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the Mortgage Loan may approach or exceed the value of the related Mortgaged Property, thus increasing both the likelihood of defaults and the risk of loss on any Mortgage Loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of the Mortgage Loan) in a single payment at the maturity of the Mortgage Loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing Mortgage Loans. The rate of Deferred Interest on the Mortgage Loans will also affect the rate of principal distributions on the certificates because unscheduled principal collections on the Mortgage Loans will be applied to cover Deferred Interest on the Mortgage Loans.

The rate and timing of principal prepayments relative to the rate and timing of the creation of Deferred Interest on the Mortgage Loans will also affect the yields to maturity on the certificates. The amount of Deferred Interest, if any, with respect to Mortgage Loans for a given month will reduce the amount of interest collected on these Mortgage Loans that is available for distributions of interest on the certificates. The resulting reduction in interest collections on the Mortgage Loans will be offset, in part or in whole, by the sum of (i) full and partial principal prepayments received on the Mortgage Loans in that period and (ii) interest received on the Mortgage Loans in excess of the Accrued Certificate Interest for all classes of Offered Certificates. For any Distribution Date, the remaining Net Deferred Interest on the Mortgage Loans will reduce the Available Funds for distribution to the certificates. The Pass-Through Rate for each class of Offered Certificates for any Distribution Date will be subject to the Available Funds Rate. To the extent the Pass-Through Rate that would otherwise be paid to a class of certificates exceeds the Available Funds Rate for such class of certificates, an interest shortfall will result. Although holders of a class of certificates limited by the Available Funds Rate for any Distribution Date will be entitled to receive the resulting Interest Carryforward Amount from Net Monthly Excess Cash Flow, if any, in future periods, Net Deferred Interest could, as a result, affect the weighted average life of the related class of certificates. Only the amount by which full and partial principal prepayments received on the Mortgage Loans exceeds the amount of Deferred Interest on the Mortgage Loans, together with other scheduled and unscheduled payments of principal, will be distributed as a principal distribution on the certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. We cannot predict the extent to which Deferred Interest will accrue on the Mortgage Loans, and therefore cannot predict the extent of the effect of net Deferred Interest on the certificates.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Loan Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See “Risk Factors” in this term sheet supplement and “Yield and Prepayment Considerations” in the prospectus. Mortgagors may prepay the Mortgage Loans at any time. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Loan Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium. Conversely, a lower than expected rate of principal prepayments in a Loan Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors are encouraged to fully consider all of the associated risks.

Lack of Historical Prepayment Data

There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics which differ from the mortgage loans underlying certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac.

The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the term sheet, the prospectus supplement or below under “—Yield Considerations with Respect to the Senior Subordinate Certificates.” Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the Offered Certificates (and especially the yields to maturity on the Subordinate Certificates), prospective investors are encouraged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

Yield Considerations with Respect to any Interest Only Certificates

The yield to maturity on any Interest Only Certificates will be extremely sensitive to the level of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups. Because the interest payable to any Interest Only Certificates will based on the excess of the weighted average Net Rate of the Mortgage Loans in the applicable Loan Group over the Pass-Through Rate of related certificates applied to a notional amount equal to the aggregate Class Principal Balance of the related certificates, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Mortgage Loans in the applicable Loan Group or Loan Groups, especially those with the highest interest rates. If the Pass-Through Rate of the related certificates is equal to the weighted average Net Rate of the Mortgage Loans in the related Loan Group or Loan Groups, holders of the Interest Only Certificates will receive no distributions of interest that month. Prospective investors are encouraged to fully consider the risks associated with an investment in any Interest Only Certificates, including the possibility that if the rate of prepayments on the Mortgage Loans in the related Loan Group or Loan Groups is rapid or an optional purchase of the Mortgage Loans in the related Loan Group or Loan Groups occurs, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on any Interest Only Certificates, see the table and accompanying text under “Yield and Prepayment Considerations—Yield Considerations with Respect to any Interest Only Certificates” in the prospectus supplement, which will indicate the approximate pre-tax yields to maturity for any Interest Only Certificates (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Class Principal Balance of the Junior Subordinate Certificates, if any, related to the Mortgage Loans or a Track of Loan Groups, as applicable, is reduced to zero, the yield to maturity on the related Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans or a Track of Loan Groups, as applicable, and the timing of those losses, because the entire amount of those losses will generally be allocated first to the related offered Subordinate Certificates, in reverse order of priority.

Additional Yield Considerations Applicable Solely to the Residual Certificates

Although it is anticipated that the Residual Certificates will receive distributions only on the first Distribution Date, the Residual Certificates will remain outstanding until the related REMICs are liquidated which generally will occur either at the optional redemption date or when all amounts have been collected on the Mortgage Loans. The respective Residual Certificateholders’ after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities during the early years of each REMIC’s term that substantially exceed their distributions. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the related mortgage pool or mortgage pools. Furthermore, final regulations have been issued concerning the federal income tax consequences regarding the treatment of “inducement fees” to a purchaser of a Residual Certificate; see “Federal Income Tax Consequences” in the prospectus.

The holders of Residual Certificates are encouraged to consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this term sheet supplement, the prospectus supplement and in the prospectus.

Additional Information

Yield tables and other computational materials will be provided in the prospectus supplement. GSMSC intends to file and may have already filed with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the Offered Certificates on a Form FWP. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors.

FEDERAL INCOME TAX CONSEQUENCES

General

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this term sheet supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

For federal income tax purposes, the Securities Administrator will cause one or more REMIC elections to be made with respect to a designated portion of the Trust Fund. Each of the Excess Reserve Fund Account and the Supplemental Interest Trust will be an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h). Each class of Residual Certificates will represent the sole class of residual interest in a REMIC.

Upon the issuance of the Offered Certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of REMIC Regular Interests

The Offered Certificates (other than any class of Residual Certificates, if offered, or any class of certificates entitled to receive Basis Risk Carry Forward Amounts) will be REMIC regular interests. Any class of certificates entitled to receive Basis Risk Carry Forward Amounts (the "Cap Contract Certificates") will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Cap Contract Certificate and (ii) an interest in a limited recourse interest rate cap contract (the "Cap Contract"). See the discussion under "—Additional Considerations for the Cap Contract Certificates" below. For purposes of this summary, the REMIC regular interest corresponding to the Cap Contract Certificates along with the remaining Offered Certificates (other than a class of Residual Certificates, if offered) are referred to as the "Regular Certificates." See "Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments" in the prospectus.

All interest and original issue discount ("OID") on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Securities Administrator may treat certain classes of Regular Certificates as having been issued with OID.

The prospectus supplement will specify the prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes. No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of Offered Certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax Consequences—OID" in the prospectus.

See “Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments,” “—OID,” “—Market Discount” and “—Amortizable Premium” in the prospectus.

Additional Considerations for the Cap Contract Certificates

The REMIC regular interest corresponding to a Cap Contract Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that (i) any Swap Termination Payment or Defaulted Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class XP certificates and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Cap Rate, computed for this purpose by limiting the notional amount of the interest rate swap agreement to the aggregate Principal Balance of the Mortgage Loans and ignoring any Swap Termination Payments or Defaulted Swap Termination Payments. Any amount paid on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest, including any Basis Risk Carry Forward Amounts, will be deemed to have been paid pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Cap Contract Certificate in excess of the amount payable on the Cap Contract Certificate will be treated as having been received by the holder of that Cap Contract Certificate and then as having been paid by such holder pursuant to the Cap Contract. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Cap Contract Certificate may exceed the actual amount of distributions on the Cap Contract Certificate.

Each beneficial owner of a Cap Contract Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC Regular Interests" above. In addition, each beneficial owner of a Cap Contract Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "—The Cap Contract Component" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Cap Contract Certificates.

This discussion assumes that the rights of the holders of the Cap Contract Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Cap Contract Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Securities Administrator will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Cap Contract Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Cap Contract Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

The portion of the overall purchase price of a Cap Contract Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Contract Certificate.

Any payments to a beneficial owner of a Cap Contract Certificate of Basis Risk Carry Forward Amounts will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a certificateholder will be required to include in income the amount deemed to have been paid by such holder pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Cap Contract Certificate may have income that exceeds cash distributions on the Cap Contract Certificate, in any period and over the term of the Cap Contract Certificate. As a result, the Cap Contract Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Cap Contract Certificates

The REMIC regular interest component of Cap Contract Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Cap Contract Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract component of the Cap Contract Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code. Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. As a result of the obligations represented by the Cap Contract components, the Cap Contract Certificates generally will not be a suitable investment for a REMIC.

Special Tax Considerations Applicable to the Residual Certificates

If there are multiple Tracks of certificates, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups. In addition, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold all assets relating to the corresponding Loan Group or Loan Groups of the other Track of certificates. Certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interests issued by the lower tier REMICs. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

If the Mortgage Loans are not grouped into Tracks, certain of the Residual Certificates will represent the residual interest in the lower tier REMIC that will hold the Mortgage Loans and certain of the Residual Certificates will represent the residual interest in the upper tier REMIC, which will hold all the regular interest issued by the lower tier REMIC. All of the certificates other than the Residual Certificates will represent ownership of regular interest in the upper tier REMIC.

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The Residual Certificates will remain outstanding for federal income tax purposes until there are no other related certificates outstanding. Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

The Residual Certificates will be considered to represent “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. Accordingly, the Residual Certificates are subject to certain restrictions on transfer and any prospective transferee will be required to furnish the Securities Administrator with an affidavit as described below and under “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability. In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.

The Internal Revenue Service (the “IRS”) has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the related REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate. Any transferee receiving consideration with respect to a Residual Certificate is encouraged to consult its tax advisors.

Restrictions on Transfer of the Residual Certificates

The REMIC provisions of the Code impose certain taxes on (i) transferors of Residual Certificates to, or agents that acquire Residual Certificates on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an “electing large partnership”) with regard to the Residual Certificates to the extent it has received an affidavit from each owner thereof indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The Trust Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the Securities Administrator an affidavit, substantially in the form set forth in the Trust Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Residual Certificate as an agent (i.e., as a broker, nominee, or other middleman thereof) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Residual Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Residual Certificate as such taxes become due, (iv) will not cause the income attributable to such Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Residual Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in writing to the Securities Administrator in the form set forth in the Trust Agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

In addition, Treasury Regulations require either that (i) the transferor of a Residual Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or (ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the Trust Agreement will not require that they be met as a condition to transfer of the Residual Certificates. Holders of the Residual Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon transfer thereof. See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

Finally, the Residual Certificates may not be purchased by or transferred to any person that is not a “U.S. Person” (a “foreign person”) unless (i) such person holds such Residual Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective IRS Form W-8ECI or (ii) the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as U.S. Persons and so elects).

The Trust Agreement provides that any attempted or purported transfer of Residual Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Residual Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. The Residual Certificates will contain a legend describing the foregoing restrictions.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

For further information regarding the federal income tax consequences of investing in the certificates, see “Federal Income Tax Consequences” in the prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

It is expected that the Offered Certificates, other than certain Offered Subordinate Certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The appropriate characterization under various legal investment restrictions of the Certificates that will not constitute “mortgage related securities,” and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

Except as to the status of certain classes of the Offered Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Certificates.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account (each, a “Plan”). Plans, insurance companies or other persons investing Plan assets (see “ERISA Considerations” in the prospectus) are encouraged to carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter’s exemption, as described under “ERISA Considerations—Underwriter Exemption” in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the Senior Certificates (other than any Senior Support Certificates and the Residual Certificates). However, the underwriter’s exemption contains several conditions, including the requirement that an affected Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The underwriter’s exemption permits, among other things, Plans to purchase and hold the offered Senior Certificates (other than an offered Senior Support Certificate or an offered Residual Certificate) if they are rated “AA-” (or its equivalent) or better at the time of purchase and applies to residential and home equity loans that are less than fully secured, subject to certain conditions. See “ERISA Considerations—Underwriter Exemption” in the prospectus.

Any person purchasing an offered Senior Certificate, other than any offered Senior Support Certificate or any offered Residual Certificate (an “ERISA-Restricted Swap Certificate”), otherwise eligible for purchase by Plans under the underwriter’s exemption, which ERISA-Restricted Swap Certificate entitles the holder to receive payments under the interest rate swap agreement from the supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such ERISA-Restricted Swap Certificate without the right to receive payments from the supplemental interest trust, together with the right to receive such payments.

GSMSC believes that the acquisition, holding and transfer of the ERISA-Restricted Swap Certificates, excluding the right to receive the payments from the supplemental interest trust, should meet all of the conditions of the underwriter’s exemption (other than those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of such Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the ERISA-Restricted Swap Certificates without the right to receive payments from the supplemental interest trust during the term of the interest rate swap agreement and after the termination of the interest rate swap agreement satisfies the terms and conditions of the underwriter’s exemption. See “ERISA Considerations” in the prospectus.

The rating of such ERISA-Restricted Swap Certificate may change. If the rating of such class of ERISA-Restricted Swap Certificates declines below the lowest permitted rating, certificates of that class may no longer be eligible for relief under the underwriter’s exemption (although a Plan that had purchased such certificate of that class when such certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase such ERISA-Restricted Swap Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The underwriter’s exemption may not apply to the acquisition, holding or resale of the right to receive payments from any supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another exemption is available. Accordingly, prior to the termination of the interest rate swap agreement, no Plan or other person using Plan assets may acquire or hold an ERISA-Restricted Swap Certificate otherwise eligible for the underwriter’s exemption, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the ERISA-Restricted Swap Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire such ERISA-Restricted Swap Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Each beneficial owner of an ERISA-Restricted Swap Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of such ERISA-Restricted Swap Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such ERISA-Restricted Swap Certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions, the non-fiduciary service provider under Section 408(b)(17) of ERISA described immediately above or another administrative or statutory exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with an interest rate swap agreement, any ERISA-Restricted Swap Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the restrictions discussed herein, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph will indemnify to the extent permitted by law and hold harmless the Depositor, the Securities Administrator, the Trustee, the Master Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Any fiduciary or other investor of Plan assets that proposes to own the ERISA-Restricted Swap Certificates on behalf of or with Plan assets of any Plan is encouraged to consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter’s exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See “ERISA Considerations” in the prospectus.

A governmental plan, as described in Section 3(32) of ERISA, is not subject to the provisions of Title I of ERISA or Section 4975 of the Code. However, such a plan may be subject to provisions of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of a governmental plan proposing to invest in the offered certificates are encouraged to consult with their advisors regarding the applicability of any such similar law to their investment in the Offered Certificates and the need for, and availability of, any exemptive relief under applicable law. GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Because the characteristics of the Offered Certificates, other than the ERISA-Restricted Swap Certificates, may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA, the purchase and holding of any class of offered certificates, other than the ERISA-Restricted Swap Certificates, by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the offered Senior Support Certificates, the offered Subordinate Certificates and the offered Residual Certificates, if any, may not be transferred to a Plan or a governmental plan or to any persons acting on behalf of or investing the assets of a Plan or a governmental plan. The offered Senior Support Certificates, the offered Subordinate Certificates and the offered Residual Certificates, if any, may be purchased by an insurance company which is purchasing such certificates with funds contained in an insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the offered Senior Support Certificates, the offered Subordinate Certificates and the offered Residual Certificates are covered under Sections I and III of PTCE 95-60.

METHOD OF DISTRIBUTION

GSMSC has agreed to sell to Goldman, Sachs & Co. (the “Underwriter”), and the Underwriter has agreed to purchase, all of the Offered Certificates other than a 0.01% percentage interest in each Residual Certificate that Wells Fargo Bank, in its capacity as Securities Administrator, will retain. An underwriting agreement between GSMSC and the Underwriter governs the sale of the Offered Certificates. The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to GSMSC and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

The Underwriter is an affiliate of the Depositor, GSMC and Avelo.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings from at least one of Fitch, S&P and Moody’s as set forth in the term sheet. S&P, Moody’s and Fitch will monitor any of their ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P, Moody’s or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement to such Offered Certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the Offered Certificates’ yield attributable to prepayments or recoveries on the related Mortgage Loans.

The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See “Risk Factors” and “Yield and Prepayment Considerations” in this term sheet supplement.

Interest Only Certificates are extremely sensitive to prepayments, which the ratings on the certificates do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

GSMSC has not requested a rating on the Offered Certificates by any rating agency other than one or more of the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating it would assign. A rating on the Offered Certificates by another rating agency may be lower than the rating assigned to the Offered Certificates by the Rating Agencies.

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

A

Accrued Certificate Interest	S-104
Adjustment Date	S-44
Advances	S-129
Applied Realized Loss Amount	S-111
Approved Ratings Threshold	S-128
Assessment of Compliance	S-98
Attestation Report	S-99
Auction Call	S-130
Available Funds	S-116
Available Funds Rate	S-107
Avelo	S-84

B

Basic Principal Distribution Amount	S-116
Basis Risk Carry Forward Amount	S-113
Basis Risk Payment	S-113
Basis Risk Shortfall	S-113

C

Cap Contract	S-139
Cap Contract Certificates	S-139
Certificate Account	S-41
Certificate Group	S-103
Certificate Principal Balance	S-102
Class M-1 Principal Distribution Amount	S-116
Class M-10 Principal Distribution Amount	S-120
Class M-2 Principal Distribution Amount	S-117
Class M-3 Principal Distribution Amount	S-117
Class M-4 Principal Distribution Amount	S-117
Class M-5 Principal Distribution Amount	S-118
Class M-6 Principal Distribution Amount	S-118
Class M-7 Principal Distribution Amount	S-119
Class M-8 Principal Distribution Amount	S-119
Class M-9 Principal Distribution Amount	S-120
Class Principal Balance	S-102
Closing Date	S-102
Code	S-139
COFI	S-121
COFI Loan Index	S-65
Compensating Interest	S-104
Condemnation Proceeds	S-121
Conduit Program	S-44
Countrywide Home Loans	S-44
Countrywide Servicing	S-44
Credit Enhancement Percentage	S-121
Custodian	S-41
Cut-Off Date	S-41

D

DBNTC	S-75
Defaulted Swap Termination Payment	S-127
Deferred Interest	S-121
Delinquency Advance	S-129
Depositor	S-41
Distribution Date	S-103
Downgrade Terminating Event	S-127
Due Date	S-43
Due Period	S-121

E

Eleventh District	S-65
ERISA	S-145
Escrow Account	S-97
Events of Default	S-99
Excess Overcollateralized Amount	S-116
Excess Reserve Fund Account	S-113
Extra Principal Distribution Amount	S-121

F

Fair Market Value Excess	S-130
FHLBSF	S-65
Fitch	S-102

G

Group Subordinate Amount	S-104
GSMC	S-74
GSMSC	S-41

H

Hybrid Payment Adjustment Date	S-45

I

Index	S-43
Interest Accrual Period	S-104
Interest Carryforward Amount	S-107
Interest Only Certificates	S-102
Interest Remittance Amount	S-122

IRS	S-142
Issuing Entity	S-41

J

Junior Subordinate Certificates	S-102

L

Lender Paid Mortgage Insurance Rate	S-104
LIBOR Determination Date	S-122
Lifetime Cap	S-44
Lifetime Floor	S-44
Liquidated Mortgage Loan	S-112
Liquidation Proceeds	S-112
Loan Group	S-43

M

Margin	S-44
Master Servicer	S-41
Master Servicer Account	S-41
Master Servicer Event of Default	S-81
Master Servicing Fee	S-79
MERS	S-67
Moody’s	S-102
Mortgage Loan Schedule	S-67
Mortgage Loans	S-41
Mortgaged Property	S-43
MTA Loan Index	S-65

N

Net Deferred Interest	S-122
Net Monthly Excess Cash Flow	S-116
Net Rate	S-104
Net Rate Cap	S-106
Net Swap Payment Amount	S-126
Net Swap Receipt Amount	S-126
Net WAC Cap Rate	S-106
Notional Amount	S-102

O

Offered Certificates	S-102
OID	S-139
One-Month LIBOR	S-122
One-Year LIBOR Loan Index	S-65
Overcollateralization Deficiency	S-115
Overcollateralization Floor	S-122
Overcollateralization Reduction Amount	S-116
Overcollateralized Amount	S-115

P

Par Value	S-130
Pass-Through Rate	S-106
Payment Adjustment Date	S-45
Payment-Option Payment Adjustment Date	S-45
Plan	S-145
Prepayment Interest Shortfall	S-104
Prepayment Period	S-110
Prepayment Premium	S-64
Principal Distribution Amount	S-107
Principal Remittance Amount	S-123
PTCE 95-60	S-147

Q

Quicken Loans	S-44

R

Rating Agencies	S-102
Rating Agency Condition	S-128
Realized Loss	S-114
Record Date	S-103
Reference Banks	S-123
Regular Certificates	S-139
Regulation AB	S-128
Relief Act Shortfall	S-112
Required Swap Provider Rating	S-128
Residual Certificates	S-102
RFC	S-44

S

S&P	S-102
Sale and Servicing Agreement	S-44
Scheduled Payments	S-97
Sections	S-139
Securities Administrator	S-41
Securities Administrator Fee	S-77
Seller	S-44
Senior Certificate Group	S-111
Senior Certificates	S-102
Senior Enhancement Percentage	S-123
Senior Principal Allocation Percentage	S-123
Senior Principal Distribution Amount	S-123
Senior Specified Enhancement Percentage	S-123
Senior Subordinate Certificates	S-102
Senior Support Certificates	S-102
Sequential Trigger Event	S-111
Servicer	S-84
Servicer Event of Default	S-100
Servicer Remittance Date	S-124
Servicing Advances	S-129
Servicing Fee Rate	S-97
Significance Estimate	S-125
Significance Percentage	S-125
Six-Month LIBOR Loan Index	S-65
Sixty-Plus Delinquency Percentage	S-124
SMMEA	S-145
Specified Overcollateralized Amount	S-124
Sponsor	S-74
Stated Principal Balance	S-124
Stepdown Date	S-124
Subordinate Certificates	S-102

Subsequent Recoveries	S-115
Subsequent Recovery	S-112
Substitution Event	S-128
Super Senior Certificates	S-102
Supplemental Interest Trust	S-112
Swap Provider	S-125
Swap Termination Payment	S-126

T

Telerate Page 3750	S-124
Total Monthly Excess Spread	S-125
Track	S-103
Track 1 Loan Group	S-43
Track 2 Loan Group	S-43
Track Loan Group	S-43
Trigger Event	S-125
Trust Agreement	S-41
Trust Fund	S-41
Trustee	S-41

U

U.S. Person	S-143
Underwriter	S-147
Unpaid Interest Amount	S-125

W

Wells Fargo Bank	S-76

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities. This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

________________

GS Mortgage Securities Corp.
Depositor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

Avelo Mortgage, L.L.C.
Countrywide Home Loans Servicing LP
Residential Funding Company, LLC
Servicers

________________

GSR Mortgage Loan

Trust 2007-OA1

________________

TERM SHEET SUPPLEMENT
________________
Goldman, Sachs & Co.